FREE WRITING PROSPECTUS

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) ON FORM S-3 (REGISTRATION NO. 333-131374) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THE DOCUMENTS WE HAVE FILED WITH THE SEC FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU SO REQUEST BY CALLING TOLL-FREE 1-866-803-9204. PLEASE CLICK HERE http://www.bearstearns.com/prospectus/bsabs OR VISIT THE FOLLOWING WEBSITE:
"www.bearstearns.com/prospectus/bsabs" FOR A COPY OF THE BASE PROSPECTUS APPLICABLE TO THIS OFFERING.

THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR COMMITMENT TO PURCHASE, SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR SIMILAR FREE WRITING PROSPECTUS RELATING TO THESE SECURITIES.

THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE SECURITIES REFERRED TO IN THIS FREE WRITING PROSPECTUS ARE BEING OFFERED WHEN, AS AND IF ISSUED. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES HAVING THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS. IF THAT CONDITION IS NOT SATISFIED, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                                  $314,927,000
                                  (APPROXIMATE)

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2006-SD2
                                 ISSUING ENTITY

                   ASSET-BACKED CERTIFICATES, SERIES 2006-SD2

                            EMC MORTGAGE CORPORATION
                                     SPONSOR

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR



_ _ _ _ _ _ _ _ _ _ _ _    The issuing entity is offering the following classes
| CONSIDER CAREFULLY   |   of certificates pursuant to this free writing
| THE RISK FACTORS     |   prospectus and the accompanying prospectus:
| BEGINNING ON PAGE    |
| S-14 IN THIS FREE    |                           ORIGINAL                                           ORIGINAL
| WRITING PROSPECTUS   |                         CERTIFICATE                                         CERTIFICATE
| AND ON PAGE 4 IN THE |                          PRINCIPAL                                           PRINCIPAL       PASS-THROUGH
| PROSPECTUS.          |          CLASS           BALANCE(1)     PASS-THROUGH RATE       CLASS       BALANCE(1)           RATE
|                      |    -----------------  --------------    -----------------     ---------     ----------     ----------------
| The certificates     |    Class A-1          $    95,000,000   Adjustable(2)(3)      Class M-2     $ 8,305,000    Adjustable(2)(3)
| represent            |    Class A-2          $   131,517,000   Adjustable(2)(3)      Class M-3     $ 5,699,000    Adjustable(2)(3)
| obligations of the   |    Class A-3          $    56,820,000   Adjustable(2)(3)      Class M-4     $ 1,140,000    Adjustable(2)(3)
| trust only and do    |    Class M-1          $    16,446,000   Adjustable(2)(3)
| not represent an     |    --------------------
| interest in or       |   (1) Approximate. The initial certificate principal
| obligation of Bear   |   balance of each class is subject to a variance of
| Stearns Asset Backed |   plus or minus 10%.
| Securities I LLC,    |   (2) The pass-through rates on these classes of
| EMC Mortgage         |   certificates are adjustable rates based on One-Month
| Corporation, Wells   |   LIBOR subject to a maximum rate, in each case as
| Fargo Bank, N.A.,    |   described under "Summary--Description of the
| JPMorgan Chase Bank, |   Certificates--Pass-Through Rates in this free writing
| N.A. or any of their |   prospectus.
| affiliates.          |   (3) Subject to a step-up if the optional termination
|_ _ _ _ _ _ _ _ _ _ _ |   right is not exercised.

                           The certificates represent interests in a pool of fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully or negatively amortizing and secured primarily by first and more junior liens on one- to four-family residential properties.

                           Credit enhancement will be provided by:

                                o  excess spread and overcollateralization
                                o  subordination of the Class M certificates
                                o  yield maintenance agreements

Distributions on the certificates will be made on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning in June 2006.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

                   The underwriter will deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear on or about June 6, 2006.

                            BEAR, STEARNS & CO. INC.
             The date of the free writing prospectus is May 26, 2006

              For use with the base prospectus dated April 5, 2006



                                TABLE OF CONTENTS


                  FREE WRITING PROSPECTUS                                      PROSPECTUS
                  -----------------------                                      ----------

SUMMARY..........................................S-5            Risk Factors........................................4
RISK FACTORS....................................S-14            Description of the Securities......................14
THE MORTGAGE POOL...............................S-32            The Trust Funds....................................24
SERVICING OF THE MORTGAGE LOANS.................S-59            Credit Enhancement.................................45
DESCRIPTION OF THE CERTIFICATES.................S-74            Servicing of Loans.................................52
YIELD, PREPAYMENT AND MATURITY                                  The Agreements.....................................61
CONSIDERATIONS.................................S-104            Material Legal Aspects of the Loans................76
USE OF PROCEEDS................................S-122            The Sponsor........................................90
FEDERAL INCOME TAX CONSEQUENCES................S-122            The Depositor......................................91
STATE TAXES....................................S-124            Use of Proceeds....................................92
ERISA CONSIDERATIONS...........................S-124            Material Federal Income Tax Considerations.........92
LEGAL MATTERS..................................S-125            Reportable Transactions...........................125
LEGAL PROCEEDINGS..............................S-126            State and Local Tax Considerations................125
AFFILIATIONS, RELATIONSHIPS AND                                 ERISA Considerations..............................125
RELATED TRANSACTIONS...........................S-126            Legal Matters.....................................135
RATINGS........................................S-126            Financial Information.............................135
LEGAL INVESTMENT...............................S-127            Available Information.............................135
AVAILABLE INFORMATION..........................S-129            Incorporation of Certain Information
REPORTS TO CERTIFICATEHOLDERS..................S-129                 by Reference.................................136
INCORPORATION OF INFORMATION BY REFERENCE......S-129            Ratings...........................................137
INDEX OF DEFINED TERMS.........................S-131            Legal Investment Considerations...................138
                                                                Plan of Distribution..............................139
SCHEDULE A -  Mortgage Loan                                     Glossary of Terms.................................140
              Statistical Data.................A-1
SCHEDULE B -  Schedule of Projected Principal
              Balances.........................B-1
ANNEX I -     Global Clearance, Settlement and
              Tax Documentation Procedures.....I-1


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. If there is conflicting information between this free writing prospectus and the accompanying prospectus, you should rely on the information in this free writing prospectus.

         Annex I and Schedule A are incorporated into and comprise a part of this free writing prospectus as if fully set forth herein.

         Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the accompanying prospectus are defined under the caption "Glossary" beginning on page S-81 of this free writing prospectus, "Index of Defined Terms" beginning on page S-131 of this free writing prospectus or "Glossary of Terms" beginning on page 140 of the prospectus.

                                    SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the accompanying prospectus carefully.

         Certain statements contained in or incorporated by reference in this free writing prospectus and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.


THE CERTIFICATES                                  DEPOSITOR

Asset-Backed Certificates, Series                 Bear Stearns Asset Backed Securities I
2006-SD2, represent beneficial ownership          LLC, a Delaware limited liability
interests in a trust fund that consists           company and a limited purpose finance
primarily of a pool of fixed rate,                subsidiary of The Bear Stearns Companies
hybrid and adjustable rate mortgage               Inc. and an affiliate of Bear, Stearns &
loans, substantially all of which are             Co. Inc.
fully or negatively amortizing and
secured primarily by first and more               SPONSOR
junior liens on one- to four-family
residential properties and certain other          EMC Mortgage Corporation, in its
property and assets described in this             capacity as a mortgage loan seller, a
free writing prospectus.                          Delaware corporation and an affiliate of
                                                  the depositor and Bear, Stearns & Co.
ORIGINATORS                                       Inc., which will sell the mortgage loans
                                                  to the depositor.
The principal originators of the
mortgage loans are Wells Fargo Bank, N.           MASTER SERVICER
A., PHH Mortgage Corporation, Washington
Mutual Bank, and SunTrust Mortgage,               Wells Fargo Bank, N.A.
Inc., with respect to approximately
30.51%, 16.93%, 15.04% and 12.22% of the          SERVICERS
mortgage loans, respectively, in each
case, by stated principal balance as of           The primary servicers of the mortgage
the cut-off date (the "cut-off date               loans are EMC Mortgage Corporation,
principal balance"). No other entity              Wells Fargo Bank, N.A., and PHH Mortgage
originated or acquired over 10% of the            Corporation, which service approximately
cut-off date principal balance of the             57.31%, 25.33% and 16.93% of the cut-off
mortgage loans.                                   date principal balance of the mortgage
                                                  loans, respectively. No other entity is
We refer you to "The Mortgage Pool" in            a servicer of at least 10% of the
this Free writing prospectus for a                cut-off date principal balance of the
description of the applicable                     mortgage loans.
underwriting criteria.

                                                  We refer you to "Servicing of the
                                                  Mortgage Loans" in this free writing
                                                  prospectus for a description of the
                                                  servicing of the mortgage loans.


                                           S-5


TRUSTEE

JPMorgan Chase Bank, N.A., a national              more junior liens on primarily
banking association.                              one- to four-family residential
                                                  properties.
SECURITIES ADMINISTRATOR
                                                  The characteristics of the mortgage
Wells Fargo Bank, N.A., a national                loans as described in this free writing
banking association                               prospectus and in Schedule A may differ
                                                  from the final pool as of the closing
PAYING AGENT AND CERTIFICATE REGISTRAR            date due, among other things, to the
                                                  possibility that certain mortgage loans
Wells Fargo Bank, N.A., a national                may become delinquent or default or may
banking association                               be removed or substituted and that
                                                  similar or different mortgage loans may
YIELD MAINTENANCE PROVIDER                        be added to the pool prior to the
                                                  closing date.
Bear Stearns Financial Products Inc., a
subsidiary of The Bear Stearns Companies          All percentages, amounts and time
Inc. and an affiliate of Bear, Stearns &          periods with respect to the
Co. Inc. and EMC Mortgage Corporation.            characteristics of the mortgage loans
                                                  shown in this free writing prospectus
ISSUING ENTITY                                    and in schedule A to this free writing
                                                  prospectus are subject to a variance of
Bear Stearns Asset Backed Securities I            plus or minus 10%.
Trust 2006-SD2, a New York common law
trust.                                            Approximately 28.81% of the mortgage
                                                  loans, by cut-off date principal
POOLING AND SERVICING AGREEMENT                   balance, are hybrid mortgage loans
                                                  which, as of the cut-off date, are in
The pooling and servicing agreement               their fixed rate period. "Hybrid
dated as of May 1, 2006, among the                mortgage loans" are fixed rate mortgage
sponsor, the master servicer, the                 loans that convert to adjustable rate
depositor, the securities administrator           mortgage loans after an initial stated
and the trustee, under which the trust            period of time ranging from one to ten
will be formed and will issue the                 years.
certificates.
                                                  For many of the hybrid mortgage loans, a
CUT-OFF DATE                                      period of time has elapsed since the
                                                  date of their origination. As a result,
The close of business on May 1, 2006.             some hybrid mortgage loans may no longer
                                                  be in their fixed rate period, or may
CLOSING DATE                                      convert to an adjustable rate within a
                                                  shorter period of time than their
On or about June 6, 2006.                         initial stated fixed rate period. The
                                                  weighted average number of months until
THE MORTGAGE LOANS                                the next (or in the case of hybrid loans
                                                  in their fixed rate period, initial)
The aggregate principal balance of the            interest rate adjustment date for each
mortgage loans as of the cut-off date is          mortgage loan is indicated in the table
approximately $325,674,338. The mortgage          below.
loans are fixed, hybrid and adjustable
rate mortgage loans, substantially all            The interest rate borne by the
of which are fully or negatively                  adjustable rate mortgage loans,
amortizing and secured primarily by               including the hybrid loans in their
first and                                         adjustable rate period, will adjust in
                                                  each case based on a related index
                                                  plus a fixed percentage set forth in or
                                                  computed in accordance with the related
                                                  note subject to rounding and to certain
                                                  other limitations, including an initial
                                                  cap, a subsequent periodic cap on each
                                                  adjustment date and a maximum lifetime
                                                  mortgage rate, all as more fully
                                                  described under "The Mortgage Pool" in
                                                  this


                                      S-6


free writing prospectus. As to each               Indices:
such adjustable rate mortgage loan, the               1-year CMT                 10.88%
related servicer will be responsible for              6-month LIBOR              11.36%
calculating and implementing interest                 1-year LIBOR                9.01%
rate adjustments.                                     MTA                        10.32%
                                                      Other                       0.35%
The stated principal balance of each
mortgage loan generally has been                  Types of mortgage properties:
calculated on the assumption that the                  Single family dwellings    67.14%
principal portion of all monthly                       Condominium                 8.58%
payments due with respect to each                      Planned Unit Development   17.74%
mortgage loan on or before the cut-off                 2-4 family dwellings        5.56%
date has been received.                                Townhouse                   0.59%
                                                       Co-op                       0.39%
Set forth below is certain information
regarding the mortgage loans and the              Owner Occupied                  84.63%
related mortgaged properties as of the
cut-off date. The information provided            First liens                     96.19%
is approximate. All weighted average              Second liens                     3.81%
information provided below reflects
weighting of the mortgage loans by their          State concentrations (over 5%):
stated principal balances as of the                   California                 16.41%
cut-off date.                                         Florida                    11.78%
                                                      New York                    6.87%
Schedule A, which is attached and is a                New Jersey                  5.97%
part of this free writing prospectus,                 Georgia                     5.33%
presents more detailed statistical
information relating to the mortgage                  Delinquencies:
loans. You should also refer to "The                      31-60 days              5.30%
Mortgage Pool" in this free writing
prospectus.                                       REMOVAL AND SUBSTITUTION OF A MORTGAGE
                                                  LOAN
The following table summarizes the
approximate characteristics of the                The trustee (or the custodian as its
mortgage loans as of the cut-off date:            agent) will acknowledge the sale,
                                                  transfer and assignment to it by the
Number of mortgage loans                2,059     depositor and receipt of, subject to
Aggregate principal balance      $325,674,338     further review and the exceptions, the
Average principal balance            $158,171     mortgage loans. If the trustee (or the
Range of principal balances         $3,799 to     custodian as its agent) finds that any
                                   $1,842,457     mortgage loan is defective on its face
Range of mortgage rates     2.350% to 16.375%     due to a breach of the representations
Weighted average mortgage                         and warranties with respect to that loan
   rate                                6.492%     made in the transaction agreements, the
Weighted average loan-to-value                    trustee (or the custodian as its agent)
   ratio                               77.74%     will promptly notify the sponsor of such
Range of scheduled remaining     16 months to     defect. The sponsor must then correct or
   terms to maturity               476 months     cure any such defect within 90 days from
Weighted average scheduled                        the date of notice from the trustee (or
   remaining term to maturity      328 months     the custodian as its agent) of the
                                                  defect and if the sponsor fails to
Original term:                                    correct or cure such defect within such
     0-180 months                       7.99%     period and such defect materially and
     181-360 months                    90.50%     adversely affects the interests of the
     361+ months                        1.50%     certificateholders in the related
                                                  mortgage loan, the sponsor will, in
Interest rate type:                               accordance with the terms of the pooling
      Fixed rate fully                            and servicing agreement, within 90 days
      amortizing                       54.66%     of the date of notice, provide the
      Fixed rate balloon loans          3.43%     trustee (or the custodian as its agent)
      Adjustable rate fully                       with a substitute
      amortizing                       10.83%
      Hybrid fully amortizing          31.08%


                                      S-7


mortgage loan (if within two years of             DENOMINATIONS
the closing date) or repurchase
the mortgage loan; provided that, if              For each class of offered certificates,
such defect would cause the mortgage              $25,000 and multiples of $1,000 in
loan to be other than a "qualified                excess thereof (except that one
mortgage" as defined in Section                   certificate may be issued in an amount
860G(a)(3) of the Internal Revenue Code,          equal to the remainder of that class).
any such cure or substitution must occur
within 90 days from the date such breach          REGISTRATION OF CERTIFICATES
was discovered.
                                                  The trust will issue the offered
                                                  certificates initially in book-entry
DESCRIPTION OF THE CERTIFICATES                   form. Persons acquiring beneficial
                                                  ownership interests in book-entry
GENERAL                                           certificates may elect to hold their
                                                  beneficial interests through The
The trust will issue senior and                   Depository Trust Company, in the United
subordinate certificates. Classes with            States, or Clearstream Luxembourg or
the letter "A" in their class name                Euroclear, in Europe.
represent senior interests in the
mortgage pool and we sometimes refer to           We refer you to "Description of the
these certificates as Class A                     Certificates -- Book-Entry Registration"
Certificates or senior certificates.              and "Annex I--Global Clearance,
Classes with the letter "M" in their              Settlement and Tax Documentation
class name represent subordinate                  Procedures" in this free writing
interests in the mortgage pool and we             prospectus.
sometimes refer to these certificates as
Class M Certificates.                             PASS-THROUGH RATES

The Class R Certificates, which we are            The pass-through rates for each class of
not offering by this free writing                 offered certificates may change from
prospectus, represent the residual                distribution date to distribution date.
interests in one or more real estate              The pass-through rate will therefore be
mortgage investment conduits established          adjusted on a monthly basis. Investors
by the trust.                                     will be notified of a pass-through rate
                                                  adjustment through the monthly
The trust will also issue the Class B-IO          distribution reports as described under
Certificates, which we are not offering           "Description of the Certificates -
by this free writing prospectus. We have          Reports to Certificateholders" in this
included information with respect to the          free writing prospectus. On any
Class B-IO Certificates and the Class R           distribution date, the pass-through rate
Certificates in this free writing                 per annum for each such class will be
prospectus solely to provide you a                equal to:
better understanding of the offered
certificates.                                     (a) One-Month LIBOR for the related
                                                  accrual period plus the per annum
The final scheduled distribution date             pass-through margins of:
for the offered certificates is the
distribution date in June 2036.                      o for the Class A-1 certificates,
                                                     initially [____]% and after the optional
RECORD DATE                                          termination date, [____]%,

The business day preceding the                       o for the Class A-2 certificates,
applicable distribution date so long as              initially [____]% and after the optional
the certificates remain in book-entry                termination date, [____]%,
form; and otherwise the last business
day of the month preceding the month in
which such distribution date occurs.


                                      S-8


o for the Class A-3 certificates,                 We refer you to "Description of the
  initially [____]% and after the                 Certificates - Distributions" in this
  optional termination date, [____]%,             free writing prospectus.

o for the Class M-1 certificates,                 ISTRIBUTION DATES
  initially [____]% and after the
  optional termination date, [____]%,             The paying agent will make distributions
                                                  on the certificates on the 25th day of
o for the Class M-2 certificates,                 each calendar month beginning in June
  initially [____]% and after the                 2006 to the appropriate holders of
  optional termination date, [____]%,             record. If the 25th day of a month is
                                                  not a business day, then the paying
o for the Class M-3 certificates,                 agent will make distributions on the
  initially [____]% and after the                 next business day after the 25th day of
  optional termination date, [____]%,             the month.
  and
                                                  INTEREST PAYMENTS
o for the Class M-4 certificates,
  initially [____]% and after the                 On each distribution date holders of the
  optional termination date, [____]%,             offered certificates will be entitled to
  but                                             receive:

(b) in each case subject to the interest          o  the interest that has accrued on the
  rate cap for such distribution date as             certificate principal balance of such
  described below.                                   class of certificates at the related
                                                     pass-through rate (subject to the
                                                     interest rate cap) during the related
The "optional termination date" is the               accrual period,
first distribution date that the
depositor would have the option to                plus
purchase all of the remaining trust
assets, as described under "Optional              o  any interest due on a prior
Termination" below.                                  distribution date that was not paid,

The "interest rate cap" for each of the              minus
certificates is equal to the weighted
average of the net mortgage rates of the          o  certain shortfalls in interest
mortgage loans, adjusted to an effective             collections allocated to that class
rate reflecting the accrual of interest              of certificates.
on an actual/360 basis.
                                                  The offered certificates may receive
If on any distribution date, the                  additional interest distributions as
pass-through rate for a class of offered          we have described below under
certificates is based on the interest             "Description of the Certificates --
rate cap and the amount of such                   The Yield Maintenance Agreements."
limitation exceeds the amount available
for such class from payments under the            The accrual period for the offered
applicable yield maintenance agreement,           certificates will be the period from and
the holders of the related certificates           including the preceding distribution
may receive a lesser amount of interest           date (or from the closing date, in the
than they would have received on such             case of the first distribution date) to
distribution date had the pass-through            and including the day prior to the
rate for that class not been calculated           current distribution date. Investors
based on its interest rate cap. Any such          will be notified of a pass-through rate
shortfall amounts will be carried over to         adjustment through the monthly
future distribution dates and will be paid        distribution reports.
to the extent there are available funds
therefor.                                         Calculations of interest on the offered
                                                  certificates will be based on a 360-day
                                                  year and


                                       S-9

the actual number of days                         o the Class M-2 certificates will
elapsed during the related accrual                  have payment priority over the
period.                                             Class M-3 certificates and the
                                                    Class M-4 certificates; and
PRINCIPAL PAYMENTS
                                                  o the Class M-3 certificates will
On each distribution date, distributions            have payment priority over the
of principal will be made on the offered            Class M-4 certificates.
certificates, in the priorities
described in this free writing                    Subordination provides the holders of
prospectus, if there is cash available            certificates having a higher payment
on that date for the payment of                   priority with protection against losses
principal to the applicable class.                realized when the unpaid principal
Monthly principal distributions will              balance on a mortgage loan exceeds the
generally include:                                proceeds recovered on liquidation of
                                                  that mortgage loan. In general, we
o principal payments on the                       accomplish this loss protection by
  mortgage loans and                              allocating any realized losses on the
                                                  mortgage loans, in excess of any current
o interest payments on the                        overcollateralization and excess spread,
  mortgage loans not needed to pay                among the certificates, beginning with
  interest on the certificates and                the class of subordinate certificates
  monthly fees and expenses, until                with the lowest payment priority, until
  a specified                                     the certificate principal balance of
  overcollateralization level has                 that subordinated class has been reduced
  been reached.                                   to zero. We then allocate the realized
                                                  losses to the next most junior class of
You should review the priority of                 subordinate certificates, until the
payments described under "Description of          principal balance of each class of
the Certificates - Distributions" in              subordinate certificates is reduced to
this free writing prospectus.                     zero. Realized losses will not be
                                                  allocated to the Class A Certificates,
CREDIT ENHANCEMENT                                however, investors in the Class A
                                                  Certificates should realize that under
Credit enhancement provides limited               certain loss scenarios there will not be
protection to holders of specified                sufficient interest and principal
certificates against shortfalls in                collections on the mortgage loans to pay
payments received on the mortgage loans.          the Class A Certificates all the
This transaction employs the following            interest and principal amounts to which
forms of credit enhancement:                      such certificates are then entitled.

SUBORDINATION. By issuing senior                  We refer you to "Description of the
certificates and subordinate                      Certificates--Distributions" and
certificates, the trust has increased             "--Allocation of Realized Losses" in
the likelihood that senior                        this free writing prospectus.
certificateholders will receive regular
payments of interest and principal.               EXCESS SPREAD AND OVERCOLLATERALIZATION.
                                                  We expect the mortgage loans to generate
The senior certificates will have                 more interest than is needed to pay
payment priority over the subordinate             interest on the offered certificates
certificates.                                     because we expect the weighted average
                                                  net interest rate of such mortgage loans
Among the classes of subordinate certificates:    to be higher than the weighted average
                                                  pass-through rate on such offered
o the Class M-1 certificates will                 certificates. This higher interest rate
  have payment priority over the                  will be paid on an aggregate principal
  Class M-2 certificates, the                     balance of mortgage loans that is larger
  Class M-3 certificates and the                  than the aggregate principal
  Class M-4 certificates;


                                      S-10


balance of the certificates. Interest             advances, the master servicer in general
payments received in respect of the               may be obligated to do so, as described
mortgage loans in excess of the amount            in this free writing prospectus. These
that is needed to pay interest on the             cash advances are only intended to
offered certificates and related trust            maintain a regular flow of scheduled
expenses will be used to reduce the total         interest and principal payments on the
principal balance of such certificates            certificates and are not intended to
until a required level of                         guarantee or insure against losses.
overcollateralization has been achieved.
As of the closing date, the aggregate             We refer you to "Servicing of the
principal balance of the mortgage loans as        Mortgage Loans" in this free writing
of the cut-off date will exceed the               prospectus.
aggregate principal balance of the
certificates by approximately $10,747,338.
                                                  SERVICING FEE AND MASTER SERVICING FEE
We refer you to "Description of the
Certificates -- Excess Spread and                 The master servicer will be entitled to
Overcollateralization Provisions" in              receive a fee as compensation for its
this free writing prospectus.                     YIELD MAINTENANCE AGREEMENTS activities
                                                  under the pooling and servicing
                                                  agreement equal to 1/12th of 0.015% per
The certificates will have the benefit            annum of the aggregate principal balance
of two yield maintenance agreements               of the mortgage loans as of the first
between Bear Stearns Financial Products           day of the month immediately preceding
Inc. and the trust, which will be                 such distribution date. Each of the
entered into on the closing date. The             servicers will be entitled to recover a
Class A certificates will have the                fee as compensation for its activities
benefit of one of the yield maintenance           under the related servicing agreement
agreements, and each of the Class M               equal to 1/12th of the applicable
certificates will have the benefit of             servicing fee rate multiplied by the
the other yield maintenance agreement.            stated principal balance of each
Each yield maintenance agreement                  mortgage loan serviced by it as of the
terminates in accordance with its terms           due date in the month preceding the
after the distribution date in January            month in which such distribution date
2017. We have described the amounts               occurs. The servicing fee rate will
payable under the yield maintenance               range from 0.25% to 0.50% per annum.
agreements under "Description of the              Interest shortfalls on the related
Certificates -- The Yield Maintenance             mortgage loans resulting from
Agreements" in this free writing                  prepayments in full in any calendar
prospectus. Payments under the yield              month will be offset by the related
maintenance agreements may mitigate               servicer or, if and to the extent not
against the effects of the interest rate          offset by the related servicer, by the
cap resulting from a mismatch between             master servicer on the distribution date
the weighted average mortgage rate of             in the following calendar month to the
the mortgage loans and the One-Month              extent of compensating interest payments
LIBOR-based rates on the certificates.            as described in this free writing
                                                  prospectus.
ADVANCES
                                                  OPTIONAL TERMINATION
Each servicer will make cash advances
with respect to delinquent payments of            The depositor may purchase all of the
scheduled interest and principal on the           remaining assets in the trust fund when
mortgage loans for which it acts as               the stated principal balance of the
servicer, in general to the extent that           mortgage loans and any foreclosed real
such servicer reasonably believes that            estate owned by the trust fund has
such cash advances can be repaid from             declined to or below 10% of the stated
future payments on the related mortgage           principal balance of the mortgage loans
loans. If the related servicer fails to           as of the cut-off date. We refer to this
make any required                                 distribution date as the "optional
                                                  termination date." Such a purchase will
                                                  result in the early retirement of all
                                                  the certificates.


                                           S-11


FEDERAL INCOME TAX CONSEQUENCES                   source of funds used to acquire the
                                                  certificates, is applicable to the
For federal income tax purposes, the              acquisition and holding of such
trust (other than the supplemental                certificates.
interest reserve fund and the yield
maintenance account) will comprise                We refer you to "ERISA Considerations"
multiple real estate mortgage investment          in this free writing prospectus and in
conduits, organized in a tiered REMIC             the prospectus.
structure. The certificates (other than
the Class R Certificates) will represent          RATINGS
beneficial ownership of "regular
interests" in the related REMIC                   The classes of certificates listed below
identified in the pooling and servicing           will not be offered unless they receive
agreement and rights to receive certain           the respective ratings set forth below
payments of Basis Risk Shortfall Carry            rom Standard & Poor's, a division of
Forward Amounts and certain payments              The McGraw-Hill Companies, Inc., which
under the yield maintenance agreements.           we refer to as "Standard & Poor's" and
                                                  Fitch Ratings, which we refer to as
The residual certificates will represent          "Fitch."
the beneficial ownership of the sole
class of "residual interest" in a REMIC.
Certain classes of offered certificates                          STANDARD &
may be issued with original issue                    CLASS         POOR'S      FITCH
discount for federal income tax                      -----         ------      -----
purposes.
                                                     A-1            AAA         AAA
We refer you to "Federal Income Tax                  A-2            AAA         AAA
Consequences" in this free writing                   A-3            AAA         AAA
prospectus and "Material Federal Income              M-1             AA          AA
Tax Considerations" in the prospectus                M-2             A           A
for additional information concerning                M-3            BBB         BBB
the application of federal income tax                M-4            BBB-        BBB-
laws.
                                                  A rating is not a recommendation to buy,
LEGAL INVESTMENT                                  sell or hold securities and any rating
                                                  agency can revise or withdraw such
None of the certificates will be                  ratings at any time. In general, ratings
"mortgage related securities" for                 address credit risk and do not address
purposes of the Secondary Mortgage                the likelihood of prepayments.
Market Enhancement Act of 1984.

We refer you to "Legal Investment
Considerations" in the prospectus.

ERISA CONSIDERATIONS

The Class A Certificates may be
purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security
Act of 1974 or Section 4975 of the
Internal Revenue Code of 1986 ("Plan"),
but the subordinate certificates may
only be purchased by or on behalf of a
Plan if one of a number of prohibited
transaction class exemptions, based on
the identity of the fiduciary of such
plan or arrangement or the

                              TRANSACTION STRUCTURE

                              [GRAPHIC OMITTED]

                                  RISK FACTORS

         In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate.


THE SUBORDINATE CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE SENIOR
CERTIFICATES.
                                        When certain classes of certificates
                                        provide credit enhancement for other
                                        classes of certificates it is sometimes
                                        referred to as "subordination."
                                        References in the following paragraph to "related subordinated classes" means:

                                               o    with respect to the senior
                                                    certificates, the
                                                    subordinate certificates;
                                                    and

                                               o   with respect to the Class M
                                                   Certificates, the Class M
                                                   Certificates having a higher
                                                   numerical designation.

                                        We will provide credit enhancement in
                                        the form of subordination for the
                                        certificates, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections on the mortgage loans are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans, in excess of any current overcollateralization and excess spread, are allocated to the subordinate certificates, beginning with the certificates with the lowest payment priority, until the certificate principal balance of that class has been reduced to zero. This means that with respect to the certificates offered by this free writing prospectus, realized losses on the mortgage loans would first be allocated to the Class M-4
                                        Certificates until the certificate
                                        principal balance of such Certificates
                                        is reduced to zero. Subsequent realized
                                        losses would be allocated to the next
                                        most junior class of subordinate
                                        certificates, until the certificate
                                        principal balance of that class of
                                        subordinate certificates is reduced to
                                        zero. Accordingly, if the aggregate
                                        principal balance of a subordinated
                                        class were to be reduced to zero,
                                        delinquencies and defaults on the
                                        mortgage loans would reduce the amount
                                        of funds available for distributions to
                                        holders of the remaining subordinated
                                        class or classes and, if the aggregate
                                        principal balance of all such
                                        subordinated classes were to be reduced
                                        to zero, delinquencies and defaults on
                                        the mortgage loans would reduce the
                                        amount of funds available for monthly
                                        distributions to holders of the senior
                                        certificates. Realized losses will not
                                        be allocated to reduce the certificate
                                        principal balances of the Class A
                                        Certificates; however, investors in the
                                        Class A

                                        Certificates should realize that
                                        under certain loss scenarios there will
                                        not be sufficient interest and principal collections on the mortgage loans to pay the Class A Certificates all the interest and principal amounts to which such certificates are entitled.

                                        In addition to subordination, we will
                                        provide credit enhancement through the
                                        buildup of overcollateralization. See
                                        "Risk Factors--Excess spread may be
                                        inadequate to cover losses and/or to
                                        build overcollateralization" below for a discussion of the risks relating to that form of credit enhancement.

                                        You should fully consider the risks of
                                        investing in a subordinate certificate,
                                        including the risk that you may not
                                        fully recover your initial investment as a result of realized losses.

                                        We refer you to "Description of the
                                        Certificates" in this free writing
                                        prospectus for additional information.

ADDITIONAL RISKS ASSOCIATED WITH THE
SUBORDINATE CERTIFICATES
                                        The weighted average lives of, and the
                                        yields to maturity on, the subordinate
                                        certificates will be progressively more
                                        sensitive, in the order of their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of any overcollateralization and excess spread following distributions of principal on the related distribution date, will reduce the certificate principal balance of the subordinate certificates in the reverse order of their payment priority. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery.

                                        It is not expected that the subordinate
                                        certificates will be entitled to any
                                        principal distributions until at least
                                        June 2009 or during any period in which
                                        delinquencies or losses on the mortgage
                                        loans exceed certain levels. As a
                                        result, the weighted average lives of
                                        the subordinate certificates will be
                                        longer than would otherwise be the case
                                        if distributions of principal were
                                        allocated among all of the certificates
                                        at
                                        the same time. As a result of the
                                        longer weighted average lives of the
                                        subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

                                        In addition, the multiple class
                                        structure of the subordinate
                                        certificates causes the yield of such
                                        classes to be particularly sensitive to
                                        changes in the rates of prepayment of
                                        the mortgage loans. Because
                                        distributions of principal will be made
                                        to the holders of such certificates
                                        according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by any overcollateralization, excess spread, or a class of subordinate certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

EXCESS SPREAD MAY BE INADEQUATE TO
COVER LOSSES AND/OR TO BUILD
OVERCOLLATERALIZATION
                                        The mortgage loans are expected to
                                        generate more interest than is needed to pay interest on the offered certificates because we expect the weighted average net interest rate on the mortgage loans to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on an aggregate principal balance of mortgage loans that is larger than the principal balance of the certificates. Interest payments received on the mortgage loans in excess of the amount needed to pay interest on the offered certificates and trust fund expenses, or "excess spread," will be applied on each distribution date to make additional principal payments on the offered certificates, which will reduce further the total principal balance of such offered certificates below the aggregate principal balance of the mortgage loans, thereby creating
                                        "overcollateralization," up to a
                                        specified target level.
                                        Overcollateralization is intended to
                                        provide limited protection to
                                        certificateholders by absorbing the
                                        certificate's share of losses from
                                        liquidated mortgage loans. However, we
                                        cannot assure you that enough excess
                                        spread will be generated on the mortgage loans to establish or maintain the required levels of overcollateralization. The initial amount of overcollateralization will be considerably less than the specified overcollateralization amounts that we describe in this free writing prospectus.

                                        The excess spread available on any
                                        distribution date will be affected by
                                        the actual amount of interest received,
                                        advanced or recovered in respect of the
                                        mortgage loans during the related due
                                        period. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

                                        If the protection afforded by
                                        overcollateralization is insufficient,
                                        then you could experience a loss on your investment.

THE INTEREST RATE CAP MAY REDUCE THE
YIELDS ON THE OFFERED CERTIFICATES
                                        The pass-through rates on the offered
                                        certificates are each subject to an
                                        interest rate cap based upon the
                                        weighted average of the net mortgage
                                        rates on the mortgage loans. If on any
                                        distribution date the pass-through rate
                                        for a class of offered certificates is
                                        based on the interest rate cap and the
                                        amount of such limitation exceeds the
                                        amount payable to such class out of
                                        payments under a yield maintenance
                                        agreement, the holders of the
                                        certificates will receive a smaller
                                        amount of interest than they would have
                                        received on that distribution date had
                                        the pass-through rate for that class not been calculated based on the interest rate cap. The holders of the certificates will be entitled to recover any resulting shortfall in interest on future distribution dates but only to the extent of funds available therefor. If mortgage loans with relatively higher mortgage rates prepay or default, it is more likely that the interest rate cap would limit the pass-through rate on a class of certificates and result in lower interest than otherwise would be the case.

THE OFFERED CERTIFICATES MAY NOT
ALWAYS RECEIVE INTEREST BASED ON
ONE-MONTH LIBOR PLUS THE RELATED
MARGIN
                                        The offered certificates may not always
                                        receive interest at a rate equal to
                                        One-Month LIBOR plus the applicable
                                        margin. The mortgage loans bear interest at fixed rates and various adjustable rates (and, in the case of hybrid loans during their fixed rate periods, various fixed rates), so the weighted average net mortgage rate of the mortgage loans may from time to time be lower than One-Month LIBOR plus the applicable margin. If this is the case, the interest rate on the classes of certificates will be reduced to the interest rate cap on such date. Thus, the yield to investors in such classes of certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month

                                        LIBOR rates, may result in the interest
                                        rate cap on a distribution date limiting the applicable pass-through rate to a greater extent than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the applicable margin on any of such classes of certificates during the related interest accrual period, the value of such class or classes of certificates may be temporarily or permanently reduced.

                                        To the extent interest on the offered
                                        certificates on a distribution date is
                                        limited to the interest rate cap, the
                                        difference between the interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall may be funded to the extent of payments, if any, under the yield maintenance agreements.

                                        Payments under each yield maintenance
                                        agreement are based on the lesser of the aggregate actual certificate principal balance of the related class or classes of the offered certificates and a projected certificate principal balance for such class or classes, assuming a constant prepayment rate of approximately 18% CPR, and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date. The yield maintenance agreements do not cover application of the interest rate cap if One-Month LIBOR is less than the applicable strike price set forth on Schedule B to this free writing prospectus.

                                        There can be no guarantee that the
                                        certificate principal balances of a
                                        class of offered certificates will
                                        amortize at 18% CPR, or at any other
                                        rate, that the depositor will exercise
                                        its related clean-up call option on the
                                        applicable optional termination date or
                                        that One-Month LIBOR will equal or
                                        exceed the applicable strike price. As a result of the foregoing, we cannot assure you that payments, if any, under the yield maintenance agreements will cover shortfalls which may be experienced as a result of the interest rate cap. Interest shortfalls resulting from application of the interest rate cap to the applicable pass-through rate may be paid on future distribution dates if there are sufficient available funds. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date. Each yield maintenance agreement terminates in accordance with its terms after the distribution date in January 2017, following payment, if any, of amounts owed for that distribution date under such yield maintenance agreement. We selected that date based on an assumed prepayment rate with respect to the mortgage loans (assuming no defaults or delinquencies) of 18% CPR. If the aggregate certificate principal balances of the applicable class or classes of offered certificates amortize at a rate that is slower than 18% CPR, the related yield maintenance agreement may terminate prior to the repayment in full of such class or classes of certificates.

                                        To the extent that payments on a class
                                        of offered certificates depend in part
                                        on payments to be received under the
                                        related yield maintenance
                                        agreement, the ability of the trust to
                                        make payments on such certificates will
                                        be subject to the credit risk of the
                                        Yield Maintenance Provider.

MORTGAGE LOANS WITH INTEREST-ONLY
PAYMENTS
                                        As of the cut-off date, approximately
                                        18.88% of the mortgage loans, by cut-off date principal balance, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for a period of time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

AN INVESTOR'S YIELD ON THE
CERTIFICATES WILL BE SUBJECT TO ANY
NEGATIVE AMORTIZATION ON THE MORTGAGE
LOANS
                                        Approximately 10.58% of the mortgage
                                        loans in the trust fund are negative
                                        amortization loans. Generally, after one to three months following their origination, the interest rates on the mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

                                        The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the offered certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, first by applying any excess spread with respect to the related due period and then by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the offered certificates. For any distribution date, the net deferred interest on the mortgage loans will be allocated to each class of certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those offered certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the mortgage loans. The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest on the mortgage loans will be added to the certificate principal balance of that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the applicable offered certificates, in accordance with the priorities set forth in this free writing prospectus under "Description of the
                                        Certificates--Distributions."

                                        The increase in the certificate
                                        principal balance of any class of
                                        certificates, and the reduced rate of
                                        reduction in the certificate principal
                                        balance of any such class of
                                        certificates, that results from the
                                        application of all principal collected
                                        on the mortgage loans during the related due period or prepayment period to offset the deferred interest on the mortgage loans applied to increase the principal balance of the mortgage loans during such due period or prepayment period will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the mortgage loans. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the mortgage loans on the offered certificates.

                                        If the interest rates on the mortgage
                                        loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the offered certificates to amortize more slowly.

                                        In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

CERTAIN MORTGAGE LOANS WERE
UNDERWRITTEN TO NON-CONFORMING
UNDERWRITING STANDARDS, WHICH MAY
RESULT IN LOSSES OR SHORTFALLS TO BE
INCURRED ON THE OFFERED CERTIFICATES
                                        Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

INCLUSION OF DELINQUENT AND OTHER
IMPAIRED MORTGAGE LOANS MAY INCREASE
RISK OF LOSS
                                        Approximately 5.30% of the mortgage
                                        loans, by cut-off date principal
                                        balance, were 30 days contractually
                                        delinquent. As a result, the mortgage
                                        pool may bear more risk than a pool of
                                        mortgage loans without any delinquencies but with otherwise comparable characteristics. In addition, the mortgage pool includes mortgage loans with certain impairments, which may include:

                                               o   mortgage loans that violated
                                                   the underwriting guidelines
                                                   or program guidelines under
                                                   which they were originated;

                                               o   mortgage loans that had
                                                   missing or defective loan
                                                   documentation;

                                               o   mortgage loans that were
                                                   previously delinquent;

                                               o   borrowers who may have a
                                                   record of credit write-offs,
                                                   outstanding judgments, prior
                                                   bankruptcies and other credit
                                                   items that do not satisfy the
                                                   applicable underwriting
                                                   guidelines;

                                               o   mortgage loans with low
                                                   credit scores and/or high
                                                   current loan-to-value ratios,
                                                   debt service coverage ratios
                                                   or combined amortized
                                                   loan-to-value ratios;

                                               o   seasoned mortgage loans;

                                               o   missing or deficient
                                                   appraisals (for example, the
                                                   comparable properties did not
                                                   support the appraised value);
                                                   or

                                               o   the absence of required
                                                   primary mortgage insurance.

                                        As a result of these characteristics,
                                        the mortgage loans may have increased
                                        delinquencies and losses as compared to
                                        other mortgage pools and other series of mortgage pass-through certificates issued by the depositor. To the extent not covered by credit enhancement, such increased delinquencies and losses, if any, could result in the reduction of amounts available for distribution to certificateholders.

DEFAULTS COULD CAUSE PAYMENT DELAYS
AND LOSSES
                                        There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in your receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

                                        In the event that:

                                               o   the mortgaged properties fail
                                                   to provide adequate security
                                                   for the related mortgage
                                                   loans, and

                                               o   the protection provided by
                                                   the subordination of certain
                                                   classes of certificates and
                                                   the availability of
                                                   overcollateralization are
                                                   insufficient to cover any
                                                   shortfall,

                                        you could lose all or a portion of the
                                        money you paid for your certificates.

YOUR YIELD COULD BE ADVERSELY AFFECTED
BY THE UNPREDICTABILITY OF PREPAYMENTS
                                        No one can accurately predict the level
                                        of prepayments that the trust will
                                        experience. The trust's prepayment
                                        experience may be affected by many
                                        factors, including:

                                               o   general economic conditions,

                                               o   the level of prevailing
                                                   interest rates,

                                               o   the availability of
                                                   alternative financing and

                                               o   homeowner mobility.

                                        Approximately 28.75% of the mortgage
                                        loans by stated principal balance as of
                                        the cut-off date contain due-on-sale
                                        provisions, and the related servicers
                                        intend to enforce those provisions
                                        unless doing so is not permitted by
                                        applicable law or the related servicer,
                                        in a manner consistent with reasonable
                                        commercial practice, permits the
                                        purchaser of the mortgaged property in
                                        question to assume the related mortgage
                                        loan. In addition, certain of the
                                        mortgage loans impose a prepayment
                                        charge in connection with voluntary
                                        prepayments made within up to five years after origination, which charges may, if not waived by a servicer, discourage prepayments during the applicable period. Mortgage loans still subject to such a prepayment charge constitute approximately 12.33% of the mortgage loans by stated principal balance as of the cut-off date.

                                        The weighted average lives of the
                                        certificates will be sensitive to the
                                        rate and timing of principal payments,
                                        including prepayments on the mortgage
                                        loans, which may fluctuate significantly from time to time.

                                        You should note that:

                                            o  if you purchase your
                                               certificates at a discount and
                                               principal is repaid on the
                                               mortgage loans slower than you
                                               anticipate, then your yield may
                                               be lower than you anticipate;

                                            o  if you purchase your
                                               certificates at a premium and
                                               principal is repaid on the
                                               mortgage loans faster than you
                                               anticipate, then your yield may
                                               be lower than you anticipate;

                                            o  your yield will be sensitive to
                                               the interest rate cap and to the
                                               level of One-Month LIBOR;

                                            o  since repurchases of mortgage
                                               loans as a result of breaches of
                                               representations and warranties
                                               and liquidations of mortgage
                                               loans following default have the
                                               same effect as prepayments, your
                                               yield may be lower than you
                                               expect if the rate of such
                                               repurchases and liquidations is
                                               higher than you expect;

                                            o  the overcollateralization
                                               provisions, initially and
                                               whenever overcollateralization is
                                               at a level below the required
                                               level, are intended to result in
                                               an accelerated rate of principal
                                               distributions to holders of the
                                               classes of offered certificates
                                               then entitled to distributions of
                                               principal. An earlier return of
                                               principal to the holders of the
                                               offered certificates as a result
                                               of the overcollateralization
                                               provisions will influence the
                                               yield on the offered certificates
                                               in a manner similar to the manner
                                               in which principal prepayments on
                                               the mortgage loans will influence
                                               the yield on the offered
                                               certificates; and

                                            o  you bear the reinvestment risks
                                               resulting from a faster or slower
                                               rate of principal payments than
                                               you expected.

                                        The sponsor may from time to time
                                        implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                        We refer you to "The Mortgage Pool" and
                                        " Yield, Prepayment and Maturity
                                        Considerations" in this free writing
                                        prospectus and "Material Legal Aspects
                                        of the Loans -- Due-on-Sale Clauses in
                                        Mortgage Loans" in the prospectus for a
                                        description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS MAY
EXTEND THE WEIGHTED AVERAGE LIFE AND
AFFECT THE YIELD TO MATURITY OF YOUR
CERTIFICATES
                                        Modifications of mortgage loans agreed
                                        to by the related servicer in order to
                                        maximize ultimate proceeds of such
                                        mortgage loans may extend the period
                                        over which principal is received on your certificates, resulting in a longer weighted average life. If such modifications downwardly adjust interest rates, such modifications may lower the interest rate cap on the certificates, resulting in a lower yield to maturity on your certificates.

VIOLATION OF CONSUMER PROTECTION LAWS
MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS AND THE OFFERED CERTIFICATES
                                        Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                        The mortgage loans are also subject to
                                        federal laws, including:

                                            o  the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               thereunder, which require certain
                                               disclosures to the mortgagors
                                               regarding the terms of the
                                               mortgage loans;

                                            o  the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               thereunder, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                            o  the Depository Institutions
                                               Deregulation and Monetary Control
                                               Act of 1980, which preempts
                                               certain state usury laws.

                                        Violations of certain provisions of
                                        these federal and state laws may limit
                                        the ability of the master servicer to
                                        collect all or part of the principal of
                                        or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                        Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

                                        The sponsor will represent that, as of
                                        the closing date, each mortgage loan is
                                        in compliance with applicable federal
                                        and state laws and regulations. In the
                                        event of a breach of such
                                        representation, the sponsor will be
                                        obligated to cure such breach or
                                        repurchase or replace the affected
                                        mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

A REDUCTION IN CERTIFICATE RATING
COULD HAVE AN ADVERSE EFFECT ON THE
VALUE OF YOUR CERTIFICATES
                                        The ratings of each class of offered
                                        certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                        The rating agencies may suspend, reduce
                                        or withdraw the ratings on the offered
                                        certificates at any time. Any reduction
                                        in, or suspension or withdrawal of, the
                                        rating assigned to a class of offered
                                        certificates would probably reduce the
                                        market value of such class of offered
                                        certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES
                                        The sponsor will treat its transfer of
                                        the mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                        In addition, if a servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

DEVELOPMENTS IN SPECIFIED STATES
COULD HAVE A DISPROPORTIONATE EFFECT
ON THE MORTGAGE LOANS DUE TO
GEOGRAPHIC CONCENTRATION OF MORTGAGED
PROPERTIES
                                        Approximately 16.41%, 11.78%, 6.87%,
                                        5.97% and 5.33% of the mortgage loans by cut-off date principal balance are secured by mortgaged properties located in the states of California, Florida, New York, New Jersey and Georgia, respectively. No other state constituted more than 5.00% of the mortgage loans by stated principal balance as of the cut-off date. Property in certain states, including California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides, hurricanes and other natural disasters. The sponsor will make a representation and warranty that no mortgaged property is subject to any material damage and waste as of the closing date. In the event that a mortgaged property is materially damaged as of the closing date due to a natural disaster, the sponsor will be required to repurchase the related mortgage loan from the trust. We do not know how many mortgaged properties included in the mortgage pool have been affected by recent natural disasters, including those mortgaged properties located in certain parts of the Eastern United States damaged by recent hurricanes. In addition, no assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the recent hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty.

                                        In addition:

                                            o  economic conditions in the
                                               specified states, which may or
                                               may not affect real property
                                               values, may affect the ability
                                               of borrowers to repay their
                                               loans on time;

                                            o  declines in the residential real
                                               estate market in the specified
                                               states may reduce the values of
                                               properties located in those
                                               states, which would result in an
                                               increase in the loan-to-value
                                               ratios; and

                                            o  any increase in the market value
                                               of properties located in the
                                               specified states would reduce
                                               the loan-to-value ratios and
                                               could, therefore, make
                                               alternative sources of financing
                                               available to the borrowers at
                                               lower interest rates, which
                                               could result in an increased
                                               rate of prepayment of the
                                               mortgage loans.

HURRICANE KATRINA, HURRICANE RITA AND
HURRICANE WILMA MAY ADVERSELY AFFECT
THE MORTGAGE LOANS
                                        Hurricane Katrina struck Louisiana,
                                        Mississippi, Alabama and surrounding
                                        areas on August 29, 2005, Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005 and Hurricane Wilma struck Florida and surrounding areas on October 24, 2005. Damage from these hurricanes was extensive as a result of high winds, tornados, and flooding as a result of storm surge, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. The sponsor will make a representation and warranty that mortgaged property is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and such damage materially and adversely affects the value or the interests of the certificateholders in the related mortgage loan, the sponsor will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane

                                        Katrina, Hurricane Rita and Hurricane
                                        Wilma may or may not be covered by the
                                        related hazard insurance policies.

                                        With respect to mortgage loans affected
                                        by Hurricane Katrina, if the mortgaged
                                        property is located in public and
                                        individual assistance counties as
                                        designated by FEMA (as set forth on its
                                        website www.fema.gov), EMC, as servicer
                                        of certain of the mortgage loans, ceased charging late fees and ceased certain credit reporting activity for all related mortgagors in such counties until March 1, 2006, and if reasonably prudent, it may extend such period as long as necessary. In addition, EMC as servicer of certain of the mortgage loans shall suspend all foreclosure and bankruptcy activity relating to such mortgage loans until March 1, 2006, and if reasonably prudent, it may extend such period as long as necessary.

                                        As of the cut-off date, approximately
                                        11.78% , 4.92%, 1.41%, 0.76% and 0.69%
                                        of the mortgage loans are located in the states of Florida, Texas, Louisiana, Alabama and Mississippi, respectively.

                                        No assurance can be given as to the
                                        effect of Hurricane Katrina, Hurricane
                                        Rita or Hurricane Wilma on the rate of
                                        delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these events. Any adverse impact as a result of these events may be borne by the holders of the offered certificates, particularly if the sponsor fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the borrower's ability to return to the related property, or the related borrower may have no desire to return to the related property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the offered certificates.

CREDIT SCORES ARE NOT AN INDICATOR OF
FUTURE PERFORMANCE OF BORROWERS
                                        Investors are encouraged to be aware
                                        that credit scores are based on past
                                        payment history of the borrower.
                                        Investors are encouraged not to rely on
                                        credit scores as an indicator of future
                                        borrower performance. See "The Mortgage
                                        Pool -Underwriting Guidelines" in this
                                        free writing prospectus.

THE RETURN ON YOUR CERTIFICATES MAY
BE AFFECTED BY REVISED SERVICING
PROCEDURES ADOPTED IN RESPONSE TO
TERRORIST ATTACKS
                                        In response to the terrorist attacks on
                                        September 11, 2001 in New York City and
                                        Arlington, Virginia, EMC Mortgage
                                        Corporation and certain other servicers
                                        announced the implementation of revised
                                        servicing procedures for mortgagors who
                                        have been personally or financially
                                        affected by such attacks. Certain
                                        government agencies, government
                                        sponsored entities and private financial institutions have implemented similar procedures.

                                        Such revised servicing procedures
generally include:

                                            o  increased use of repayment plans
                                               that will seek to cure
                                               delinquencies without imposing
                                               undue hardship on the affected
                                               mortgagor;

                                            o  extending due dates for
                                               payments;

                                            o  waiving or reducing late payment
                                               fees or similar fees;

                                            o  waiving deficiency balances for
                                               victims of the terrorist
                                               attacks; and

                                            o  suspending the submission of
                                               reports to credit bureaus for
                                               affected mortgagors that have
                                               delinquent mortgage loans.

                                        We can make no prediction whether
                                        mortgagors of the mortgage loans will be affected by any future terrorist attacks. However, as a result of the terrorist attacks and such revised servicing procedures, the rate of delinquencies and losses on mortgage loans made to affected mortgagors may be larger than would otherwise be the case.

THE RETURN ON YOUR CERTIFICATES COULD
BE REDUCED BY SHORTFALLS DUE TO THE
APPLICATION OF THE SERVICEMEMBERS
CIVIL RELIEF ACT AND SIMILAR STATE OR
LOCAL LAWS
                                        The Servicemembers Civil Relief Act, or
                                        the Relief Act, and similar state or
                                        local laws provide relief to mortgagors
                                        who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES
                                        The underwriter intends to make a
                                        secondary market in the offered
                                        certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this free writing prospectus information with respect to the mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of June 6, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth herein will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 5% as to any of the material characteristics described herein. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the free writing prospectus or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is May 1, 2006. The mortgage loan principal balances that are transferred to the trust will be the aggregate principal balance as of the cut off date, May 1, 2006.

         The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The mortgage loans are fixed rate, adjustable rate and hybrid mortgage loans, substantially all of which are fully amortizing and secured primarily by first and more junior liens on the related mortgaged properties. The cut-off date principal balance for fixed rate is approximately $189,183,857 and consists of 1,480 mortgage loans. The cut-off date aggregate principal balance for adjustable rate and hybrid, fully amortizing or negatively amortizing mortgage loans is approximately $136,490,480 and consists of 579 mortgage loans. The mortgage loans have original terms to maturity of not greater than 40 years.

         Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time, in some cases upon the payment of a prepayment charge during an initial period. Such prepayment charges, if not waived by a servicer, would typically discourage prepayments during the applicable period although not more than approximately 12.33% by cut-off date principal balance of the mortgage loans still provide for the payment by the mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note.

         Approximately 18.88% of the mortgage loans by cut-off date principal balance has an "interest-only" provision, which require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from two years to ten years. After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.

         Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to

               o the principal balance of such mortgage loan at the date of origination, divided by

               o    the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan and the sales price.

         With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans.

         Credit Life Insurance. Under certain circumstances, part of the proceeds of a mortgage loan are used to finance certain life insurance policies which we refer to as credit life insurance. The credit life insurance policies provide that, upon the death of the related mortgagor, an amount generally sufficient to fully repay the related mortgage loan shall be payable by the insurer. Credit life insurance premiums are financed by adding the total premium payments payable under the policy to the principal balance of the related mortgage loan. In the event of a claim under the credit life insurance policy, the insurer would pay applicable proceeds to the related servicer. Credit life insurance policies have been challenged by mortgagors as being unlawfully predatory. However, none of the proceeds of the mortgage loans in the mortgage pool have been used to finance credit life insurance.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a mortgagor's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a mortgagor's credit history at a single point, using objective information currently on file for the mortgagor at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores generally range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, that is, a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

ADJUSTABLE RATE MORTGAGE LOANS

         The adjustable rate mortgage loans are evidenced by a note bearing interest at a mortgage rate which is (or, if a hybrid mortgage loan in its fixed rate period, following conversion will be) adjusted generally monthly, semiannually, annually or less frequently to equal an index plus (or minus) a fixed percentage set forth in or computed in accordance with the related mortgage note, the sum of which is generally as specified in the related mortgage note, subject, however, to certain limitations described below. The value of the index on which each adjustment is based (as specified in the related mortgage note) generally corresponds to that available on the date on which such adjustment is made, which we refer to as an "interest adjustment date," or on a prior date. If the applicable index described therein becomes unavailable, generally an alternative index based on comparable information will become the index. The related servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

         Adjustments of the applicable mortgage rate are subject to rounding, to a maximum mortgage rate, to a minimum mortgage rate and to maximum limitations applicable to increases or decreases of the mortgage rate on an interest adjustment date, all as set forth in the related mortgage note. Some of the mortgage loans are assumable upon sale or transfer of the related mortgaged property.

         Indices

         The principal indices with respect to the adjustable rate mortgage loans are One-Year CMT, Six-Month LIBOR, One-Year LIBOR and MTA.

         1-Year CMT. Approximately 10.88% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the weekly average yield on U.S. Treasury securities, adjusted to a constant maturity of one year ("1-year CMT"). Yields on U.S. Treasury securities are estimated from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively-traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Treasury securities dealers to the Federal Reserve Bank of New York. The constant yield values are read from the yield curve at fixed maturities. This method permits, for example, estimations of the yield for one-year maturity even if no outstanding security has exactly one year remaining to maturity. Such yields of different U.S. Treasury securities are generally published in Federal Reserve Statistical Release No.
H.15 (519).

      Listed below are some of the approximate historical values of 1-year
                            CMT since January 1998:



                                   1-Year CMT*
---------------------------------------------------------------------------------------------------------------------------------
Month                   1998        1999          2000          2001       2002           2003     2004        2005       2006
------------------ ------------- ------------ ------------- ------------ ------------ --------- ---------- ---------- -----------
January 1               5.44%       4.52%         5.50%         6.11%      2.24%          1.46%    1.36%       2.77%      4.36%
February 1              5.53        4.49          5.85          5.65       2.17           1.47     1.31        2.89       4.50
March 1                 5.25        4.55          6.12          4.96       2.13           1.41     1.19        3.13
April 1                 5.28        4.67          6.20          4.78       2.24           1.30     1.24        3.38
May 1                   5.37        4.77          6.20          4.19       2.58           1.16     1.16        3.33
June 1                  5.39        4.67          6.14          4.17       2.53           1.25     1.40        3.32
July 1                  5.46        4.79          6.38          3.89       2.40           1.20     1.83        3.46
August 1                5.42        5.12          6.14          3.53       2.24           0.97     2.07        3.77
September 1             5.36        5.01          6.12          3.62       2.00           1.10     2.07        3.88
October 1               5.23        5.23          6.24          3.50       1.76           1.29     1.97        3.97
November 1              4.76        5.28          6.10          3.02       1.78           1.22     2.10        4.26
December 1              4.18        5.34          5.93          2.39       1.59           1.29     2.18        4.30


------------------
* Figures are averages of daily rates and do not necessarily correspond to 1-year CMT values determined as provided in any related notes.

         6-Month LIBOR. Approximately 11.36% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of six months ("6-month LIBOR"). The following table shows approximate historical values for 6-month LIBOR as reported by Bloomberg on the first business day of each month since January 1998:



                                  6-Month LIBOR
                                  -------------

Month                 1998          1999          2000          2001         2002         2003        2004      2005       2006
----------------- -------------- ------------ -------------- ------------ ------------ ------------ --------- ---------- ---------
January 1             5.63%         5.06%         6.21%         5.26%        2.03%        1.38%       1.22%     2.78%      4.71%
February 1            5.70          4.98          6.31          4.91         2.03         1.35        1.21      2.97       4.82
March 1               5.75          5.12          6.33          4.71         2.04         1.34        1.17      3.19
April 1               5.81          5.06          6.52          4.30         2.36         1.23        1.16      3.41
May 1                 5.75          5.07          6.78          3.98         2.12         1.29        1.38      3.54
June 1                5.78          5.25          7.11          3.91         2.08         1.21        1.58      3.71
July 1                5.75          5.58          7.00          3.69         1.95         1.12        1.94      3.92
August 1              5.59          5.74          6.90          3.45         1.87         1.21        1.98      3.95
September 1           5.25          5.94          6.76          2.52         1.80         1.20        1.99      4.00
October 1             4.98          5.96          6.72          2.12         1.71         1.16        2.20      4.23
November 1            5.15          6.11          6.64          2.03         1.60         1.23        2.32      4.47
December 1            5.07          6.07          6.20          1.98         1.47         1.27        2.63      4.63


         1-Year LIBOR. Approximately 9.01% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based on the London interbank offered rate for U.S. dollar deposits having a maturity of one year ("1-year LIBOR"). The following table shows approximate historical values for 1-year LIBOR as reported by Bloomberg on the first business day of each month since January 1998:


                                  1-Year LIBOR
                                  ------------

Month                  1998        1999         2000        2001         2002        2003        2004       2005        2006
------------------- ----------- ------------ ----------- ------------ ----------- ------------ ---------- ----------- ----------
January                5.66%       5.06%        6.75%       5.17%        2.49%       1.45%       1.48%      3.10%       4.84%
February               5.79        5.40         6.76        4.88         2.43        1.38        1.37       2.98        4.95
March                  5.89        5.25         6.94        4.67         3.00        1.28        1.35       2.55
April                  5.99        5.23         7.10        4.44         2.63        1.36        1.83       3.69
May                    5.88        5.56         7.50        4.24         2.59        1.21        2.06       3.78
June                   5.84        5.84         7.18        4.18         2.28        1.19        2.46       3.88
July                   5.82        5.89         7.08        3.82         2.09        1.27        2.43       4.16
August                 5.53        6.06         6.97        3.56         1.90        1.43        2.30       4.24
September              5.06        6.04         6.80        2.64         1.73        1.30        2.48       4.44
October                4.75        6.25         6.73        2.27         1.64        1.48        2.55       4.68
November               5.13        6.28         6.56        2.39         1.73        1.56        2.98       4.74
December               5.10        6.50         6.00        2.44         1.45        1.46        3.10       4.82


         MTA. Approximately 10.32% of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) bear interest (or, if a hybrid mortgage loan in its fixed rate period, following conversion will bear interest) based MTA. MTA is computed by determining the twelve month average yield of U.S. Treasury securities adjusted to a constant maturity of one year. The table below sets forth approximate historical average rates of MTA for the months indicated as reported on Bloomberg on the first business day of each month since January 1998:

                                                                 MTA
                                                                 ---

Month                1998         1999         2000        2001         2002         2003        2004         2005        2006
----------------- ------------ ------------ ----------- ------------ ------------ ----------- ------------ ----------- ------------
January               5.60%       4.99%        5.21%       6.00%        3.26%        1.94%       1.23%        2.02%       3.75%
February              5.58        4.94         5.34        5.87         3.06         1.86        1.23         2.17        3.89
March                 5.55        4.89         5.46        5.71         2.91         1.75        1.23         2.35
April                 5.50        4.83         5.58        5.53         2.79         1.65        1.24         2.50
May                   5.46        4.78         5.70        5.32         2.67         1.55        1.29         2.63
June                  5.44        4.76         5.79        5.10         2.55         1.45        1.38         2.74
July                  5.42        4.73         5.88        4.90         2.41         1.38        1.46         2.87
August                5.39        4.73         5.96        4.67         2.27         1.34        1.52         3.02
September             5.33        4.77         6.04        4.40         2.18         1.30        1.60         3.16
October               5.21        4.88         6.08        4.09         2.12         1.27        1.68         3.33
November              5.14        4.97         6.13        3.76         2.07         1.26        1.77         3.48
December              5.05        5.08         6.11        3.48         2.00         1.24        1.87         3.62


         The remaining adjustable rate mortgage loans, representing approximately 0.35% of the mortgage pool will bear interest based on three other indices.

NEGATIVE AMORTIZATION

         Approximately 10.58% of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

         In any given month, the mortgage loans may be subject to:

               (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

               (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

               (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

         The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this free writing prospectus sets forth in tabular format certain information about the mortgage loans as of the cut-off date. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASE

         At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the mortgagor's monthly payment and the maturity date of each mortgage note.

         In addition, the depositor will deposit with Wells Fargo Bank, N.A., as custodian and agent for the trustee, the following documents with respect to each mortgage loan:

                  (a) the original mortgage note, including any riders thereto, endorsed without recourse in the following form: "Pay to the order of JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD2, Asset-Backed Certificates, Series 2006-SD2 without recourse," with all intervening endorsements, to the extent available, showing a complete chain of endorsement from the originator to the sponsor or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof, and if the related mortgage loan is a MOM loan, noting the applicable mortgage identification number for that mortgage loan;

                  (c) except with respect to a mortgage loan that is registered on the MERS(R) System, a duly executed assignment of the mortgage to "JPMorgan Chase Bank, N.A., as trustee for certificateholders of Bear Stearns Asset Backed Securities Trust 2006-SD2, Asset-Backed Certificates, Series 2006-SD2, without recourse;" in recordable form, as described in the pooling and servicing agreement;

                  (d) originals or duplicates of all interim recorded assignments of such mortgage, if any and if available to the depositor;

                  (e) the original or duplicate lender's title policy or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and

                  (f) the original or a copy of all available assumption, modification or substitution agreements, if any.

         In general, assignments of the mortgage loans provided to the custodian on behalf of the trustee will not be recorded in the appropriate public office for real property records as to which the rating agencies advise that the omission to record therein will not affect their ratings of the offered certificates, or if MERS is identified on the related mortgage or on a properly recorded assignment of the related mortgage as the mortgagee of record solely as nominee for the sponsor and its successor and assigns.

         In connection with the assignment of any mortgage loan that is registered on the MERS(R) System, EMC will cause the MERS(R) System to indicate that those mortgage loans have been assigned by EMC to the depositor and by the depositor to the trustee by including (or deleting, in the case of repurchased mortgage loans) in the computer files (a) the code in the field which identifies the trustee, (b) the code in the field "Pool Field" which identifies the series of certificates issued in connection with such mortgage loans, and (c) a code that provides the trustee with access to such mortgage loans. Neither EMC nor the master servicer will alter these codes (except in the case of a repurchased mortgage loan).

         A "MOM loan" is any mortgage loan as to which, at origination, Mortgage Electronic Registration Systems, Inc. acts as mortgagee, solely as nominee for the originator of that mortgage loan and its successors and assigns.

         The trustee (or the custodian as its agent) will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

         In addition, the sponsor will make representations and warranties in the pooling and servicing agreement as of the cut-off date in respect of the mortgage loans. The depositor will file the pooling and servicing agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K following the closing date.

         The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

         (a) The information set forth in the mortgage loan schedule attached to the pooling and servicing agreement is true and correct in all material respects and the information provided to the rating agencies, including the mortgage loan level detail, is true and correct according to the rating agency requirements;

         (b) Immediately prior to the conveyance of the mortgage loans by the sponsor to the depositor pursuant to the pooling and servicing agreement the sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the pooling and servicing agreement;

         (c) The physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

         (d) The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (e) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the sponsor's knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the sponsor and its successors and assigns that the mortgage is a first (or second) priority lien (as applicable) on the related mortgaged property in the original principal amount of the mortgage loan. The sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (f) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or will be recorded, if necessary, (i) if required by law in the jurisdiction where the mortgaged property is located, or
(ii) to protect the interests of the trustee on behalf of the certificateholders; and

         (g) At the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the custodian, on behalf of the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission, defect or breach within 90 days of its receipt of notice from the custodian and the omission, defect or breach materially and adversely affects the certificateholders, the sponsor is required to repurchase the related mortgage loan from the trust fund at a price equal to (i) 100% of the stated principal balance thereof as of the date of repurchase, plus (ii) accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, as such purchase price shall be reduced by any portion of the servicing fee, servicing advances or other advances payable to the purchaser of such mortgage loan. In addition, if the obligation to repurchase the related mortgage loan results from a breach of the sponsor's representations regarding predatory lending, the sponsor will be obligated to pay any resulting costs and damages incurred by the trust. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

THE ORIGINATORS

         EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly from the various originators in privately negotiated transactions.

         The principal originators of the mortgage loans are: Wells Fargo Bank, N.A., with respect to approximately 30.51% of the mortgage loans, PHH Mortgage Corporation, with respect to approximately 16.93% of the mortgage loans, Washington Mutual Bank, with respect to approximately 15.04% of the mortgage loans, and SunTrust Mortgage, Inc., with respect to approximately 12.22% of the mortgage loans, in each case by cut-off date principal balance. The remainder of the mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans, by cut-off date principal balance, in the aggregate.

         The information set forth in the following paragraphs with respect to Wells Fargo Bank as originator has been provided by Wells Fargo Bank.

WELLS FARGO BANK, N.A. AS ORIGINATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including prime, Alt-A (as defined below), and subprime mortgage loans. From and including 1996 and through 2005, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.063 trillion of residential mortgage loans, which include the types of mortgage loans referred to above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for ZA Conventional Loans (also known as "scratch and dent" loans; see "--Mortgage Loan Underwriting--General" below):



                                                 2003                            2004                          2005
                                             -------------                  --------------               -----------------
                                               AGGREGATE                        AGGREGATE                    AGGREGATE
                                               ORIGINAL                         ORIGINAL                     ORIGINAL
ASSET                          NO. OF          PRINCIPAL          NO. OF        PRINCIPAL       NO. OF   PRINCIPAL BALANCE
TYPE                           LOANS        BALANCE OF LOANS      LOANS     BALANCE OF LOANS     LOANS       OF LOANS
----                           -----        ----------------      -----     ----------------     -----       --------
ZA CONVENTIONAL LOANS           3319         $567,521,651.77      3472       $554,206,472.72     2142     $396,206,038.42



         MORTGAGE LOAN PRODUCTION SOURCES

         Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa; Frederick, Maryland; Minneapolis, Minnesota; Fort Mill, South Carolina; Carlsbad, California and Bloomington, Minnesota. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through television, radio and print advertisements.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         ACQUISITION OF MORTGAGE LOANS FROM CORRESPONDENTS

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. Except with respect to subprime mortgage loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

         MORTGAGE LOAN UNDERWRITING - GENERAL

         Wells Fargo Bank has acquired or originated Mortgage Loans under one of Wells Fargo Bank's standard lending programs. Each of the various programs has its own unique set of underwriting guidelines, as set forth below. All Wells Fargo Bank Mortgage Loans were approved for purchase by Wells Fargo Bank pursuant to underwriting guidelines approved by Wells Fargo Bank. With respect to the Wells Fargo Mortgage Loans that are "ZA Conventional" (or "scratch and dent") Mortgage Loans, subsequent to funding, Wells Fargo Bank discovered or was notified that such Mortgage Loans either:

         o violated the underwriting guidelines or program guidelines under which they were intended to have been originated;

         o  had document deficiencies; or

         o  became delinquent.

The specific defects may have included (without limitation):

         o the failure to comply with maximum debt service coverage requirements;

         o  the failure to comply with maximum loan-to-value ratio requirements;

         o  the failure to comply with minimum credit score requirements;

         o  the failure to comply with maximum loan amount requirements;

         o missing or deficient appraisals (for example, the comparable properties did not support the appraised value);

         o  the absence of required primary mortgage insurance;

         o the mortgagor's credit history did not meet underwriting guidelines or program requirements;

         o the mortgage file had a deficient or missing modification agreement or power of attorney; or

         o  the mortgagor became delinquent.

         In some cases, the defect may not have been discovered, or the delinquency may not have occurred, until the Mortgage Loan had been sold to a third party and Wells Fargo Bank was required to repurchase the Mortgage Loan.


         MORTGAGE LOAN UNDERWRITING - PRIME & ALT-A

         Prime and Alt-A Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's general underwriting standards, (ii) Wells Fargo Bank's "retention program," (iii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of certain institutional conduit Correspondents.


         General Standards

         Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan

Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. For prime mortgage loans, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination for prime Mortgage Loans, or 180 days prior to origination for Alt-A Mortgage Loans. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.


         Retention Program Standards

         A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Modified Standards

         In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan ("Alt-A") underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties. Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

         With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, "manufactured homes", investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

         In connection with its "Mortgage Express alternative-A" program ("Alt-B"), Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-B program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:


                                                                                                               MAXIMUM COMBINED
      CREDIT                        EXISTING MORTGAGE                    DOCUMENTATION       CREDIT BUREAU           LOAN
       LEVEL                             HISTORY                             TYPE               SCORE*         TO VALUE RATIO**
-----------------    -----------------------------------------------     ----------------    --------------    ----------------
F9                   2 x 30;  Mortgage or rent payments no more than     No documentation       700 or higher       95% CLTV @
                     30 days late at application  time and a maximum                                                LTV < 95%
                     of two  30-day  late  payments  in the  last 12
                     months
-------------------------------------------------------------------------------------------------------------------------------
F8                   2 x 30;  Mortgage or rent payments no more than     No documentation       660-699             95% CLTV @
                     30 days late at application  time and a maximum                                                LTV <95%
                     of two  30-day  late  payments  in the  last 12
                     months
-------------------------------------------------------------------------------------------------------------------------------
F7                   0 x 30;  Mortgage or rent payments no more than     No documentation       620-659             95% CLTV @
                     30 days late at application  time and no 30-day                                                LTV <95%
                     late payments in the last 12 months
-------------------------------------------------------------------------------------------------------------------------------
F6                   2 x 30;  Mortgage or rent payments no more than     Stated with option     700 or higher       95% CLTV @
                     30 days late at application  time and a maximum     of verification of                         LTV <95%
                     of two  30-day  late  payments  in the  last 12     assets; maximum
                     months                                              debt-to-income
                                                                         ratio of 50%
------------------------------------------------------------------------------------------------------------------------------
F6 Stated Reduced    1 x 30;  Mortgage or rent payments no more than     Stated with option     700 or higher       95% CLTV @
                     30 days late at application  time and a maximum     of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12     assets; maximum
                     months                                              debt-to-income
                                                                          ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F5                   2 x 30;  Mortgage or rent payments no more than     Stated with option     660-699             95% CLTV @
                     30 days late at application  time and a maximum     of verification of                         LTV <95%
                     of two  30-day  late  payments  in the  last 12     assets; maximum
                     months                                              debt-to-income
                                                                           ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F5 Stated Reduced    1 x 30;  Mortgage or rent payments no more than     Stated with option     660-699             95% CLTV @
                     30 days late at application  time and a maximum     of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12     assets; maximum
                            months                                       debt-to-income
                                                                           ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F4                   0 x 30;  Mortgage or rent payments no more than     Stated with option     640-659             95% CLTV @
                     30 days late at application  time and no 30-day     of verification of                         LTV <95%
                     late payments in the last 12 months                 assets; maximum
                                                                         debt-to-income
                                                                         ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F4 Stated Reduced    1 x 30;  Mortgage or rent payments no more than     Stated with option     640-659             95% CLTV @
                     30 days late at application  time and a maximum     of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12     assets; maximum
                     months                                              debt-to-income
                                                                         ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F3                   1 x 30;  Mortgage or rent payments no more than     Stated with option     620-639             95% CLTV @
                     30 days late at application  time and no 30-day     of verification of                         LTV <95%
                     late payments in the last 12 months                 assets; maximum
                                                                         debt-to-income
                                                                         ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F3 Stated Reduced    1 x 30;  Mortgage or rent payments no more than     Stated with option     620-639             95% CLTV @
                     30 days late at application  time and a maximum     of verification of                         LTV <80%
                     of one  30-day  late  payment  in the  last  12     assets; maximum
                     months                                              debt-to-income
                                                                         ratio of 50%
-------------------------------------------------------------------------------------------------------------------------------
F2                   2 x 30;  Mortgage or rent payments no more than     No Ratio with          660 or higher       95% CLTV @
                     30 days late at application  time and a maximum     option of                                  LTV <95%
                     of two  30-day  late  payments  in the  last 12     verification of
                     months                                              assets
--------------------------------------------------------------------------------------------------------------------------------
F1                   0 x 30;  Mortgage or rent payments no more than     No Ratio with          620-659             95% CLTV @
                     30 days late at application  time and no 30-day     option of                                  LTV <95%
                     late payments in the last 12 months                 verification of
                                                                         assets


------------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

         For the purpose of assigning (a) the credit levels that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those that are designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/ or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the Alt-B program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-B program are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-B program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         The Alt-B program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

         Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower's income would not have been verified nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower's assets may have been verified and certain minimum "cash reserves" required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

         In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower's assets may have been verified and certain minimum "cash reserves" are required. Under the "Stated" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the "Stated Reduced" program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the "Stated Reduced" program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter.

         Under the Alt-B program, Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any Mortgage Loan originated under the Alt-B program is subject to further review in the form of a desk review, field review or additional full appraisal.


         Underwriter Discretion

         During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.


         MORTGAGE LOAN UNDERWRITING - SUBPRIME

         The underwriting functions of Wells Fargo Bank are performed in its Arizona, California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina offices. Wells Fargo Bank does not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:



                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------
                   0 x 30; Current at                                                            100% CLTV @
Y9                 application time and no        660 or higher        Discharged/               LTV < 80%
                                                                       completed more than           -
                   mortgage or rent late                                three years ago.
                   payments in the last 12                                                       95% CLTV @
                   months                                                                        LTV > 80%
---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y8                 payments no more than 30       640-659              Discharged/               LTV < 80%
                                                                       completed more than           -
                   days late at application                            three years ago.
                   time and a maximum of                                                         95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 30; Mortgage or rent                                                      100% CLTV @
Y7                 payments no more than 30       620-639              Discharged/               LTV < 80%
                                                                       completed more than           -
                   days late at application                            two years ago.
                   time and a maximum of                                                         95% CLTV @
                   one 30-day late payment                                                       LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y6                 payments no more than 30       600-619              completed more than       LTV < 80%
                                                                       two years ago.                -
                   days late at application
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months
---------------    --------------------------     ----------------     ----------------------    --------------------


                                      S-52


                                                                        BANKRUPTCY FILINGS/       MAXIMUM COMBINED
                                                   CREDIT BUREAU            FORECLOSURE             LOAN TO VALUE
 CREDIT LEVEL      EXISTING MORTGAGE HISTORY          SCORE*                PROCEEDINGS                RATIO**
---------------    --------------------------     ----------------     ----------------------    --------------------

                   2 x 30; Mortgage or rent                            Discharged/               100% CLTV @
Y5                 payments no more than 30       580-599              completed more than       LTV < 80%
                                                                       two years ago.                -
                   days late at application
                   time and a maximum of                                                         95% CLTV @
                   two 30-day late payments                                                      LTV > 80%
                   in the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   1 x 60; Mortgage or rent                                                      100% CLTV @
Y4                 payments no more than 60       560-579              Discharged/               LTV < 80%
                                                                       completed more than                              -
                   days late at application                             one year ago.
                   time and a maximum of up                                                      95% CLTV @
                   to one 60-day late in                                                         LTV > 80%
                   the last 12 months

---------------    --------------------------     ----------------     ----------------------    --------------------
                   2 x 60 or 1 x 60 and 1 x                                                      90% CLTV @
Y3                 90; Mortgage or rent           540-559              Discharged/               All LTV's
                   payments no more than 60                            completed more than
                   days late at application                            one year ago.
                   time and a maximum of up
                   to two 60-day late
                   payments or one 60-day
                   and one 90-day late
                   payment.

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                               Discharged/               90% CLTV @
Y2                 payments no more than 60       520-539              completed less than       All LTV's
                   days late at application                            1 year ago.
                   time

---------------    --------------------------     ----------------     ----------------------    --------------------
                   90+; Mortgage or rent                                                         85% CLTV @
Y1                 payments no more than 60       500-519              Discharged/               All LTV's
                   days late at application                            completed less than
                   time.                                               1 year ago.


---------------------------------

* Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan.

         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, Wells Fargo Bank may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of $950,000. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien mortgage loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien mortgage loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         Wells Fargo Bank originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a loan-to-value ratio less than or equal to 80%.

         Wells Fargo Bank's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

         Under Wells Fargo Bank's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by
(i) a third-party appraiser, (ii) an appraiser approved by Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party, or
(iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

UNDERWRITING GUIDELINES

         The mortgage loans, other than the mortgage loans originated by Wells Fargo Bank, were underwritten pursuant to the underwriting standards of the various originators, generally in accordance with "non-conforming" underwriting standards, meaning that these mortgage loans are ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. In addition, certain of these mortgage loans fail to conform to the underwriting standards or program guidelines under which they were intended to have been originated by the related originators. These mortgage loans have had document deficiencies, or became delinquent, or the related borrower may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy the applicable underwriting guidelines.

         Some of these mortgage loans bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         These mortgage loans have been originated generally in accordance with the underwriting guidelines set forth below. On a case-by-case basis, the related originator may determine that, based upon compensating factors, a prospective mortgagor not qualifying under the underwriting guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment, pride of ownership and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the various originators will represent these exceptions.

         The underwriting guidelines are primarily intended to assess a borrower's ability to repay the related mortgage loan, to assess the value of the related mortgaged property and to evaluate the adequacy of a mortgaged property as collateral for the related mortgage loan. While an originator's primary consideration in underwriting a mortgage loan is the value of the related mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service to income ratio as well as the type and use of the related mortgaged property.

         An applicant customarily completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines typically require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

         Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

         These mortgage loans at origination generally conformed to full/alternative documentation, stated income documentation and no income documentation residential loan programs. Under each of the programs, the related originator reviews an applicant's source of income, calculates the amount of income from sources indicated on the related loan application or similar documentation, reviews the credit history of the applicant, calculates the applicant's debt-service-to-income ratio, if required, to determine the applicant's ability to repay the related loan, and reviews the appraisal of the related mortgage property.

         In evaluating the credit quality of a borrower, certain originators utilize credit bureau risk scores. Generally, each credit report provides a credit score for the related borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include an applicant's number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

                             STATIC POOL INFORMATION

         The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2006-sd2/.

         Information provided through the internet address above will not be deemed to be a part of this free writing prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

                               THE ISSUING ENTITY

         Bear Stearns Asset Backed Securities I Trust 2006-SD2 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement. The pooling and servicing agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2006-SD2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the pooling and servicing agreement. These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the pooling and servicing agreement, please see "The Agreements -- Amendment of Agreement" in the prospectus.

         The assets of Bear Stearns Asset Backed Securities I Trust 2006-SD2 will consist of the mortgage loans and certain related assets.

         Bear Stearns Asset Backed Securities I Trust 2006-SD2's fiscal year end is December 31.

                                  THE DEPOSITOR

         The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. Since December 31, 2005, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $42,688,967,820. In conjunction with the sponsor's acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

         After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have only limited duties and responsibilities with respect to the pool assets or the securities.

         The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                   THE SPONSOR

         The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment quality" to varying degrees of "non-investment quality" up to and including real estate owned assets ("REO"). The sponsor commenced operation in Texas on October 9, 1990.

         The sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

         Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States' largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns' securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

         Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit ("HELOCs"). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor's underwriting guidelines or the originator's underwriting guidelines that are acceptable to the sponsor.
         Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns' Financial Analytics and Structured Transactions group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor's total portfolio of assets it has securitized as of the dates indicated.



--------------------------- ---------------------------------- ------------------------------------- -------------------------------
                              DECEMBER 31, 2003                   DECEMBER 31, 2004                       OCTOBER 31, 2005
                              -----------------                   -----------------                       ----------------
                                           TOTAL PORTFOLIO OF              TOTAL PORTFOLIO OF                 TOTAL PORTFOLIO OF
  LOAN TYPE                  NUMBER             LOANS           NUMBER            LOANS              NUMBER          LOANS
------------------------     -------    -------------------     ------     ------------------        ------   --------------------
Alt-A ARM                    12,268     $  3,779,319,393.84     44,821     $ 11,002,497,283.49       62,521   $ 16,371,656,951.49
Alt-A Fixed                  15,907     $  3,638,653,583.24     11,011     $  2,478,381,379.40       15,444   $  3,370,889,688.07
HELOC                             -     $              -             -     $              -           9,309   $    509,391,438.93
Neg-Am ARM                        -     $              -             -     $              -          20,804   $  7,515,084,661.26
Prime ARM                    16,279     $  7,179,048,567.39     30,311     $ 11,852,710,960.78       23,962   $ 11,960,110,456.13
Prime Fixed                   2,388     $  1,087,197,396.83      1,035     $    509,991,605.86        1,346   $    426,879,747.26
Prime Short Duration ARM      7,089     $  2,054,140,083.91     23,326     $  7,033,626,375.35       12,707   $  4,687,378,638.50
Reperforming                  2,800     $    247,101,330.36      2,802     $    311,862,677.46        1,610   $    143,455,015.55
Seconds                           -     $              -        14,842     $    659,832,093.32       92,043   $  4,491,782,148.34
SubPrime                     29,303     $  2,898,565,285.44    102,759     $ 14,578,747,677.08       84,042   $ 13,400,254,946.87
Totals                       86,034     $ 20,884,025,641.01    230,907     $ 48,427,650,052.74      323,788   $ 62,876,883,692.40
-------------------------- ---------- ------------------------ ----------- ------------------------- ------------ ------------------

         With respect to some of the securitizations organized by the sponsor, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

         The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor's business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC's inquiry.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, National Association, referred to in this free writing prospectus as Wells Fargo Bank, will act as the master servicer of the mortgage loans and as securities administrator pursuant to the pooling and servicing agreement and as custodian pursuant to the custodial agreement.

         Primary servicing of the mortgage loans will be provided by the sponsor, Wells Fargo Bank and PHH Mortgage Corporation, each in accordance with their respective servicing agreements which are collectively referred to herein as the servicing agreements. No other entity is a servicer of at least 10% of the cut-off date principal balance of the mortgage loans. Each of the servicing agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the servicing agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreement among the related servicer, the sponsor and the trustee on behalf of the certificateholders; provided, however, that the sponsor will retain the right to enforce the representations and warranties made to it by each servicer with respect to the related mortgage loans. The servicers will be responsible for the servicing of the mortgage loans pursuant to the related servicing agreement, and the master servicer will be required to monitor their performance. In the event of a default by a servicer under the related servicing agreement, the master servicer (or the sponsor, if the defaulting servicer is Wells Fargo Bank) will be required to enforce any remedies against the related servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND THE SERVICERS

         The master servicer will be responsible for master servicing the mortgage loans. Wells Fargo Bank will also serve as initial securities administrator. The responsibilities of Wells Fargo Bank, as master servicer and securities administrator, include:

         o        receiving funds from servicers,

         o reconciling servicing activity with respect to the mortgage loans,

         o        calculating remittance amounts to certificateholders,

         o sending remittances to the securities administrator for distributions to certificateholders,

         o        investor and tax reporting,

         o        oversight of all servicing activity, including servicers,

         o providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general description of the master servicer and its activities, see "-- The Master Servicer" below. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the prospectus.

         Servicer Responsibilities

         Servicers are generally responsible for the following duties:

         o        communicating with borrowers;

         o        sending monthly remittance statements to borrowers;

         o        collecting payments from borrowers;

         o recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

         o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

         o accurate and timely accounting and administration of escrow and impound accounts, if applicable;

         o accurate and timely reporting of negative amortization amounts, if any;

         o        paying escrows for borrowers, if applicable;

         o        calculating and reporting payoffs and liquidations;

         o        maintaining an individual file for each loan; and

         o maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

         The information set forth in the following paragraph with respect to the master servicer has been provided by the master servicer.

THE MASTER SERVICER

         Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

         Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The information set forth in the following paragraphs with respect to each servicer has been provided by each such servicer, respectively.

THE SERVICERS

         The Sponsor, Wells Fargo Bank, PHH Mortgage Corporation will service the related mortgage loans in accordance with their respective servicing agreements, which will be assigned to the trust on the closing date. No other entity is a servicer of at least 10% of the cut-off date principal balance of the mortgage loans.

         The following table shows the percentage of mortgage loans serviced by each servicer:

                                                                    Percentage
                                                                    ----------
                   EMC Mortgage Corporation                           57.31%

                   Wells Fargo Bank, N.A.                             25.33%

                   PHH Mortgage Corporation                           16.93%

WELLS FARGO BANK

         Servicing Experience

         Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans; First Lien Subprime Loans; and Second Lien Loans:


                                AS OF                    AS OF                          AS OF
                           DECEMBER 31, 2003          DECEMBER 31, 2004             DECEMBER 31, 2005
                         --------------------       ---------------------           -----------------
                                    AGGREGATE                   AGGREGATE                      AGGREGATE
                                    ORIGINAL                    ORIGINAL                       ORIGINAL
                                    PRINCIPAL                   PRINCIPAL                      PRINCIPAL
                          NO. OF    BALANCE OF    NO. OF       BALANCE OF    NO. OF           BALANCE OF
ASSET TYPE                 LOANS      LOANS      LOANS           LOANS        LOANS             LOANS
----------                 -----      -----      -----           -----        -----             -----
FIRST LIEN
NON-CONFORMING,
NON-SUBPRIME LOANS      472,694  $141,120,796,584   553,262  $171,086,652,776      635,091  $218,067,611,101

FIRST LIEN SUBPRIME
LOANS                    91,491  $ 12,527,230,580   136,814  $ 19,729,933,615      174,704  $ 26,301,059,617

SECOND LIEN LOANS         *             *             *             *              *               *

     ---------------------
       * Wells Fargo Bank does not have a material servicing portfolio of Second Lien Loans for the periods indicated.


         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency, or in the case of subprime loans, on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

EMC MORTGAGE CORPORATION

         EMC Mortgage Corporation ("EMC") will act as servicer under the pooling and servicing agreement for the percentage of mortgage loans set forth in the table above. For a further description of EMC, see "The Sponsor" in this free writing prospectus.

         The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC's portfolio consists primarily of two categories: (1) "performing loans," or performing investment-quality loans serviced for the sponsor's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) "non-performing loans," or non-investment quality, sub-performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

         EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC's servicing portfolio grew by 113%.

         As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

         The following table describes size, composition and growth of EMC's total residential mortgage loan servicing portfolio as of the dates indicated.



                            AS OF DECEMBER 31, 2003                           AS OF DECEMBER 31, 2004
---------------- ----------------------------------------------- --------------------------------------------------
                                              PERCENT    PERCENT                                PERCENT     PERCENT
                 NO. OF                        BY NO.   BY DOLLAR   NO. OF                       BY NO.     BY DOLLAR
  LOAN TYPE      LOANS       DOLLAR AMOUNT    OF LOANS   AMOUNT     LOANS    DOLLAR AMOUNT      OF LOANS    AMOUNT
  ---------      -----       -------------    --------   ------     -----    -------------      --------    ------
ALTA-A ARM...      2,439   $  653,967,869      1.40%     4.75%     19,498    $4,427,820,708       7.96%     15.94%
ALTA-A FIXED.     19,396   $3,651,416,057     11.14%    26.51%     25,539    $4,578,725,473      10.43%     16.48%
PRIME ARM....      7,978   $  868,798,347      4.58%     6.31%      8,311    $1,045,610,015       3.39%      3.76%
PRIME FIXED..     16,377   $1,601,411,491      9.40%    11.63%     14,560    $1,573,271,574       5.95%      5.66%
SECONDS......     25,290   $  690,059,169     14.52%     5.01%     39,486    $1,381,961,155      16.13%      4.98%
SUBPRIME.....     76,166   $5,058,932,126     43.73%    36.73%    114,436    $13,706,363,250     46.74%     49.34%
OTHER........     26,523   $1,249,014,373     15.23%     9.07%     23,010    $1,063,682,459       9.40%      3.83%
                 -------- ---------------- ---------- ---------- --------- ------------------ ---------- ----------
TOTAL........    174,169   $13,773,599,432   100.00%   100.00%    244,840    $27,777,434,635    100.00%    100.00%



[Table continued]

                             AS OF OCTOBER 31, 2005
                -------------------------------------------------

                                               PERCENT     PERCENT
                 NO. OF                         BY NO.     BY DOLLAR
                 LOANS       DOLLAR AMOUNT     OF LOANS    AMOUNT
                 -----       -------------     --------    ------
ALTA-A ARM...    50,528    $11,821,548,094     11.65%     21.25%
ALTA-A FIXED.    34,038    $6,268,800,717       7.85%     11.27%
PRIME ARM....     8,910    $1,267,784,249       2.05%      2.28%
PRIME FIXED..    16,929    $2,343,126,437       3.90%      4.21%
SECONDS......   136,562    $6,239,175,080      31.48%     11.21%
SUBPRIME.....   138,609    $19,037,928,201     31.95%     34.22%
OTHER........    48,256    $8,655,251,712      11.12%     15.56%
                -------- ------------------ ---------- ----------
TOTAL........   433,832    $55,633,614,489    100.00%    100.00%


COLLECTION AND OTHER SERVICING PROCEDURES

         The applicable servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the servicing agreements.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the applicable servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the applicable servicer, in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due-on-sale clauses, we refer you to "Material Legal Aspects of the Loans -- Due-on-Sale Clauses in Mortgage Loans" in the prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The servicers will establish and maintain, in addition to the protected accounts described below under "--Protected Accounts," one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the servicing agreements. Each servicing account and the investment of deposits therein shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicers, or to clear and terminate the servicing accounts at or at any time after the termination of the servicing agreements.

         The servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related servicing agreements.

HAZARD INSURANCE

         The servicers will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the servicing agreement, or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, and other than amounts collected under any such policies that represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, shall be deposited in a protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related protected account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer or the trustee to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicers will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related mortgage loan (together with, in the case of a mortgage loan that is not a first priority lien, the outstanding principal balance of all related liens that are prior to that applicable lien of such mortgage loan),
(ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and
(iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The servicers, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property, or that are not released to the related mortgagor in accordance with normal servicing procedures or that do not represent reimbursement of the applicable servicer's costs and expenses incurred in connection with presenting claims under the insurance policies relating to such mortgaged property, are to be deposited in a protected account. The servicers are required to deposit in a protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicers will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by such servicer, as applicable with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the servicing agreements, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions or Fannie Mae guidelines. The related servicer generally will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless the servicer has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property's eventual liquidation.

         Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING COMPENSATION, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Wells Fargo Bank will be entitled to receive a monthly master servicing fee on each distribution date equal to 1/12th of 0.015% per annum of the aggregate principal balance of the mortgage loans as of the first day of the month immediately preceding such distribution date. Wells Fargo Bank will also be entitled to investment earnings on amounts in the Distribution Account as additional master servicing compensation. Additionally, the master servicer will be entitled to be reimbursed from the trust for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the pooling and servicing agreement. Each of the servicers will be entitled to receive a fee as compensation for its activities under the related servicing agreement equal to 1/12th of the applicable servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by such servicer as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be set forth on the schedule to the pooling and servicing agreement and will range from 0.25% to 0.50% per annum and the weighted average servicing fee, by stated principal balance as of the cut-off date is approximately 0.402%. Interest shortfalls on the mortgage loans resulting from prepayments in any calendar month will be offset by the related servicer, or the master servicer in the event of a servicer default, on the distribution date in the following calendar month to the extent of compensating interest payments as described herein.

         In addition to the primary compensation described above, the applicable servicer will retain all prepayment charges and penalties, if any, and any other ancillary servicing fees, including assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The applicable servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time specified in the applicable servicing agreement all collections of principal and interest on any mortgage loans, including principal prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries, the repurchase price for any mortgage loans repurchased, and advances made from the servicer's own funds, less the applicable servicing fee. Each servicer will distribute these amounts to the master servicer on the applicable remittance date specified in its servicing agreement. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the servicing agreements and shall meet the requirements of the rating agencies.

DISTRIBUTION ACCOUNT

         The paying agent will establish and maintain in the name of the paying agent, for the benefit of the certificateholders, an account (the "Distribution Account"), into which it will deposit the following amounts received from the servicers, as well as any advances made from the master servicer's own funds, less its expenses, as provided in the pooling and servicing agreement:

         (i) any amounts withdrawn from a protected account or other permitted account;

         (ii) any monthly advance and compensating interest payments from a servicer or, to the extent provided in the pooling and servicing agreement, from Wells Fargo Bank;

         (iii) any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by Wells Fargo Bank which were not deposited in a protected account or other permitted account;

         (iv) the repurchase price with respect to any mortgage loans repurchased;

         (v) any amounts required to be deposited with respect to losses on permitted investments; and

         (vi) any other amounts received by Wells Fargo Bank and required to be deposited in the Distribution Account pursuant to the pooling and servicing agreement.

         All amounts deposited to the Distribution Account shall be held in the name of the paying agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement. The amount at any time credited to the Distribution Account will generally be fully insured by the FDIC to the maximum coverage provided thereby or invested in the name of the paying agent in permitted investments specified in the pooling and servicing agreement or deposited in demand deposits with such depository institutions, on written instructions from Wells Fargo Bank. The paying agent will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the pooling and servicing agreement.

         Any one or more of the following obligations or securities held in the name of the paying agent for the benefit of the certificateholders will be considered a permitted investment:

         (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee and the master servicer in their commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

         (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

         (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

         (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

         (viii) interests in any money market fund (including any such fund managed or advised by the trustee, the master servicer, the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency, if so rated, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

         (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

         (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

         On each Distribution Date, the paying agent will withdraw funds from the Distribution Account and make distributions to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions" in this free writing prospectus. Wells Fargo Bank will be entitled to any amounts earned on permitted investments in the Distribution Account. The trustee, the master servicer, the paying agent and the custodian will also be entitled to be reimbursed from the trust for certain expenses, costs and liabilities incurred by or reimbursable to them pursuant to the pooling and servicing agreement, dated prior to the distribution of the available funds.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

         When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a "Prepayment Interest Shortfall." In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the related servicer for such month shall, to the extent of such shortfall, be deposited by such servicer in its related protected account for distribution to the master servicer. We refer to such deposited amounts as "Compensating Interest." Failure by any servicer to remit any required Compensating Interest by the date specified in the pooling and servicing agreement will obligate Wells Fargo Bank, as master servicer, to remit such amounts to the extent provided in the pooling and servicing agreement. Any such deposit by a servicer or the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

ADVANCES

         If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act or similar state laws, the applicable servicer will remit to the master servicer, within the number of days prior to the related distribution date set forth in the related servicing agreement, an amount equal to such delinquency, net of the related servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicers until the liquidation of the related mortgage loan property. Failure by any servicer to remit any required advance by the date specified in the pooling and servicing agreement will obligate the master servicer, as successor servicer, (or the sponsor, if the defaulting servicer is Wells Fargo Bank) to advance such amounts to the extent provided in the pooling and servicing agreement. Any failure of the master servicer to make such advances, and any failure by EMC as a servicer to make a required advance would constitute an event of default as discussed under "Description of the Certificates--Events of Default" in this free writing prospectus. If the master servicer fails to make an advance as required by the pooling and servicing agreement, then EMC, if it is the successor master servicer, will be obligated to make such advance. In the event that the master servicer is removed following the occurrence of an event of default, and, EMC does not become successor master servicer, the trustee, as successor master servicer, will be obligated to make such advance.

MODIFICATIONS

         The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

         In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interests of the related securityholders, the related servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, each servicer may modify the loan only to the extent set forth in the related servicing agreement or the pooling and servicing agreement, as applicable; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the securities administrator, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The pooling and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         The pooling and servicing agreement will also provide for delivery to the master servicer, the depositor, the securities administrator and the trustee on or before a specified date in March of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. One statement may be provided as a single form in order to make the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "The Master Servicer and the Servicers--The Master Servicer". These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE PARTIES TO THE POOLING AND SERVICING AGREEMENT

         The pooling and servicing agreement will provide that neither the master servicer nor EMC, as servicer, may resign from its obligations and duties under the pooling and servicing agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) in the case of the master servicer, upon compliance with the following requirements:

                  o the master servicer has proposed a successor to the trustee and the trustee has consented thereto, such consent not to be withheld unreasonably

                  o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and

                  o the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of offered certificates.

         No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         In addition, EMC or the master servicer may be removed from its obligations and duties as set forth in the pooling and servicing agreement.

         The pooling and servicing agreement will further provide that none of the sponsor, the master servicer, the depositor, or any director, officer, employee, or agent of the master servicer, or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the master servicer or the depositor, or any such person will be protected against any breach of its representations and warranties in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties pursuant to the pooling and servicing agreement or by reason of reckless disregard of obligations and duties pursuant to the pooling and servicing agreement. In addition, the pooling and servicing agreement will provide that the sponsor, the master servicer, the trustee and the depositor and any director, officer, employee or agent of the sponsor, the master servicer, the trustee and the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to a specific mortgage loan or mortgage loans (except any loss, liability or expense that shall be otherwise reimbursable pursuant to the pooling and servicing agreement), any act or omission of the master servicer that is otherwise indemnified and reimbursable by the master servicer under the pooling and servicing agreement and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the pooling and servicing agreement or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will provide that none of the sponsor, the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The sponsor, the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and such master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the pooling and servicing agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue the certificates pursuant to the pooling and servicing agreement. The certificates consist of the classes of certificates reflected on the cover of this free writing prospectus, which we refer to as the "offered certificates," together with the Class B-IO Certificates and the Class R Certificates, which we are not offering by this free writing prospectus. We sometimes refer to the classes with the letter "A" in their class name as the "Class A Certificates" or as the "senior certificates". We sometimes refer to the classes with the letter "M" in their class name as "Class M Certificates" or the "subordinate certificates." We sometimes refer to the Class R Certificates as the "residual certificates."

         The initial owner of the Class B-IO and Class R Certificates is expected to be Bear, Stearns Securities Corp.

         The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream, Luxembourg is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear." The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the paying agent through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the Relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The paying agent will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the paying agent will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee and the certificate registrar that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the pooling and servicing agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the pooling and servicing agreement. Such events may include the following:

               o DTC or the depositor advises the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates, and that the depositor or the trustee is unable to locate a qualified successor, or

               o after the occurrence and continuation of an event of default, certificateholders representing not less than 51% of the voting rights evidenced by each class of book entry certificates advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of the events specified in the pooling and servicing agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the securities and instruction for re-registration, the certificate registrar will issue the securities in the form of physical certificates, and thereafter the trustee and the certificate registrar will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the paying agent directly to securityholders in accordance with the procedures listed in this prospectus and in the pooling and servicing agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the trust, the securities administrator, the paying agent or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

DISTRIBUTIONS

         General. On each distribution date, the paying agent will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

         The paying agent will make distributions on each distribution date, in accordance with timely disbursement information from the securities administrator, by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the pooling and servicing agreement. If no such instructions are given to the paying agent, then the paying agent will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the certificate registrar designated for such purposes. As of the closing date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Operations, BSABS 2006-SD2 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

         Interest Funds. On each distribution date, the paying agent will withdraw from the Distribution Account the Interest Funds for such distribution date and apply such amount as follows:

                           first, to each class of Class A Certificates, Current
                  Interest and then any Interest Carry Forward Amount for each such class, pro rata, based on the amount of Current Interest and Interest Carry Forward Amount, as applicable, due to each such class;

                           second, from remaining Interest Funds, to the Class
                  M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates, sequentially, in that order, Current Interest for each such class;

                           third, any Excess Spread, to the extent necessary to
                  meet a level of overcollateralization equal to the Specified Overcollateralization Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

                           fourth, any Remaining Excess Spread will be added to
                  any Excess Overcollateralization Amount and will be included in Excess Cashflow with and applied as described under "Excess Cashflow Provisions," below.

         On any distribution date, any shortfalls on mortgage loans resulting from the application of the Relief Act or similar state laws, and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and residual certificates, and thereafter, to the Current Interest payable to the certificates on such distribution date, on a pro rata basis, based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the certificates will not be entitled to reimbursement for any such interest shortfalls.

         Principal Distribution Amount. On each distribution date, the Principal Distribution Amount will be applied as follows:

                  (A) For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

                           first, to each class of Class A Certificates, concurrently, as follows:

                           o to the Class A-1 Certificates, until the certificate principal balance of such class is reduced to zero; and

                           o to the Class A-2 Certificates and the Class A-3 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           fifth, to the Class M-4 Certificates, any remaining
                  Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

                 (B) For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

                            first, to each class of Class A Certificates, the
                  Class A Principal Distribution Amount, concurrently, as follows:

                           o to the Class A-1 Certificates, until the certificate principal balance of such class is reduced to zero; and

                           o to the Class A-2 Certificates and the Class A-3 Certificates, sequentially, in that order, in each case until the certificate principal balance of each such class is reduced to zero;

                           second, to the Class M-1 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           third, to the Class M-2 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero;

                           fourth, to the Class M-3 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-3 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero; and

                           fifth, to the Class M-4 Certificates, from any
                  remaining Principal Distribution Amount, the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof is reduced to zero.

         Excess Cashflow Provisions. On each distribution date, any Excess Cashflow will be applied as follows:

                           first, to each class of Class A Certificates, any
                  unpaid Interest Carry Forward Amount for each such class of certificates and distribution date, pro rata, to the extent not paid pursuant to clause first under "Interest Funds," above;

                           second, from any remaining Excess Cashflow, to the
                  Class M-l Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, sequentially, in that order, an amount equal to any Interest Carry Forward Amount for each such class and distribution date;

                           third, from any remaining Excess Cashflow, to the
                  Supplemental Interest Reserve Fund, and therefrom to each class of Class A Certificates, pro rata, any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                           fourth, from any remaining Excess Cashflow, to the
                  Supplemental Interest Reserve Fund, and therefrom to the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, sequentially, in that order, an amount equal to any Basis Risk Shortfall Carry Forward Amount for each such class and distribution date;

                           fifth, from any remaining Net Monthly Excess
                  Cashflow, first to each class of Class A Certificates, pro rata, and then to Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, sequentially, in that order, an amount equal to such certificates' allocable share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;

                           sixth, from any remaining Excess Cashflow, to the
                  Class B-IO Certificates, an amount specified in the pooling and servicing agreement; and

                           eigth, any remaining amounts to the residual
                  certificates.

GLOSSARY

         "Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, means the sum of the Realized Losses with respect to the mortgage loans which have been applied in reduction of the certificate principal balance of such class as provided under "--Allocation of Realized Losses" below, which shall, on any such distribution date, so long as their respective certificate principal balances have not been reduced to zero, equal the amount, if any, by which, (a) the aggregate certificate principal balance of all of the certificates (after all distributions of principal on such distribution date) exceeds (b) the aggregate Stated Principal Balance of all of the mortgage loans as of the last day of the related Due Period.

         A "Basis Risk Shortfall Carry Forward Amount" is, as of any distribution date for a class of certificates, the sum of:

                  o if on such distribution date the applicable pass-through rate for such class is based upon the interest rate cap, the excess of

                       (i) the amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-through rate been calculated without regard to the interest rate cap; over

                       (ii) the sum of interest calculated at the interest rate cap for such distribution date and any amount paid to such class under the applicable yield maintenance agreement

                       (such excess being the "Basis Risk Shortfall" for such
                           distribution date); and

                  o the Basis Risk Shortfall for all previous distribution dates not previously paid (including interest accrued thereon at the applicable pass-through rate for the accrual period with respect to each such prior distribution date), together with interest thereon at a rate equal to the applicable pass-through rate for such distribution date.

         "Certificate Principal Balance" with respect to each class of offered certificates and any distribution date, is the original certificate principal balance of such class, reduced by the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) in the case of each class of subordinate certificates, any Applied Realized Loss Amounts allocated to such class on previous distribution dates, and increased by
(iii) in the case of each class of subordinate certificates, any Subsequent Recoveries allocated to such class on previous distribution dates.

         "Class A Principal Distribution Amount," with respect to any applicable distribution date is an amount equal to the excess of

              o the aggregate certificate principal balance of the Class A Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 74.00% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-1 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date) and

                  2. the certificate principal balance of the Class M-1 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 84.10% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date) and

                  3. the certificate principal balance of the Class M-2 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 89.20% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date) and

                  4. the certificate principal balance of the Class M-3 Certificates immediately prior to that distribution date over

              o   the lesser of

                  (a) approximately 92.70% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Principal Distribution Amount," with respect to any applicable distribution date, is an amount equal to the excess, if any, of

              o   the sum of

                  1. the aggregate certificate principal balance of the Class A Certificates (after taking into account distributions of the Class A Principal Distribution Amount for that distribution date),

                  2. the certificate principal balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount for that distribution date),

                  3. the certificate principal balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount for that distribution date),

                  4. the certificate principal balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount for that distribution date) and

                  5. the certificate principal balance of the Class M-4 Certificates immediately prior to that distribution date, over

              o   the lesser of

                  (a) approximately 93.40% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and

                  (b) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) minus the Overcollateralization Floor.

                  On each distribution date on and after which the aggregate certificate principal balance of the Class A and Class M Certificates, other than the Class M-4 Certificates, have been reduced to zero, the Class M-4 Principal Distribution will equal 100% of the Principal Distribution Amount.

         "Current Interest," with respect to each class of certificates (other than the Class B-IO and Class R Certificates) and each distribution date is the interest accrued at the applicable pass-through rate (including for such purpose any application of the interest rate cap) for the related accrual period on the certificate principal balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act or similar state laws, in each case to the extent allocated to such class of offered certificates described under in "--Distributions--Interest Funds" in this free writing prospectus, and any net deferred interest allocated to such class.

         "Due Period" with respect to any distribution date and mortgage loan is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

         "Excess Cashflow," with respect to any distribution date, is the sum of
(a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such distribution date.

         "Excess Overcollateralization Amount," with respect to any distribution date, is the lesser of (1) Principal Funds and (2) the excess, if any, of (a) the Overcollateralization Amount over (b) the Specified Overcollateralization Amount, in each case for such distribution date.

         "Excess Spread," with respect to any distribution date, is the excess, if any, of Interest Funds for such distribution date over the sum of Current Interest on the certificates and Interest Carry Forward Amounts on the Class A Certificates on such distribution date.

         "Extra Principal Distribution Amount," with respect to any distribution date, is the lesser of (a) the excess, if any, of the Specified
Overcollateralization Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

         "Insurance Proceeds" are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the related servicer's normal servicing procedures, other than proceeds that represent reimbursement of the related servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies and exclusive of Subsequent Recoveries.

         "Interest Carry Forward Amount," with respect to each class of certificates and any distribution date, is the sum of

              o   the excess of

                  (a) Current Interest for such class with respect to prior distribution dates, over

                  (b) the amount of interest actually distributed to such class on such prior distribution dates,

              and

              o interest on such excess (to the extent permitted by applicable law), at the applicable pass-through rate for the related interest accrual period, including the interest accrual period relating to such distribution date.

         "Interest Funds," with respect to any distribution date are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o all interest received during the related Due Period, less the related servicing fee and master servicing fee, as applicable,

                  o    all advances relating to interest,

                  o    all Compensating Interest,

                  o Liquidation Proceeds, to the extent such Liquidation Proceeds relate to interest,

                 o    the interest portion of proceeds of the repurchase of any
                       mortgage loans,

                  o the amount of any payments of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans, and

                  o the interest portion of the purchase price of the assets of the trust upon exercise by EMC of its optional termination right,

                  less

         (ii) amounts relating to interest used to reimburse the trustee, the securities administrator, the master servicer or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party.

         "Liquidation Proceeds," are amounts, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of a mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, and any other proceeds received with respect to any mortgaged properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, less the sum of related unreimbursed advances, servicing fees, servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorney's fees.

         "Overcollateralization Amount," with respect to any distribution date, is the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) over (b) the certificate principal balances of the certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

         "Overcollateralization Floor" is 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Prepayment Period" with respect to any distribution date and the mortgage loans serviced by EMC, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in. With respect to any distribution date and all other mortgage loans, the period that is provided in the related servicing agreement.

         "Principal Distribution Amount," with respect to any distribution date, is equal to

                  o    the Principal Funds for such distribution date, plus

                  o any Extra Principal Distribution Amount for such distribution date, less

                  o any Excess Overcollateralization Amount for such distribution date.

         "Principal Funds," with respect to any distribution date, are equal to:

         (i) the sum, without duplication, of the following amounts:

                  o the scheduled principal collected during the related Due Period or advanced on or before the master servicer advance date,

                  o prepayments, exclusive of any prepayment charges, collected in the related prepayment period,

                  o the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or a servicer,

                  o the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by a servicer in connection with a substitution of a mortgage loan,

                  o all Liquidation Proceeds collected during the related Due Period, to the extent such Liquidation Proceeds relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period and all Subsequent Recoveries received during the related Due Period, and

                  o the principal portion of the purchase price of the assets of the trust upon the exercise by EMC of its optional termination rights,

                   less

         (ii) the sum, without duplication, of the following amounts:

                  o amounts relating to principal or not allocable to either principal or interest used to reimburse the trustee, the securities administrator, the master servicer or any servicer for amounts due under the pooling and servicing agreement or the applicable servicing agreement that have not been retained by or paid to such party, and

                  o the amount of any payments of principal received on the mortgage loans during the related due period or prepayment period applied to any shortfalls of interest during the related due period in connection with any negative amortization loans.

         "Realized Loss" is the excess of the Stated Principal Balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "Remaining Excess Spread" with respect to any distribution date, is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

         "Specified Overcollateralization Amount" for each distribution date (i) prior to the Step-Down Date is 3.30% of the aggregate principal balance of the mortgage loans as of the cut-off date and (ii) on or after the Step-Down Date, provided a Trigger Event is not in effect, the greater of (a) 6.60% of the aggregate stated principal balance of the mortgage loans as of the last day of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) and (b) the Overcollateralization Floor or (iii) on and after the Step-Down Date and if a Trigger Event is in effect, the Specified Overcollateralization Amount for the immediately preceding distribution date.

         "Stated Principal Balance" of any mortgage loan means, with respect to any distribution date, is the cut-off date principal balance thereof plus the amount of any net deferred interest allocated to such mortgage loan, minus the sum of:

                  o the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment);

                  o all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related servicer as recoveries of principal in accordance with the pooling and servicing agreement that were received by the related servicer as of the close of business on the last day of the Prepayment Period related to such distribution date, and

                  o any Realized Loss thereon incurred during the related Due Period;

plus, with respect to each negatively amortizing loan, any deferred interest added to principal through the last day of the related Due Period.

         The Stated Principal Balance of any liquidated mortgage loan is zero.

         "Stepdown Date" means the later to occur of

                  o    the distribution date occurring in June 2009 and

                  o the first distribution date for which the aggregate certificate principal balance of the subordinate certificates plus the Overcollateralization Amount for such distribution date divided by the sum of the Stated Principal Balances of the mortgage loans as of the end of the related Due Period (after reduction for Realized Losses incurred during the related Due Period and prepayments received during the related Prepayment Period) is greater than or equal to approximately 26.00%.

         A "Trigger Event," with respect to any distribution date on or after the Stepdown Date, exists if either:

         (A)      (i)  the three-month rolling average of the sum of the
                       Stated Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Stated Principal Balances of all of the mortgage loans as of the last day of the related Due Period, equals or exceeds

                  (ii) 41.25% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such distribution date) as a percentage of the sum of the Stated Principal Balances of the mortgage loans as of the last day of the related Due Period (after reduction for prepayments received during the related Prepayment Period), or

          (B) as of the last day of the related Due Period, the aggregate amount of Realized Losses (reduced by the amount of Subsequent Recoveries) since the closing date, as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, exceed for distribution dates occurring in:

                 DISTRIBUTION DATE                             LOSS PERCENTAGE
                 -----------------                             ---------------
                 June 2009 through May 2010                         1.50%
                 June 2010 through May 2011                         2.00%
                 June 2011 through May 2012                         2.50%
                 June 2012 and each month thereafter.               2.75%

         "Unpaid Applied Realized Loss Amount," with respect to any class of subordinate certificates and as to any distribution date, is the excess of:

                  o the Applied Realized Loss Amount with respect to such class over

                  o the sum of all distributions in reduction of the Applied Realized Loss Amounts and any Subsequent Recoveries allocated to such class on all previous distribution dates.

Any amounts distributed to a class of subordinate certificates in respect of any Unpaid Applied Realized Loss Amount will not be applied to reduce the certificate principal balance of such class.

TABLE OF FEES

         The following table indicates the fees to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

------------------------------- ------------------------------- -----------------------------------
             Item                            Fee                                Paid From
------------------------------- ------------------------------- -----------------------------------

Master Servicing Fee(1)         0.015% per annum                Mortgage Loan Interest Collections
Servicing Fee(1)                0.25% - 0.50 % per annum        Mortgage Loan Interest Collections


(1) The master servicing fee and servicing fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) Subject to a variance of plus or minus 0.0025%.


         The fee of the trustee will be payable by the master servicer pursuant to a side letter agreement signed by and between the trustee and the master servicer.

ALLOCATION OF REALIZED LOSSES

         On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate certificate principal balance of the certificates, the certificate principal balances of one or more classes of the subordinate certificates will be written down, up to the amount of such deficiency, in inverse order of priority, commencing with the Class M-4 Certificates until the certificate principal balance of each such class has been reduced to zero. Any such reduction is an Applied Realized Loss Amount. Realized Losses will not be allocated to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the mortgage loans to pay the Class A Certificates all the interest and principal amounts to which such certificates are then entitled.

         No reduction of the certificate principal balance of any class shall be made on any distribution date on account of Realized Losses to the extent that such a reduction would have the effect of reducing the aggregate certificate principal balance of all of the classes of certificates as of that distribution date to an amount less than the aggregate principal balance of all mortgage loans as of the related due date.

         All allocations of Realized Losses will be accomplished on a distribution date by reducing the certificate principal balance of the applicable classes of certificates by their appropriate shares of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the applicable certificates commencing on the following distribution date.

         If a servicer or the master servicer recovers any amount (including the release of surplus funds held to cover expenses) (net of reimbursable expenses) in respect of a liquidated mortgage loan after a realized loss has been allocated with respect thereto to one or more classes of subordinate certificates, such recovery, which we refer to in this free writing prospectus as a "Subsequent Recovery," will be distributed in accordance with the priorities described under " -Distributions" above. Additionally, the certificate principal balance of each class of subordinate certificates that has been reduced by the allocation of a realized loss will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the Unpaid Applied Realized Loss Amount for such class immediately prior to such distribution date. Holders of such certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS

         Excess Spread will be required to be applied on each distribution date as an Extra Principal Distribution Amount with respect to the offered certificates whenever the Overcollateralization Amount is less than the Specified Overcollateralization Amount.

         If, on any distribution date, the Excess Overcollateralization Amount is, or after taking into account all other distributions to be made on such distribution date, would be, greater than zero (i.e., the Overcollateralization Amount is or would be greater than the Specified Overcollateralization Amount), then such Excess Overcollateralization Amount together with any Remaining Excess Spread on such distribution date will constitute Excess Cashflow for such distribution date and will be distributed as provided under "--Distributions--Excess Cashflow Provisions" above.

PASS-THROUGH RATES

         The pass-through rate per annum for each class of certificates will be equal to the London interbank offered rate for one month United States dollar deposits, which we refer to as "One-Month LIBOR," calculated as described below under "--Calculation of One-Month LIBOR," plus the applicable per annum pass-through margin for such class set forth below, subject to the interest rate cap.

         The "interest rate cap" is equal to the excess of the weighted average of the net mortgage rates of the mortgage loans, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

         For purposes of calculating the interest rate cap, the "net mortgage rate" of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the master servicing fee and the related servicing fee.

         The per annum pass-through margin for each class of offered certificates is as follows:

                  o for the Class A-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class A-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class A-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class M-1 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class M-2 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%,

                  o for the Class M-3 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%, and

                  o for the Class M-4 Certificates, (a) for any distribution date on or prior to the optional termination date, [____]% and (b) for any distribution date after the optional termination date, [____]%.

         If on any distribution date the pass-through rate for any class of certificates is based on the interest rate cap for such class, the related certificateholders will be entitled to receive Basis Risk Shortfall Carry Forward Amounts as described under "--Distributions" above.

         Basis Risk Shortfall Carry Forward Amounts for any class will be treated as paid to such class of certificates from and to the extent of funds on deposit in a reserve fund (the "Supplemental Interest Reserve Fund") to be held by the paying agent on behalf of such certificateholders as a source for such Basis Risk Shortfall payments. The source of funds on deposit in the Supplemental Interest Reserve Fund will be limited to amounts payable to such account for distribution in respect of Basis Risk Shortfall payments as described under "--Distributions" above.

CALCULATION OF ONE-MONTH LIBOR

         One-Month LIBOR for the initial accrual period is [____]% per annum. For each subsequent accrual period, on the second LIBOR business day preceding the commencement of such accrual period for the offered certificates, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for such accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate certificate principal balance of all classes of offered certificates for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the certificate principal balance of all classes of offered certificates for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

                  o    with an established place of business in London,

                  o which have been designated as such by the securities administrator and

                  o which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

         The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator's calculation of the rate of interest applicable to the classes of offered certificates for the related accrual period shall, in the absence of manifest error, be final and binding.

THE YIELD MAINTENANCE PROVIDER

         Bear Stearns Financial Products Inc. ("BSFP") will be the counterparty for the yield maintenance agreements. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors

Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

         The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus.

         The depositor has determined that the aggregate significance percentage, as calculated in accordance with Regulation AB under the Securities Act of 1933, of the Yield Maintenance Agreements is less than 10%.

THE YIELD MAINTENANCE AGREEMENTS

         On the closing date, the trustee on behalf of the trust will enter into two yield maintenance agreements with the Yield Maintenance Provider. The paying agent will establish an account (the "Yield Maintenance Account"), which will be an asset of the trust but not of any REMIC and will deposit into the Yield Maintenance Account amounts paid pursuant to the yield maintenance agreements. One yield maintenance agreement relates to and is primarily for the benefit of the Class A certificates; and the other yield maintenance agreement relates to and is primarily for the benefit of the Class M certificates. The yield maintenance agreements have been structured to partially offset the adverse effects of the interest rate cap on the pass-through rates on such respective class or classes of certificates resulting from the mismatch between the One-Month LIBOR-based rates payable on such class or classes and, the fixed rates paid on the fixed rate mortgage loans and on the hybrid mortgage loans during their fixed rate periods.

         With respect to the Class A Certificates and any distribution date through the distribution date in January 2017, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Price, provide for the payment to the trust of a Yield Maintenance Payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and (ii) 11.00% over (y) the applicable Strike Price and (b) an amount equal to the lesser of the certificate principal balance of the Class A Certificates and the Projected Principal Balance for such class of certificates for that distribution date.

         With respect to the Class M Certificates and any distribution date through the distribution date in January 2017, the applicable yield maintenance agreement will, if One-Month LIBOR is greater than the applicable Strike Price, provide for the payment to the trust of a Yield Maintenance Payment equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (a) the rate equal to the excess of (x) the lesser of (i) One-Month LIBOR and (ii) 11.00% over (y) the applicable Strike Price and (b) an amount equal to the lesser of the aggregate certificate principal balance of the Class M Certificates and the Projected Principal Balance for such classes of certificates for that distribution date.

         The "Strike Price" under each yield maintenance agreement for any distribution date prior to the distribution date in June 2008, is 6.25% and, for any distribution date on and after the distribution date in June 2008, is 6.50%.

         The "Projected Principal Balances" for each yield maintenance agreement for each applicable distribution date are set forth on Schedule B to this free writing prospectus. They have been calculated assuming that the mortgage loans prepay at a rate equal to approximately 18% CPR (which we describe under "Yield, Prepayment and Maturity Considerations--Prepayments and Yields on the Offered Certificates" in this free writing prospectus), that the depositor exercises its clean-up call option on the optional termination date and that no delinquencies or losses are incurred on the mortgage loans. We can give you no assurance that the mortgage loans will prepay at that rate or at any other rate or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed.

         With respect to each distribution date on which a Yield Maintenance Payment is received under a yield maintenance agreement, the paying agent will apply that Yield Maintenance Payment to pay to the applicable classes the amount of Current Interest that such classes would have been entitled to receive had the applicable pass-through rate been calculated without regard to the interest rate cap, to the extent not paid out of Interest Funds.

         In the event that the Yield Maintenance Payments received by the paying agent under the yield maintenance agreements exceed amounts required to pay the applicable certificateholders as set forth above, that excess will be payable to the Class B-IO Certificates.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the securities administrator will make available to each certificateholder, the master servicer, each servicer, the trustee and the depositor a statement generally setting forth, among other information:

                  1. the applicable accrual periods for calculating distributions and general distribution dates;

                  2. total cash flows received and the general sources thereof;

                  3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

                  4. the amount of the distribution to holders of the offered certificates (by class) allocable to principal, separately identifying
         (A) the aggregate amount of any principal prepayments included therein,
         (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

                  5. the amount of such distribution to holders of the offered certificates allocable to interest and the portion thereof, if any, provided by the Yield Maintenance Agreement;

                  6. the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

                  7. the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

                  8. the number and Stated Principal Balance of all the mortgage loans for the following distribution date;

                  9. the Pass-Through Rate for each class of offered certificates for such distribution date;

                  10. the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances);

                  11. the number and aggregate principal balance of any mortgage loans that were (a) delinquent (exclusive of mortgage loans in foreclosure) under the method of calculation specified in the pooling and servicing agreement, (1) one scheduled payment , (2) two scheduled payments, and (3) three or more scheduled payments, and (b) for which foreclosure proceedings have been commenced, as well as loss information for the period;

                  12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

                  13. with respect to any mortgage loan that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss on, such mortgage loan as of the end of the related Prepayment Period;

                  14. Whether a Stepdown Date has occurred and whether a Trigger Event is in effect;

                  15. the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

                  16. the cumulative Realized Losses through the end of the preceding month;

                  17. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans; and

                  18. if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time.

         The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the securities administrator's internet website. The securities administrator's internet website shall initially be located at "www.ctslink.com." Assistance in using the securities administrator's website service can be obtained by calling the securities administrator's customer service desk at (301) 815-6600.

         To the extent timely received from the securities administrator, the trustee will also make monthly statements available each month to certificateholders via the trustee's internet website. The trustee's internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the trustee's website service can be obtained by calling the trustee's customer service desk at (877) 722-1095.

         Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the securities administrator's customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator or trustee, as applicable, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

AMENDMENT

         The pooling and servicing agreement may be amended by the depositor, the master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee, without the consent of certificateholders,

                  o    to cure any ambiguity,

                  o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

                  o to conform the terms of the pooling and servicing agreement to those of this free writing prospectus or

                  o to make any other revisions with respect to matters or questions arising under the pooling and servicing agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates. The pooling and servicing agreement may also be amended without the consent any of the certificateholders, to change the manner in which the Distribution Account or EMC's protected account is maintained, provided that any such change does not adversely affect the then current rating on any class of certificates. In addition, the pooling and servicing agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         In addition, the pooling and servicing agreement may be amended by the depositor, master servicer, EMC, as sponsor and servicer, the securities administrator and the trustee with the consent of the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

                  (b) cause any trust REMIC to fail to qualify as a REMIC for federal tax purposes;

                  (c) reduce the aforesaid percentage of aggregate outstanding certificate principal balance of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

         The trustee will not be entitled to consent to any amendment to the pooling and servicing agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the pooling and servicing agreement and will not cause the trust fund's REMIC elections to fail to qualify.

VOTING RIGHTS

                  As of any date of determination,

                  o holders of the offered certificates will be allocated 98% of all voting rights, allocated among such certificates in proportion to their respective outstanding certificate principal balances;

                  o holders of the Class B-IO Certificates will be allocated 1% of all voting rights; and

                  o holders of the Class R Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

OPTIONAL TERMINATION

         The depositor will have the right to purchase all remaining mortgage loans and REO properties, and thereby effect early retirement of all the certificates, on and after the first distribution date on which the stated principal balance of the mortgage loans and REO properties at the time of repurchase is less than or equal to 10% of the cut-off date stated principal balance of the mortgage loans. We refer to the first such date as the "optional termination date." In the event that the depositor exercises either such option, it will effect such repurchase at a price equal to the sum of

                  o 100% of the stated principal balance of each mortgage loan plus accrued interest thereon at the applicable mortgage rate,

                  o the appraised value of any REO property, up to the stated principal balance of the related mortgage loan, and

                  o any unreimbursed out-of-pocket costs and expenses of the trustee, any related servicer, the master servicer, the securities administrator or the custodian and any unreimbursed advances previously incurred by the related servicer or the master servicer, as the case may be, in the performance of their respective servicing and master servicing obligations.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in "Description of the Certificates--Distributions." The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO property and such appraised value is less than the stated principal balance of the related mortgage loan.

TRANSFER OF MASTER SERVICING

         The master servicer may assign its rights and delegate its duties and obligations as master servicer under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or if (i) the master servicer has proposed a successor master servicer reasonably satisfactory to the trustee; (ii) the successor master servicer is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac notwithstanding that the master servicer need not be so qualified; and (iii) each rating agency shall have delivered to the trustee written confirmation that the appointment of such successor master servicer will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such rating agency to any of the offered certificates. Any such determination permitting the resignation of the master servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee. No resignation by the master servicer shall become effective until the trustee or a successor master servicer to such appointment shall have assumed the master servicer's responsibilities, duties, liabilities and obligations hereunder. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any mortgage loan which as of the first business day of a fiscal quarter is delinquent in payment by 91 days or more, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to 100% of the stated principal balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed, plus any costs and damages incurred by the trust in connection with any violation by such mortgage loan of any predatory lending or abusive lending law, reduced by any portion of the servicing fee, servicing advances and other advances payable to the purchaser of such mortgage loan; provided that such mortgage loan is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such fiscal quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent fiscal quarter.

         For purposes of this free writing prospectus, "fiscal quarter" for any year means December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

EVENTS OF DEFAULT

         Events of default under the pooling and servicing agreement include:

                  o any failure by Wells Fargo Bank, as master servicer, to deposit in the Distribution Account the required amounts or any failure by the master servicer or EMC, as servicer, to remit to the paying agent any payment, including an advance required to be made under the terms of the pooling and servicing agreement, which continues unremedied for five business days after written notice of such failure shall have been given (i) in the case of the master servicer, to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates and (ii) in the case of EMC, as servicer, to EMC by the master servicer;

                  o any failure by the master servicer or EMC, as servicer, to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer or EMC, as servicer, in the pooling and servicing agreement, which continues unremedied generally for 60 days after the giving of written notice of such failure (i) in the case of the master servicer, to the master servicer, by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates and (ii) in the case of EMC, as servicer, to EMC by the master servicer; or

                  o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer or EMC, as servicer, indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the pooling and servicing agreement remains unremedied, in the case of an event of default with respect to the master servicer, the trustee shall, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon EMC Mortgage Corporation will succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the limited obligation to make advances.

         In the case of an event of default relating to a default by EMC, as servicer, pursuant to the pooling and servicing agreement, the master servicer shall terminate the rights and obligations of EMC, as servicer, and assume those rights and obligations as successor servicer, after a transition period of 90 days.

         No assurance can be given that termination of the rights and obligations of the master servicer or any servicer under the pooling and servicing agreement, would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee and the successor master servicer or successor servicer in connection with the termination of the master servicer or any servicer, appointment of a successor master servicer or successor servicer and the transfer of servicing, to the extent not paid by the terminated master servicer or servicer, will be paid by the trust fund.

         No certificateholder, solely by virtue of such holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

THE CUSTODIAN

         Wells Fargo Bank will act as custodian of the mortgage loans pursuant to the custodial agreement. The custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the holders of the certificates. The custodian will maintain each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. The custodian has been engaged in the mortgage document custody business for more than 25 years. The custodian maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

THE TRUSTEE

         The trustee is JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States and a wholly owned subsidiary of JPMorgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as indenture trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

         Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of March 31, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,075 asset-backed securities transactions, including about 862 domestic residential mortgage receivables securities transactions.

         JPMorgan Chase & Co. has entered into an agreement with The Bank of New York Company ("BNY") pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY's consumer, small business and middle market banking businesses. This transaction has been approved by both companies' boards of directors and is subject to regulatory approvals. It is expected to close in the late third quarter or fourth quarter of 2006. Following the closing date, JPMorgan will continue to act as trustee until BNY succeeds to that role in accordance with the terms of the pooling and servicing agreement and applicable law.

         If an event of default has not occurred (or has occurred but is no longer continuing) under the pooling and servicing agreement, then the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement as being the duties to be performed by the trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

         The trustee's duties and responsibilities under the pooling and servicing agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the pooling and servicing agreement, examining them to determine whether they are in the form required by the pooling and servicing agreement, providing to the securities administrator notices of the occurrence of certain events of default under the pooling and servicing agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

         The fee of the trustee will be payable by the master servicer out of funds received by it in respect of the master servicing fee. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the trustee, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the trustee in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

         The trustee may resign at any time upon prior written notice, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement and fails to resign after written request therefor by the depositor or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor or the master servicer may appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the pooling and servicing agreement.

         On and after the time the master servicer receives a notice of termination pursuant to the pooling and servicing agreement, the sponsor will have the right to replace it as master servicer or, instead, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the pooling and servicing agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions of the pooling and servicing agreement; provided, however, that EMC shall have the right to immediately assume the duties of the master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made and payments of compensating interest) incurred by the master servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation and reimbursement of expenses that the master servicer would have been entitled to if it had continued to act pursuant to the pooling and servicing agreement except for those amounts due the master servicer as reimbursement permitted under the pooling and servicing agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the pooling and servicing agreement. Any successor master servicer shall be an established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $15,000,000; provided, that the trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the master servicer. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the pooling and servicing agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act under the pooling and servicing agreement. The trustee and such successor shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession.

         The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer to the extent not paid by the terminated master servicer, will be payable to the trustee by the master servicer pursuant to the pooling and servicing agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

         If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the pooling and servicing agreement concerning the trustee's duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the pooling and servicing agreement relating to the master servicer, however, will apply to the trustee in its capacity as successor master servicer.

         Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to the securities administrator and to the Rating Agencies.

         In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE SECURITIES ADMINISTRATOR

         Under the terms of the pooling and servicing agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool-performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities. For a general description of Wells Fargo Bank, see the description herein under "Servicing of the Mortgage Loans--The Master Servicer."

         The securities administrator shall serve as Certificate Registrar and Paying Agent. The securities administrator's office for notices under the pooling and servicing agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         The pooling and servicing agreement will provide that the securities administrator and any director, officer, employee or agent of the securities administrator will be entitled to recover from the distribution account all reasonable out-of pocket expenses, disbursements and advances of the securities administrator, in connection with any event of default, any breach of the pooling and servicing agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the securities administrator in the administration of the trust created pursuant to the pooling and servicing agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments of principal, on the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. No more than approximately 12.33% of the mortgage loans, by cut-off date principal balance, still provide for the payment by the borrower of a prepayment charge on voluntary prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties, if enforced by a servicer, would typically discourage prepayments on the mortgage loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the mortgage loans are considered subprime mortgage loans. The prepayment behavior of subprime mortgage loans may differ from that of prime mortgage loans in that the prepayment rate may be influenced more by the rate of defaults and liquidations than by voluntary refinancings. Subprime mortgage loans may experience greater defaults in a rising interest rate environment as the borrower's resources are stretched, thereby producing prepayments at a time when prepayments would normally be expected to decline. Alternatively, some borrowers may be able to re-establish or improve their credit rating thereby permitting them to refinance into a lower cost mortgage loan. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the offered certificates. The depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

         The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans applied in reduction of the certificate principal balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the certificate principal balances of the offered certificates will be influenced by, among other factors,

                  o the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher stated principal balance than the certificate principal balance of the offered certificates;

                  o the delinquency and default experience of the mortgage loans;

                  o the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the Class B-IO Certificates and the residual certificates, in each case as provided in the pooling and servicing agreement, when the required overcollateralization level has been met.

         To the extent that greater amounts of Excess Spread are distributed in reduction of the certificate principal balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions" and "-- Excess Spread and Overcollateralization Provisions" in this free writing prospectus.

         The yields to maturity of the offered certificates and, in particular the subordinate certificates, will be progressively more sensitive, in the order of their payment priority, to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of certificates, that class will thereafter accrue interest on a reduced certificate principal balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent there is a Subsequent Recovery, there can be no assurance that those amounts will be available or fully sufficient to repay any Applied Realized Loss Amount. Realized Losses will not be allocated to reduce the certificate principal balance of the Class A Certificates. However, those Class A Certificates that are outstanding for a longer period as a result of the payment priorities will have a greater risk that their respective yield to maturity will be affected by both the amount and timing of Realized Losses.

PREPAYMENTS AND YIELDS OF OFFERED CERTIFICATES

         The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of an offered certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The effective yield to the holders of the offered certificates have an interest accrual period equal to the calendar month prior to the related distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such certificates because monthly distributions will not be payable to such holders until the 25th day or, if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

         Certain of the mortgage loans are fixed rate loans and certain of the mortgage loans are hybrid loans in their fixed rate period. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on these mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on these mortgage loans, these mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

         Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the interest rate cap applicable to the offered certificates.

         Subject to the circumstances described under "Description of the Certificates--Distributions" in this free writing prospectus, on each distribution date during the first three years after the closing date and thereafter on any distribution date that a Trigger Event is in effect, all principal payments on the mortgage loans will generally be allocated to the senior certificates.

         The Class A Certificates and the Class M Certificates have the benefit of a respective yield maintenance agreement through the distribution date in January 2017. To the extent that the pass-through rate on a class of such certificates is limited by the interest rate cap, a Basis Risk Shortfall will result, to the extent not covered by a payment under the applicable yield maintenance agreement. Such Basis Risk Shortfall will be payable to the extent of available funds as described under "Description of the Certificates--Distributions." Payments under each yield maintenance agreement are based on the lesser of the actual aggregate certificate principal balance of the applicable class or classes of certificates and an assumed certificate principal balance derived by assuming that the mortgage loans prepay at a rate of approximately 18% CPR (as described below) through January 2017, that the depositor exercises its clean-up call option on the optional termination date and that the mortgage loans do not incur delinquencies or losses. In addition, payments will be made under a yield maintenance agreement only to the extent that One-Month LIBOR exceeds the lesser of a fixed strike price and 11.00%. There is no guarantee that the mortgage loans will prepay at the assumed rate or at any other rate, that the certificate principal balance of a class or classes of applicable certificates will be as assumed or that the interest rate cap will equal or exceed the applicable strike price. As a result of the foregoing, we cannot assure you that payments under the yield maintenance agreements will cover all shortfalls on the related classes of certificates which may be experienced as a result of the related interest rate cap on such certificates.

         The "final scheduled distribution date" is the distribution date in June 2036. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

                  o prepayments are likely to occur which will be applied to the payment of the certificate principal balances thereof,

                  o Excess Spread, to the extent available, will be applied as an accelerated payment of principal on the certificates to the extent described herein and

                  o the depositor may purchase all the mortgage loans and REO properties when the outstanding aggregate Stated Principal Balance thereof has declined to 10% or less of the cut-off date stated principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described herein.

         The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents a constant assumed rate of prepayment, which we abbreviate as CPR, each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool for the life of such mortgage loans. For example, 24% CPR assumes a constant prepayment rate of 24% per annum.

         There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

                  o the mortgage loans prepay at the indicated percentages of CPR;

                  o distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in June 2006, in accordance with the payment priorities defined in this free writing prospectus, and no amounts are received by the trust from any yield maintenance agreement;

                  o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                  o scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in June 2006, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans are assumed to be received on the last day of each month, commencing in May 2006, and include 30 days' interest thereon;

                  o    the closing date for the Certificates is June 6, 2006;

                  o each index for the adjustable rate mortgage loans remains constant at the following levels:

                               INDEX                            RATE
                               -----                            ----
                          1-Month LIBOR                       5.0800%
                          6-Month LIBOR                       5.3000%
                          1-Year LIBOR                        5.4000%
                          1-Year Treasury                     4.9600%

                          3-Year Treasury                     4.9500%
                          COFI                                3.6200%
                          MTA                                 4.143%

                  o the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

                  o other than mortgage loans that are balloon mortgage loans or negative amortization loans, scheduled monthly payments of principal and interest on each adjustable rate mortgage loan will be adjusted on each payment adjustment date to equal a fully amortizing payment, subject to periodic payment caps, as applicable;

                  o other than mortgage loans that are balloon loans or negative amortization loans, scheduled monthly payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities;

                  o except as indicated with respect to the weighted average lives, the depositor does not exercise its right to purchase the assets of the trust fund on any optional termination date;

                  o scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110%, 115% or 125%, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity); and

                  o the mortgage loans have the approximate characteristics described below:

                            MORTGAGE LOAN ASSUMPTIONS


                                                                                                     Remaining   Remaining
 Mortgage                                  Initial        Gross            Net         Original    Amortization  Term of
  Loan       Original        Current       Monthly      Mortgage        Mortgage     Amortization      Term      Maturity    Loan
  Number    Balance ($)    Balance ($)   Payment ($)    Rate (%)        Rate (%)     Term (months)   (months)    (months)    Type
---------  ------------  --------------  ----------- -------------   -------------   ------------- ------------  --------- -------
     1       265,600.00      262,863.36      N/A      6.2500000000    5.9850000000        360          350         170       Fixed
     2       120,000.00      115,211.10      N/A      6.5000000000    5.9850000000        360          323         143       Fixed
     3     1,194,920.00    1,120,760.66      N/A      4.9408971914    4.6758971914        360          315          39       Fixed
     4       126,400.00      122,973.75      N/A      7.5000000000    6.9850000000        360          327         147       Fixed
     5       541,200.00      536,070.28      N/A      6.8054826701    6.5404826701        360          350         170       Fixed
     6       187,000.00      179,646.40      N/A      8.0000000000    7.7350000000        360          319         139       Fixed
     7        70,550.00       70,120.35      N/A      7.5000000000    7.2350000000        360          352         172       Fixed
     8       130,000.00      125,399.60      N/A      8.7500000000    8.4850000000        360          309         129       Fixed
     9        59,400.00       59,099.03      N/A      9.0000000000    8.4850000000        360          351         171       Fixed
    10       125,250.00      124,946.48      N/A     10.9660506643   10.4510506643        360          354         174       Fixed
    11       199,700.00       63,401.35      N/A      5.5267884269    5.2617884269        360          315          39       Fixed
    12       572,553.91      563,640.66      N/A      6.3445732694    5.8295732694        360          345         N/A       Fixed
    13       690,144.00      680,681.35      N/A      5.8309871499    5.3159871499        360          347         N/A       Fixed
    14    88,075,062.57   85,871,654.05      N/A      5.8280911883    5.4259383432        352          338         N/A       Fixed
    15       170,100.00      167,433.29      N/A      7.0000000000    6.7350000000        360          342         N/A       Fixed
    16       253,055.00      250,589.36      N/A      7.0619278089    6.5469278089        360          348         N/A       Fixed
    17       478,616.76      472,910.55      N/A      6.8561005961    6.3411005961        360          348         N/A       Fixed
    18       273,375.79      266,395.24      N/A      6.9332353255    6.4182353255        351          326         N/A       Fixed
    19    49,781,860.77   49,094,371.18      N/A      6.8440180003    6.5205379899        356          344         N/A       Fixed
    20       612,250.00      602,820.65      N/A      7.8649479451    7.3499479451        327          310         N/A       Fixed
    21       159,050.00      155,041.20      N/A      8.1960443901    7.6810443901        360          326         N/A       Fixed
    22     7,327,202.31    7,116,414.57      N/A      7.8069683217    7.4474254359        349          319         N/A       Fixed
    23       332,000.00      322,953.61      N/A      8.6250000000    8.3600000000        360          320         N/A       Fixed
    24       271,950.00      267,685.36      N/A      9.0144786588    8.5924644314        360          337         N/A       Fixed
    25     1,858,370.90    1,782,051.75      N/A      8.8872699909    8.5472661870        358          307         N/A       Fixed
    26       500,000.00      485,200.43      N/A      9.3750000000    9.1100000000        360          312         N/A       Fixed
    27       213,150.00      211,040.87      N/A      9.8094862893    9.4849283705        360          341         N/A       Fixed
    28        84,650.00       83,849.76      N/A     10.4632196443    9.9482196443        360          341         N/A       Fixed
    29        58,500.00       57,018.49      N/A     10.0000000000    9.7350000000        360          313         N/A       Fixed
    30     1,409,202.55    1,363,745.34      N/A      9.9942300142    9.7150730107        357          302         N/A       Fixed
    31        26,250.00       25,345.39      N/A      6.2500000000    5.7350000000        180          170         N/A       Fixed
    32       186,400.00      148,411.52      N/A      5.8750000000    5.6100000000        180          169         N/A       Fixed
    33        95,800.00       81,775.08      N/A      6.1250000000    5.6100000000        180          141         N/A       Fixed
    34    11,703,009.17   10,341,233.55      N/A      5.5549197019    5.1420983306        178          162         N/A       Fixed
    35       100,800.00       93,284.52      N/A      6.8750000000    6.3600000000        180          158         N/A       Fixed
    36     1,770,731.85    1,635,112.54      N/A      6.6482087226    6.3264867889        174          161         N/A       Fixed
    37        14,000.00       11,536.25      N/A      8.0000000000    7.4850000000        180          147         N/A       Fixed
    38       178,000.00      158,883.08      N/A      7.7221164142    7.2071164142        180          149         N/A       Fixed
    39        50,575.00       46,118.85      N/A      9.0282892678    8.5132892678        180          152         N/A       Fixed
    40       285,202.25      252,128.66      N/A      9.1702988268    8.7070554181        167          139         N/A       Fixed
    41        28,500.00       27,946.02      N/A     10.2500000000    9.7350000000        180          172         N/A       Fixed
    42        39,000.00       35,268.06      N/A     11.5000000000   10.9850000000        180          142         N/A       Fixed
    43       109,000.00       84,681.61      N/A     10.2380643814    9.7230643814        188          146         N/A       Fixed
    44       148,000.00      148,000.00      N/A      6.1250000000    5.8600000000        360          343         N/A       Fixed
    45       166,600.00      166,600.00      N/A      6.2500000000    5.7350000000        360          353         N/A       Fixed
    46     6,229,015.00    6,181,534.27      N/A      6.0359876165    5.6091374594        360          350         N/A       Fixed
    47       765,000.00      764,500.00      N/A      6.3750000000    6.1100000000        360          351         N/A       Fixed
    48       526,500.00      526,476.10      N/A      7.1250000000    6.6100000000        360          343         N/A       Fixed
    49     1,765,628.00    1,763,683.92      N/A      6.8958791210    6.4185032096        360          351         N/A       Fixed
    50       436,000.00      436,000.00      N/A      7.3750000000    7.1100000000        360          350         N/A       Fixed
    51       119,520.00      118,900.86      N/A      7.8500000000    7.3350000000        360          354         N/A       Fixed
    52       613,571.00      613,561.69      N/A      7.7955181287    7.2805181287        360          354         N/A       Fixed
    53       227,700.00      227,435.62      N/A      6.1250000000    5.6100000000        180          165         N/A       Fixed
    54       298,700.00      298,700.00      N/A      5.5000000000    4.9850000000        180          162         N/A       Fixed
    55       104,400.00       98,893.80      N/A      7.4164995429    6.9014995429        360          341         161       Fixed
    56        99,300.00       98,858.82      N/A      8.3750000000    7.8600000000        360          353         173       Fixed
    57     2,491,157.90    2,471,386.58      N/A      7.8869070867    7.3719070867        360          351         171       Fixed
    58       328,850.00      327,523.61      N/A      8.8557631006    8.3407631006        360          353         173       Fixed
    59       533,835.00      521,398.38      N/A      9.3141530721    8.7991530721        360          341         161       Fixed
    60       420,195.00      419,226.30      N/A     12.0669193102   11.5519193102        360          354         174       Fixed
    61        19,800.00       19,558.33      N/A     13.5000000000   13.2350000000        360          314         134       Fixed


(TABLE CONT'D)

                                     Months to                  Next
                                       Next       Months      Payment      Months      Initial   Subsequent
 Mortgage                            Interest    Between    Adjustment    Between     Periodic    Periodic      Gross      Gross
  Loan                  Gross          Rate        Rate       Period      Payment       Rate        Rate       Minimum    Maximum
  Number    Index     Margin (%)    Adjustment  Adjustment   (months)    Adjustment    Cap (%)     Cap (%)    Rate (%)    Rate (%)
---------  -------    ----------    ----------  ----------  ----------   ----------   --------   -----------  ---------   --------
     1       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     2       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     3       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     4       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     5       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     6       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     7       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     8       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
     9       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    10       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    11       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    12       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    13       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    14       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    15       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    16       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    17       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    18       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    19       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    20       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    21       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    22       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    23       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    24       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    25       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    26       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    27       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    28       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    29       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    30       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    31       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    32       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    33       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    34       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    35       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    36       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    37       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    38       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    39       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    40       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    41       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    42       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    43       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    44       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    45       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    46       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    47       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    48       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    49       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    50       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    51       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    52       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    53       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    54       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    55       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    56       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    57       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    58       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    59       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    60       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A
    61       N/A         N/A           N/A         N/A          N/A         N/A          N/A         N/A         N/A        N/A

(TABLE CONT'D)

           Remaining                 Maximum
 Mortgage   Interest   Periodic      Negative
  Loan     Only Term   Payment     Amortization
  Number    (months)   Cap (%)    Percentage (%)
---------  ---------   --------   -------------
     1        N/A        N/A         N/A
     2        N/A        N/A         N/A
     3        N/A        N/A         N/A
     4        N/A        N/A         N/A
     5        N/A        N/A         N/A
     6        N/A        N/A         N/A
     7        N/A        N/A         N/A
     8        N/A        N/A         N/A
     9        N/A        N/A         N/A
    10        N/A        N/A         N/A
    11        N/A        N/A         N/A
    12        N/A        N/A         N/A
    13        N/A        N/A         N/A
    14        N/A        N/A         N/A
    15        N/A        N/A         N/A
    16        N/A        N/A         N/A
    17        N/A        N/A         N/A
    18        N/A        N/A         N/A
    19        N/A        N/A         N/A
    20        N/A        N/A         N/A
    21        N/A        N/A         N/A
    22        N/A        N/A         N/A
    23        N/A        N/A         N/A
    24        N/A        N/A         N/A
    25        N/A        N/A         N/A
    26        N/A        N/A         N/A
    27        N/A        N/A         N/A
    28        N/A        N/A         N/A
    29        N/A        N/A         N/A
    30        N/A        N/A         N/A
    31        N/A        N/A         N/A
    32        N/A        N/A         N/A
    33        N/A        N/A         N/A
    34        N/A        N/A         N/A
    35        N/A        N/A         N/A
    36        N/A        N/A         N/A
    37        N/A        N/A         N/A
    38        N/A        N/A         N/A
    39        N/A        N/A         N/A
    40        N/A        N/A         N/A
    41        N/A        N/A         N/A
    42        N/A        N/A         N/A
    43        N/A        N/A         N/A
    44        103        N/A         N/A
    45        113        N/A         N/A
    46         96        N/A         N/A
    47         51        N/A         N/A
    48        103        N/A         N/A
    49        102        N/A         N/A
    50        110        N/A         N/A
    51        114        N/A         N/A
    52        114        N/A         N/A
    53        105        N/A         N/A
    54        102        N/A         N/A
    55        N/A        N/A         N/A
    56        N/A        N/A         N/A
    57        N/A        N/A         N/A
    58        N/A        N/A         N/A
    59        N/A        N/A         N/A
    60        N/A        N/A         N/A
    61        N/A        N/A         N/A

                                                                              S-109





                                                                                                      Remaining    Remaining
 Mortgage                                  Initial        Gross            Net         Original     Amortization   Term of
  Loan       Original        Current       Monthly      Mortgage        Mortgage     Amortization       Term       Maturity
  Number    Balance ($)    Balance ($)   Payment ($)    Rate (%)        Rate (%)     Term (months)    (months)     (months)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    62     4,454,882.00    4,434,771.93      N/A     11.6176968159   11.1026968159        360           353          173
    63        18,150.00       9,549.65       N/A      9.3750000000    8.8600000000        360           310          130
    64        65,337.38       62,680.82      N/A      6.0000000000    5.4850000000        240           222          N/A
    65        27,000.00       26,720.54      N/A      8.4200000000    7.9050000000        360           353          N/A
    66       462,576.79      455,251.48      N/A      8.1714484047    7.6564484047        239           230          N/A
    67        26,800.00       26,587.10      N/A      8.6700000000    8.4050000000        360           347          N/A
    68       198,401.00      196,369.93      N/A      8.9471352233    8.4321352233        276           267          N/A
    69        63,700.00       63,540.94      N/A     11.1250000000   10.6100000000        360           353          N/A
    70       116,600.00      116,318.80      N/A     11.6616698204   11.1466698204        360           353          N/A
    71     1,175,802.88    1,169,541.78      N/A     11.7048879423   11.3062574682        353           344          N/A
    72         4,050.00        3,851.29      N/A      6.2500000000    5.7350000000        120           112          N/A
    73        86,770.00       84,440.64      N/A      7.4677417177    6.9527417177        180           171          N/A
    74       221,105.00      214,097.57      N/A      7.9835163940    7.4685163940        168           160          N/A
    75       245,500.00      200,479.38      N/A      9.0971731108    8.5821731108        176           132          N/A
    76       259,690.00      230,331.32      N/A     11.6111620680   11.1424239376        189           147          N/A
    77        63,980.00       63,962.41      N/A      8.2500000000    7.7350000000        360           351          N/A
    78        56,463.00       55,363.00      N/A      9.2629283095    8.8156630782        360           357          N/A
    79        67,000.00       67,000.00      N/A     10.7500000000   10.2350000000        240           232          N/A
    80        75,400.00       75,400.00      N/A     12.1250000000   11.6100000000        360           355          N/A
    81       143,000.00      142,995.00      N/A     10.8750000000   10.3600000000        240           233          N/A
    82       713,798.00      713,250.43      N/A     11.4355418440   10.9205418440        360           352          N/A
    83        31,400.00       31,400.00      N/A     12.8750000000   12.3600000000        180           175          N/A
    84       541,900.00      528,117.40      N/A      6.2782505807    5.8697302313        360           340          N/A
    85     1,102,700.00    1,055,221.31      N/A      4.6858026837    4.2820028119        360           329          N/A
    86       818,751.91      806,888.19      N/A      7.5017815030    6.9867815030        360           343          N/A
    87     3,255,095.00    3,219,986.39      N/A      7.8972348332    7.4658005952        360           343          N/A
    88       354,400.00      345,884.12      N/A      8.0691173485    7.6025955281        360           331          N/A
    89       263,900.00      258,605.43      N/A      8.9472976554    8.4322976554        360           335          N/A
    90     2,715,470.00    2,678,463.13      N/A      9.0996085763    8.7099844481        360           340          N/A
    91        85,500.00       85,431.43      N/A      7.5000000000    6.9850000000        360           351          N/A
    92     1,481,250.00    1,481,088.40      N/A      4.7527529417    4.2377529417        360           337          N/A
    93        45,600.00       31,567.50      N/A      6.8750000000    6.3600000000        360           175          N/A
    94       120,000.00      110,633.79      N/A      7.5190000000    7.0040000000        360           281          N/A
    95     1,406,341.30    1,300,737.74      N/A      5.9797916191    5.5051076765        359           301          N/A
    96     1,338,400.00    1,173,182.29      N/A      6.8313307785    6.3318006613        358           272          N/A
    97       500,000.00      500,000.00      N/A      5.7500000000    5.2350000000        360           350          N/A
    98       454,525.00      443,106.56      N/A      9.5457710669    9.0307710669        360           330          N/A
    99       218,700.00      212,783.59      N/A     11.4038896573   11.1388896573        360           311          N/A
    100      269,750.00      258,725.15      N/A      9.9097754296    9.3947754296        360           323          N/A
    101      755,000.00      741,614.11      N/A      9.0196939686    8.5046939686        360           334          N/A
    102    1,790,665.00    1,746,393.62      N/A     10.1325832725    9.6433419772        360           327          N/A
    103       44,900.00       31,070.86      N/A      6.8750000000    6.3600000000        360           147          N/A
    104      549,600.00      549,545.25      N/A      5.6679695052    5.1529695052        360           347          N/A
    105      350,000.00      349,985.00      N/A      5.3750000000    4.9850000000        360           347          N/A
    106      585,951.70      561,996.00      N/A      5.4666964360    4.9675085414        360           327          N/A
    107      468,000.00      468,000.00      N/A      5.3750000000    4.8600000000        360           322          N/A
    108      459,900.00      434,370.69      N/A      5.2441584082    4.7291584082        360           315          N/A
    109    2,458,538.27    2,360,564.60      N/A      5.4081368472    4.9048270542        360           329          N/A
    110      187,200.00      181,654.63      N/A      4.7500000000    4.2350000000        480           443          N/A
    111      228,000.00      227,987.14      N/A      8.6500000000    8.1350000000        360           353          N/A
    112      140,000.00      140,000.00      N/A      5.7500000000    5.2350000000        360           346          N/A
    113      140,700.00      140,435.91      N/A      6.8750000000    6.3600000000        360           352          N/A
    114      475,950.00      475,950.00      N/A      7.1250000000    6.6100000000        360           353          N/A
    115      509,220.00      509,038.04      N/A      7.4252455042    7.1602455042        360           351          N/A
    116      111,900.00      111,900.00      N/A      8.0500000000    7.5350000000        360           352          N/A
    117      968,400.00      968,366.86      N/A      6.0437783491    5.7787783491        360           350          N/A
    118       71,000.00       70,548.85      N/A      8.5000000000    7.9850000000        360           350          N/A
    119    1,953,882.00    1,937,072.78      N/A      7.6483513005    7.1333513005        360           351          N/A
    120    3,169,520.00    3,145,531.07      N/A      7.3022802747    6.9067477865        360           350          N/A
    121      177,550.00      176,782.32      N/A      8.9900000000    8.4750000000        360           353          N/A
    122      197,000.00      195,770.30      N/A      9.2000000000    8.6850000000        360           352          N/A
    123    1,096,150.00    1,088,847.87      N/A      7.6757342793    7.1607342793        360           351          N/A


(TABLE CONT'D)

                                                         Months to                  Next
                                                            Next       Months      Payment      Months         Initial
 Mortgage                                                 Interest    Between    Adjustment    Between        Periodic
  Loan                                       Gross          Rate        Rate       Period      Payment          Rate
  Number    Loan Type      Index           Margin (%)    Adjustment  Adjustment   (months)    Adjustment       Cap (%)
---------   ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    62        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    63        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    64        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    65        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    66        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    67        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    68        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    69        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    70        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    71        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    72        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    73        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    74        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    75        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    76        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    77        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    78        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    79        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    80        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    81        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    82        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    83        Fixed         N/A               N/A           N/A         N/A          N/A         N/A             N/A
    84     Adjustable  1-YearTreasury     4.3247569019       3           12           4           12        2.0000000000
    85     Adjustable  1-YearTreasury     2.7500000000       5           12           6           12        2.0000000000
    86     Adjustable   6-MonthLibor      5.3446601845       5           6            6           6         3.0000000000
    87     Adjustable   6-MonthLibor      5.3646781887       7           6            8           6         3.0000000000
    88     Adjustable   6-MonthLibor      6.4912084754       5           6            6           6         3.1596970107
    89     Adjustable   6-MonthLibor      6.1506005210       4           6            5           6         3.0000000000
    90     Adjustable   6-MonthLibor      6.3634849800       6           6            7           6         2.9626629395
    91     Adjustable   1-MonthLibor      2.6250000000       1           1            2           1         5.0000000000
    92     Adjustable  1-YearTreasury     2.7500000000       8           12           9           12        5.0000000000
    93     Adjustable  1-YearTreasury     2.7500000000       8           12           9           12        3.0000000000
    94     Adjustable  1-YearTreasury     4.5000000000       6           12           7           12        3.0000000000
    95     Adjustable  1-YearTreasury     2.6567720004       5           12           6           12        2.4229095675
    96     Adjustable  1-YearTreasury     2.8897713841       7           12           8           12        2.2532572496
    97     Adjustable   6-MonthLibor      1.8750000000       2           6            3           6         1.0000000000
    98     Adjustable   6-MonthLibor      4.6822138336       4           6            5           6         3.0000000000
    99     Adjustable   6-MonthLibor      6.9746978080       3           6            4           6         3.0000000000
    100    Adjustable   6-MonthLibor      5.1501403565       5           6            6           6         2.7988771482
    101    Adjustable   6-MonthLibor      4.8883473121       3           6            4           6         2.5501637098
    102    Adjustable   6-MonthLibor      5.6307997964       4           6            5           6         2.4569893699
    103    Adjustable  3-YearTreasury     2.7500000000       3           36           4           36        3.0000000000
    104    Adjustable   1-YearLibor       2.2500000000       23          12          24           12        3.0000000000
    105    Adjustable   1-YearLibor       2.2500000000       23          12          24           12        2.0000000000
    106    Adjustable   1-YearLibor       2.2500000000       21          12          22           12        4.3218716859
    107    Adjustable  1-YearTreasury     2.7500000000       22          12          23           12        5.0000000000
    108    Adjustable  1-YearTreasury     2.7500000000       15          12          16           12        2.8054365270
    109    Adjustable  1-YearTreasury     2.7500000000       17          12          18           12        3.4312261312
    110    Adjustable  1-YearTreasury     2.7500000000       23          12          24           12        6.7500000000
    111    Adjustable   6-MonthLibor      6.1500000000       17          6           18           6         2.0000000000
    112    Adjustable   6-MonthLibor      2.2500000000       22          6           23           6         6.0000000000
    113    Adjustable   6-MonthLibor      2.2500000000       16          6           17           6         3.0000000000
    114    Adjustable   6-MonthLibor      4.6250000000       17          6           18           6         3.0000000000
    115    Adjustable   6-MonthLibor      3.2376227521       15          6           16           6         3.0000000000
    116    Adjustable   6-MonthLibor      6.5500000000       16          6           17           6         3.0000000000
    117    Adjustable   6-MonthLibor      2.6180553928       14          6           15           6         3.0000000000
    118    Adjustable   6-MonthLibor      7.5000000000       14          6           15           6         3.0000000000
    119    Adjustable   6-MonthLibor      4.5627295855       15          6           16           6         2.9083767880
    120    Adjustable   6-MonthLibor      4.1300138904       14          6           15           6         3.0000000000
    121    Adjustable   6-MonthLibor      7.9900000000       17          6           18           6         3.0000000000
    122    Adjustable   6-MonthLibor      5.3750000000       16          6           17           6         3.0000000000
    123    Adjustable   6-MonthLibor      4.8326480539       15          6           16           6         2.4630721002


(TABLE CONT'D)

            Subsequent                                   Remaining                 Maximum
 Mortgage    Periodic         Gross          Gross        Interest   Periodic      Negative
  Loan         Rate          Minimum        Maximum      Only Term   Payment     Amortization
  Number      Cap (%)       Rate (%)        Rate (%)      (months)   Cap (%)    Percentage (%)
---------   -----------     ---------       --------     ---------   --------   -------------
    62          N/A            N/A            N/A           N/A        N/A         N/A
    63          N/A            N/A            N/A           N/A        N/A         N/A
    64          N/A            N/A            N/A           N/A        N/A         N/A
    65          N/A            N/A            N/A           N/A        N/A         N/A
    66          N/A            N/A            N/A           N/A        N/A         N/A
    67          N/A            N/A            N/A           N/A        N/A         N/A
    68          N/A            N/A            N/A           N/A        N/A         N/A
    69          N/A            N/A            N/A           N/A        N/A         N/A
    70          N/A            N/A            N/A           N/A        N/A         N/A
    71          N/A            N/A            N/A           N/A        N/A         N/A
    72          N/A            N/A            N/A           N/A        N/A         N/A
    73          N/A            N/A            N/A           N/A        N/A         N/A
    74          N/A            N/A            N/A           N/A        N/A         N/A
    75          N/A            N/A            N/A           N/A        N/A         N/A
    76          N/A            N/A            N/A           N/A        N/A         N/A
    77          N/A            N/A            N/A           111        N/A         N/A
    78          N/A            N/A            N/A           117        N/A         N/A
    79          N/A            N/A            N/A            52        N/A         N/A
    80          N/A            N/A            N/A           115        N/A         N/A
    81          N/A            N/A            N/A            53        N/A         N/A
    82          N/A            N/A            N/A           112        N/A         N/A
    83          N/A            N/A            N/A           115        N/A         N/A
    84     2.0000000000   4.3247569019   12.2782505807      N/A        N/A         N/A
    85     2.0000000000   2.7500000000   10.6858026837      N/A        N/A         N/A
    86     2.1889273531   7.5017815030   13.5017815030      N/A        N/A         N/A
    87     1.0000000000   6.1015757482   13.9032709643      N/A        N/A         N/A
    88     1.0000000000   6.4912084754   14.0691173485      N/A        N/A         N/A
    89     2.0682680561   6.6179677956   13.2585335070      N/A        N/A         N/A
    90     1.0000000000   6.3634849800   14.7029519819      N/A        N/A         N/A
    91     2.0000000000   2.6250000000   20.1250000000      111        N/A         N/A
    92     2.0000000000   2.7500000000   10.2224244346       37        N/A         N/A
    93     2.0000000000   2.7500000000   14.9000000000      N/A        N/A         N/A
    94     2.0000000000   4.5000000000   13.8250000000      N/A        N/A         N/A
    95     1.2506165616   2.6567720004   10.7814906485      N/A        N/A         N/A
    96     1.8002628475   2.8897713841   11.4033124971      N/A        N/A         N/A
    97     1.0000000000   1.8750000000   12.0000000000      110        N/A         N/A
    98     1.5457710669   4.6822138336   13.2594588653      N/A        N/A         N/A
    99     1.2832326027   6.9746978080   16.3663141093      N/A        N/A         N/A
    100    2.5977542964   6.6080911519   12.9097754296      N/A        N/A         N/A
    101    1.6666539826   4.8883473121   13.7653088006      N/A        N/A         N/A
    102    1.0000000000   5.9264562819   13.8989734920      N/A        N/A         N/A
    103    2.0000000000   2.7500000000   15.5000000000      N/A        N/A         N/A
    104    3.0000000000   2.2500000000   10.6679695052      107        N/A         N/A
    105    2.0000000000   2.2500000000   11.3750000000       23        N/A         N/A
    106    4.3218716859   2.2500000000   10.5931932794      N/A        N/A         N/A
    107    2.0000000000   2.7500000000   10.3750000000       22        N/A         N/A
    108    2.0000000000   2.7500000000   10.9756795659      N/A        N/A         N/A
    109    2.4048415451   2.7500000000   10.8706255035      N/A        N/A         N/A
    110    2.0000000000   2.7500000000   10.7500000000      N/A        N/A         N/A
    111    1.0000000000   8.6500000000   15.6500000000      113        N/A         N/A
    112    2.0000000000   2.2500000000   11.7500000000      106        N/A         N/A
    113    3.0000000000   6.8750000000   12.8750000000       16        N/A         N/A
    114    1.0000000000   4.6250000000   13.1250000000       17        N/A         N/A
    115    1.0000000000   3.2376227521   13.4252455042       51        N/A         N/A
    116    3.0000000000   6.5500000000   14.0500000000       52        N/A         N/A
    117    1.0000000000   2.6180553928   12.0437783491       50        N/A         N/A
    118    1.0000000000   7.5000000000   14.5000000000      N/A        N/A         N/A
    119    2.8167535760   4.8923025903   13.7399745125      N/A        N/A         N/A
    120    1.0000000000   4.4103196282   13.3290536456      N/A        N/A         N/A
    121    3.0000000000   8.9900000000   14.9900000000      N/A        N/A         N/A
    122    1.0000000000   5.3750000000   15.2000000000      N/A        N/A         N/A
    123    1.8347596070   5.5960204891   14.0336862125      N/A        N/A         N/A


                                                                              S-110





                                                                                                      Remaining    Remaining
 Mortgage                                  Initial        Gross            Net         Original     Amortization   Term of
  Loan       Original        Current       Monthly      Mortgage        Mortgage     Amortization       Term       Maturity
  Number    Balance ($)    Balance ($)   Payment ($)    Rate (%)        Rate (%)     Term (months)    (months)     (months)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    124    4,769,679.00    4,723,300.09      N/A      7.0213591756    6.6818156113        360           349          N/A
    125      119,600.00       98,259.55      N/A      7.3750000000    6.8600000000        360           227          N/A
    126      119,920.00      119,920.00      N/A      5.5000000000    4.9850000000        360           348          N/A
    127      238,009.00      234,802.81      N/A      5.5000000000    5.1100000000        360           348          N/A
    128      195,000.00      193,338.34      N/A      7.9000000000    7.6350000000        360           348          N/A
    129      161,000.00      159,477.65      N/A      7.3750000000    7.1100000000        360           348          N/A
    130    1,501,600.00    1,501,544.12      N/A      5.2278987313    4.7128987313        360           351          N/A
    131      373,168.00      373,168.00      N/A      6.5000000000    6.1100000000        360           353          N/A
    132      571,600.00      571,600.00      N/A      8.1947165850    7.8047165850        360           352          N/A
    133    1,500,000.00    1,499,112.09      N/A      4.3750000000    3.8600000000        360           335          N/A
    134      499,500.00      493,521.61      N/A      5.1250000000    4.7350000000        360           350          N/A
    135      497,150.00      404,488.34      N/A      4.8420892975    4.4265219969        360           346          N/A
    136      743,478.00      743,468.00      N/A      5.2056251917    4.8411017421        360           351          N/A
    137      548,000.00      548,000.00      N/A      5.2500000000    4.7350000000        360           333          N/A
    138      274,150.00      265,915.96      N/A      4.3138276251    3.9238276251        360           339          N/A
    139    3,085,880.97    2,989,382.88      N/A      5.0684981967    4.5806735781        360           335          N/A
    140      168,000.00      166,067.25      N/A      4.7500000000    4.3600000000        360           351          N/A
    141      190,350.00      190,350.00      N/A      6.7500000000    6.2350000000        353           343          N/A
    142      108,000.00      107,977.10      N/A      9.7130000000    9.1980000000        360           353          N/A
    143      259,920.00      259,920.00      N/A      6.2500000000    5.7350000000        360           355          N/A
    144      206,300.00      204,800.90      N/A      7.7500000000    7.2350000000        360           350          N/A
    145      217,700.00      216,188.54      N/A      8.1030290875    7.5880290875        360           353          N/A
    146      782,192.22      767,099.87      N/A      5.1562300092    4.7355633683        360           344          N/A
    147    1,694,800.00    1,694,616.77      N/A      5.1203627362    4.6415066013        360           345          N/A
    148      553,240.00      525,364.26      N/A      4.7084026947    4.1934026947        360           323          N/A
    149      636,000.00      625,757.12      N/A      5.6794366059    5.2667234784        360           346          N/A
    150      172,000.00      171,694.64      N/A      4.6250000000    4.1100000000        360           337          N/A
    151      289,538.00      289,420.61      N/A      5.5000000000    4.9850000000        360           345          N/A
    152    3,637,057.00    3,634,561.11      N/A      4.7231373068    4.2480320824        360           340          N/A
    153      452,775.00      428,951.90      N/A      4.6245288749    4.1095288749        360           328          N/A
    154      913,500.00      894,534.32      N/A      5.2265256790    4.7477664266        360           343          N/A
    155      131,200.00      131,200.00      N/A      6.1250000000    5.6100000000        360           346          N/A
    156      212,256.00      212,159.58      N/A      5.1250000000    4.6100000000        360           345          N/A
    157       98,100.00       98,100.00      N/A      6.6250000000    6.1100000000        360           346          N/A
    158      712,500.00      712,495.78      N/A      6.6250000000    6.1100000000        360           347          N/A
    159      801,000.00      796,793.49      N/A      6.7500000000    6.2350000000        360           339          N/A
    160      816,364.00      816,364.00      N/A      7.1868486361    6.6718486361        360           347          N/A
    161      296,800.00      296,800.00      N/A      6.6250000000    6.3600000000        360           347          N/A
    162      323,100.00      321,350.00      N/A      5.3750000000    4.8600000000        360           347          N/A
    163      147,000.00      137,478.62      N/A      2.3500000000    1.8350000000        360           337          N/A
    164      123,850.00      119,698.94      N/A      6.0000000000    5.4850000000        360           337          N/A
    165      286,400.00      265,182.31      N/A      5.6801640916    5.1651640916        360           343          N/A
    166    5,022,085.00    5,015,805.35      N/A      5.8354250163    5.3204250163        360           349          N/A
    167    1,282,950.00    1,282,950.00      N/A      5.9487411824    5.5142392533        360           352          N/A
    168      120,800.00      119,899.66      N/A      4.8750000000    4.6100000000        360           354          N/A
    169    3,081,985.00    3,052,226.79      N/A      6.2759216659    5.7932123390        360           350          N/A
    170      316,000.00      316,000.00      N/A      4.8750000000    4.6100000000        360           351          N/A
    171      730,400.00      730,175.09      N/A      4.6790196085    4.3600000000        360           351          N/A
    172      587,000.00      586,899.22      N/A      5.8750000000    5.3600000000        360           351          N/A
    173    1,200,000.00    1,198,914.92      N/A      5.0000000000    4.4850000000        360           350          N/A
    174      889,800.00      889,743.53      N/A      5.6034286813    5.3384286813        360           352          N/A
    175    4,795,254.00    4,728,051.09      N/A      5.1209596936    4.7702673809        360           350          N/A
    176    1,806,710.00    1,769,911.45      N/A      5.2150191250    4.9132168827        360           345          N/A
    177    1,820,749.00    1,782,581.31      N/A      5.3819527078    5.0041028696        360           344          N/A
    178      135,600.00      135,599.95      N/A      6.3750000000    5.8600000000        360           351          N/A
    179      260,800.00      260,800.00      N/A      5.8895705521    5.3745705521        360           351          N/A
    180      151,200.00      151,200.00      N/A      7.3750000000    6.8600000000        360           352          N/A
    181      767,031.00      766,693.68      N/A      5.8633707728    5.3483707728        360           349          N/A
    182    1,480,660.00    1,478,706.38      N/A      5.7299738035    5.3399738035        360           352          N/A
    183      213,750.00      210,115.24      N/A      4.9400000000    4.5500000000        360           326          N/A
    184       73,400.00       72,963.16      N/A      6.8750000000    6.3600000000        360           355          N/A
    185      513,800.00      508,377.29      N/A      5.9181560510    5.4031560510        360           352          N/A


(TABLE CONT'D)
                                                         Months to                  Next
                                                            Next       Months      Payment      Months         Initial
 Mortgage                                                 Interest    Between    Adjustment    Between        Periodic
  Loan                                       Gross          Rate        Rate       Period      Payment          Rate
  Number    Loan Type      Index           Margin (%)    Adjustment  Adjustment   (months)    Adjustment       Cap (%)
---------   ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    124    Adjustable   6-MonthLibor      4.3394994875       15          6           16           6         4.0117615526
    125    Adjustable  1-YearTreasury     2.7500000000       12          12          13           12        3.0000000000
    126    Adjustable   1-YearLibor       2.2500000000       24          12          25           12        3.0000000000
    127    Adjustable  1-YearTreasury     2.0000000000       24          12          25           12        1.0000000000
    128    Adjustable   6-MonthLibor      7.9000000000       24          6           25           6         3.0000000000
    129    Adjustable   6-MonthLibor      3.5000000000       24          6           25           6         3.0000000000
    130    Adjustable   1-YearLibor       2.2500000000       27          12          28           12        2.4539327156
    131    Adjustable   1-YearLibor       2.2500000000       29          12          30           12        2.0000000000
    132    Adjustable   1-YearLibor       2.2500000000       28          12          29           12        2.0000000000
    133    Adjustable   1-YearLibor       2.2500000000       35          12          36           12        5.0000000000
    134    Adjustable   1-YearLibor       2.2500000000       26          12          27           12        2.0000000000
    135    Adjustable   1-YearLibor       2.2500000000       27          12          28           12        3.0482593268
    136    Adjustable  1-YearTreasury     2.7500000000       27          12          28           12        3.6019062017
    137    Adjustable  1-YearTreasury     2.7500000000       33          12          34           12        5.0000000000
    138    Adjustable  1-YearTreasury     2.5012898624       28          12          29           12        1.5025797248
    139    Adjustable  1-YearTreasury     2.7500000000       31          12          32           12        3.9119230421
    140    Adjustable  3-YearTreasury     2.7500000000       27          36          28           36        2.0000000000
    141    Adjustable   6-MonthLibor      2.2500000000       26          6           27           6         3.0000000000
    142    Adjustable   6-MonthLibor      6.2000000000       29          6           30           6         1.5000000000
    143    Adjustable   6-MonthLibor      6.2500000000       31          6           32           6         1.0000000000
    144    Adjustable   6-MonthLibor      5.0000000000       26          6           27           6         6.0000000000
    145    Adjustable   6-MonthLibor      7.2766720151       29          6           30           6         1.8469709125
    146    Adjustable   6-MonthLibor      2.0613332818       26          6           27           6         4.2640006183
    147    Adjustable   1-YearLibor       2.3092464336       45          12          46           12        5.0000000000
    148    Adjustable   1-YearLibor       2.2500000000       47          12          48           12        3.0000000000
    149    Adjustable   1-YearLibor       2.2500000000       46          12          47           12        5.0000000000
    150    Adjustable  1-YearTreasury     2.7500000000       37          12          38           12        2.0000000000
    151    Adjustable  1-YearTreasury     2.7500000000       45          12          46           12        5.0000000000
    152    Adjustable  1-YearTreasury     2.7500000000       41          12          42           12        4.1920266846
    153    Adjustable  1-YearTreasury     2.6224028498       46          12          47           12        3.3032847273
    154    Adjustable  1-YearTreasury     2.7500000000       43          12          44           12        3.4006860352
    155    Adjustable   6-MonthLibor      2.2500000000       46          6           47           6         12.1250000000
    156    Adjustable   6-MonthLibor      2.2500000000       45          6           46           6         6.0000000000
    157    Adjustable   6-MonthLibor      2.2500000000       46          6           47           6         12.6250000000
    158    Adjustable   6-MonthLibor      2.7500000000       47          6           48           6         2.0000000000
    159    Adjustable   6-MonthLibor      2.2500000000       39          6           40           6         2.0000000000
    160    Adjustable   6-MonthLibor      2.7500000000       47          6           48           6         2.0000000000
    161    Adjustable   6-MonthLibor      2.2500000000       47          6           48           6         3.0000000000
    162    Adjustable   6-MonthLibor      2.2500000000       47          6           48           6         2.0000000000
    163    Adjustable   6-MonthLibor      3.2500000000       37          6           38           6         1.0000000000
    164    Adjustable   6-MonthLibor      2.8750000000       37          6           38           6         2.0000000000
    165    Adjustable   6-MonthLibor      2.2500000000       43          6           44           6         2.0000000000
    166    Adjustable   1-YearLibor       2.2500000000       49          12          50           12        4.9789636985
    167    Adjustable   1-YearLibor       2.2500000000       52          12          53           12        5.0000000000
    168    Adjustable   1-YearLibor       2.2500000000       54          12          55           12        5.0000000000
    169    Adjustable   1-YearLibor       2.3440816893       50          12          51           12        4.3741592151
    170    Adjustable  1-YearTreasury     2.7500000000       51          12          52           12        5.0000000000
    171    Adjustable  1-YearTreasury     2.7500000000       51          12          52           12        4.3517646980
    172    Adjustable  1-YearTreasury     2.7500000000       51          12          52           12        5.0000000000
    173    Adjustable  1-YearTreasury     2.7500000000       50          12          51           12        5.0000000000
    174    Adjustable  1-YearTreasury     2.7500000000       52          12          53           12        5.0000000000
    175    Adjustable  1-YearTreasury     2.7467851447       50          12          51           12        4.6968182931
    176    Adjustable  1-YearTreasury     2.7500000000       53          12          54           12        5.0000000000
    177    Adjustable  1-YearTreasury     2.7500000000       52          12          53           12        5.0562286553
    178    Adjustable   6-MonthLibor      2.2500000000       51          6           52           6         5.0000000000
    179    Adjustable   6-MonthLibor      2.2500000000       51          6           52           6         5.6441717791
    180    Adjustable   6-MonthLibor      2.2500000000       52          6           53           6         5.0000000000
    181    Adjustable   6-MonthLibor      2.2500000000       49          6           50           6         2.0000000000
    182    Adjustable   6-MonthLibor      2.0000000000       52          6           53           6         5.0000000000
    183    Adjustable   6-MonthLibor      2.0000000000       50          6           51           6         5.0000000000
    184    Adjustable   6-MonthLibor      2.2500000000       55          6           56           6         6.0000000000
    185    Adjustable   6-MonthLibor      2.2500000000       52          6           53           6         6.0000000000


(TABLE CONT'D)

              Subsequent                                   Remaining                 Maximum
 Mortgage      Periodic         Gross          Gross        Interest   Periodic      Negative
  Loan           Rate          Minimum        Maximum      Only Term   Payment     Amortization
  Number        Cap (%)       Rate (%)        Rate (%)      (months)   Cap (%)    Percentage (%)
---------     -----------     ---------       --------     ---------   --------   -------------
    124      1.2827350728   4.5089428512   13.0129052050      N/A        N/A         N/A
    125      2.0000000000   2.7500000000   13.0000000000      N/A        N/A         N/A
    126      3.0000000000   2.2500000000   10.5000000000      108        N/A         N/A
    127      1.0000000000   2.0000000000   10.5000000000      N/A        N/A         N/A
    128      1.0000000000   7.9000000000   13.9000000000      N/A        N/A         N/A
    129      1.0000000000   3.5000000000   13.3750000000      N/A        N/A         N/A
    130      2.2671916161   2.2500000000   10.7739660157      111        N/A         N/A
    131      2.0000000000   2.2500000000   12.5000000000       29        N/A         N/A
    132      2.0000000000   2.2500000000   14.1947165850       28        N/A         N/A
    133      2.0000000000   2.2500000000    9.3750000000       35        N/A         N/A
    134      2.0000000000   2.2500000000   11.1250000000      N/A        N/A         N/A
    135      2.0000000000   2.2500000000   10.6375508923      N/A        N/A         N/A
    136      2.3980937983   2.7500000000   10.8075313934      111        N/A         N/A
    137      5.0000000000   2.7500000000   10.2500000000       33        N/A         N/A
    138      1.5025797248   2.5012898624    9.3138276251      N/A        N/A         N/A
    139      2.6623520036   2.7500000000   10.2596330617      N/A        N/A         N/A
    140      2.0000000000   2.7500000000   10.7500000000      N/A        N/A         N/A
    141      2.0000000000   2.2500000000   11.2500000000      110        N/A         N/A
    142      1.5000000000   6.2000000000   16.7130000000       29        N/A         N/A
    143      1.5000000000   6.2500000000   13.2500000000       31        N/A         N/A
    144      6.0000000000   5.0000000000   13.7500000000      N/A        N/A         N/A
    145      1.5000000000   7.2766720151   15.1030290875      N/A        N/A         N/A
    146      1.0000000000   2.0613332818   10.1562300092      N/A        N/A         N/A
    147      2.9131564950   2.3092464336   10.1203627362       45        N/A         N/A
    148      2.0000000000   2.2500000000    9.7084026947      N/A        N/A         N/A
    149      2.5451150600   2.2500000000   10.6794366059      N/A        N/A         N/A
    150      2.0000000000   2.7500000000    9.6250000000       37        N/A         N/A
    151      2.0000000000   2.7500000000   10.5000000000       45        N/A         N/A
    152      2.1089487446   2.7500000000    9.7231373068       41        N/A         N/A
    153      1.7448056997   3.2625563554    9.6245288749      N/A        N/A         N/A
    154      2.0000000000   2.7500000000   10.2265256790      N/A        N/A         N/A
    155      6.0000000000   2.2500000000   12.1250000000      106        N/A         N/A
    156      6.0000000000   2.2500000000   11.1250000000      105        N/A         N/A
    157      6.0000000000   2.2500000000   12.6250000000      106        N/A         N/A
    158      2.0000000000   2.7500000000   12.6250000000       47        N/A         N/A
    159      1.0000000000   2.2500000000   11.7500000000       39        N/A         N/A
    160      2.0000000000   2.7500000000   13.1868486361       47        N/A         N/A
    161      1.0000000000   2.2500000000   11.6250000000       47        N/A         N/A
    162      1.0000000000   5.3750000000   10.3750000000       47        N/A         N/A
    163      1.0000000000   3.2500000000   22.2500000000      N/A        N/A         N/A
    164      1.0000000000   2.8750000000   11.0000000000      N/A        N/A         N/A
    165      1.0000000000   2.2500000000   10.6801640916      N/A        N/A         N/A
    166      4.3759552025   2.2500000000   10.8323634441      109        N/A         N/A
    167      3.0680462995   2.2500000000   10.9487411824       52        N/A         N/A
    168      2.0000000000   2.2500000000    9.8750000000      N/A        N/A         N/A
    169      2.6628343237   2.3440816893   11.2838970239      N/A        N/A         N/A
    170      2.0000000000   2.7500000000    9.8750000000      111        N/A         N/A
    171      2.0000000000   2.7500000000    9.6790196085      111        N/A         N/A
    172      2.0000000000   2.7500000000   10.8750000000       51        N/A         N/A
    173      5.0000000000   2.7500000000   10.0000000000       50        N/A         N/A
    174      2.0000000000   2.7500000000   10.6034286813       52        N/A         N/A
    175      2.2155786096   2.7467851447   10.1152113965       50        N/A         N/A
    176      2.0000000000   2.7500000000   10.2150191250      N/A        N/A         N/A
    177      2.7496839457   2.7500000000   10.3819527078      N/A        N/A         N/A
    178      5.0000000000   2.2500000000   11.3750000000      111        N/A         N/A
    179      5.6441717791   2.2500000000   11.5337423313      111        N/A         N/A
    180      1.0000000000   2.2500000000   12.3750000000       52        N/A         N/A
    181      1.0000000000   2.9881103428   10.8633707728       49        N/A         N/A
    182      1.0000000000   2.0000000000   10.7299738035       52        N/A         N/A
    183      1.0000000000   2.0000000000    9.9400000000       50        N/A         N/A
    184      1.0000000000   2.2500000000   12.8750000000      N/A        N/A         N/A
    185      6.0000000000   2.2500000000   11.9181560510      N/A        N/A         N/A


                                                                              S-111




                                                                                                      Remaining    Remaining
 Mortgage                                  Initial        Gross            Net         Original     Amortization   Term of
  Loan       Original        Current       Monthly      Mortgage        Mortgage     Amortization       Term       Maturity
  Number    Balance ($)    Balance ($)   Payment ($)    Rate (%)        Rate (%)     Term (months)    (months)     (months)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    186      575,000.00      575,000.00      N/A      6.2500000000    5.8600000000        360           350          N/A
    187    3,258,090.00    3,242,991.13      N/A      5.6396683565    5.1246683565        360           349          N/A
    188    1,374,000.00    1,374,000.00      N/A      5.6479257642    5.1329257642        360           350          N/A
    189    1,448,395.16    1,447,933.95      N/A      6.0263287387    5.6363287387        360           354          N/A
    190      120,000.00      112,888.52      N/A      4.2500000000    3.7350000000        360           328          N/A
    191    3,889,524.00    3,843,200.39      N/A      5.5152859718    5.0690190281        360           349          N/A
    192      645,000.00      645,000.00      N/A      5.6695736434    5.4045736434        360           350          N/A
    193      700,000.00      700,000.00      N/A      5.1250000000    4.8600000000        360           350          N/A
    194       87,600.00       87,536.55      N/A      5.8750000000    5.6100000000        360           349          N/A
    195    1,304,155.00    1,292,680.59      N/A      5.5934465306    5.3284465306        360           353          N/A
    196    1,309,000.00    1,292,773.53      N/A      5.6373211396    5.2435939805        360           349          N/A
    197    1,149,500.00    1,097,271.77      N/A      5.6808167490    5.2908167490        360           353          N/A
    198      270,350.00      270,350.00      N/A      4.6934880710    4.3034880710        360           340          N/A
    199      880,000.00      808,792.60      N/A      5.5690514429    5.1790514429        360           345          N/A
    200       93,000.00       89,893.20      N/A      5.8750000000    5.4850000000        360           337          N/A
    201      444,500.00      450,202.43    1,642.96   8.3750000000    7.8600000000        360           354          N/A
    202      228,536.00      231,006.01      735.06   7.5000000000    6.9850000000        360           350          N/A
    203      500,478.00      509,335.02    1,849.86   7.5000000000    6.9850000000        360           350          N/A
    204      100,000.00      100,621.83      395.13   7.5000000000    6.9850000000        360           355          N/A
    205      200,000.00      200,911.40      843.21   7.2500000000    6.7350000000        360           355          N/A
    206      392,000.00      395,563.60    1,260.83   7.0000000000    6.4850000000        360           354          N/A
    207      444,000.00      448,040.21    1,641.12   7.1250000000    6.6100000000        360           353          N/A
    208      524,000.00      528,925.24    2,209.21   7.5000000000    6.9850000000        360           352          N/A
    209      256,188.00      258,817.95      946.92   7.5000000000    6.9850000000        360           351          N/A
    210      792,800.00      798,083.78    2,004.65   6.8750000000    6.3600000000        480           476          N/A
    211      112,000.00      110,765.86      428.12   8.3750000000    7.8600000000        360           354          N/A
    212       97,000.00       97,886.48      358.54   7.5000000000    6.9850000000        360           354          N/A
    213      139,100.00      139,622.18      514.15   7.0000000000    6.4850000000        360           356          N/A
    214      200,010.00      202,118.87      739.28   7.3750000000    6.8600000000        360           353          N/A
    215      321,100.00      322,644.43    1,353.78   7.1250000000    6.6100000000        360           351          N/A
    216      129,000.00      130,749.71      414.91   7.5000000000    6.9850000000        360           350          N/A
    217      584,400.00      585,580.57    2,020.64   6.7633347662    6.2483347662        360           345          N/A
    218      303,750.00      306,024.35      976.98   7.1250000000    6.6100000000        360           355          N/A
    219      308,000.00      309,755.80    1,138.44   7.0621453658    6.5471453658        360           355          N/A
    220      341,200.00      342,898.35    1,438.52   7.3750000000    6.8600000000        360           355          N/A
    221      373,600.00      375,257.46    1,677.63   7.5000000000    6.9850000000        360           355          N/A
    222      241,600.00      243,250.48    1,018.60   7.5000000000    6.9850000000        360           354          N/A
    223    2,020,960.00    2,040,141.92    6,500.22   6.9298077496    6.4148077496        360           353          N/A
    224      179,200.00      181,455.30      576.38   7.5000000000    6.9850000000        360           352          N/A
    225      319,900.00      323,217.71    1,182.41   7.3750000000    6.8600000000        360           352          N/A
    226      217,600.00      219,646.79      699.89   7.0610000000    6.5460000000        360           352          N/A
    227      224,000.00      226,958.51      678.33   7.5000000000    6.9850000000        480           474          N/A
    228      343,200.00      349,135.91      867.80   7.2500000000    6.7350000000        480           473          N/A
    229      635,000.00      639,015.13    2,273.21   8.3750000000    7.8600000000        480           474          N/A
    230      340,000.00      335,801.65    1,133.06   3.8830000000    3.3680000000        360           350          N/A
    231      328,000.00      331,190.87    1,212.35   7.1250000000    6.6100000000        360           350          N/A
    232      125,000.00      125,240.31      416.57   5.2610000000    4.7460000000        360           350          N/A
    233      712,518.00      720,149.14    2,374.48   6.4110000000    5.8960000000        360           350          N/A
    234      251,200.00      255,926.63      807.96   7.1250000000    6.6100000000        360           349          N/A
    235      240,000.00      240,817.99      845.68   5.6610000000    5.1460000000        360           349          N/A
    236      456,000.00      462,116.45    2,066.70   7.5000000000    6.9850000000        360           348          N/A
    237      812,900.00      820,980.12    3,229.99   7.5000000000    6.9850000000        360           347          N/A
    238      339,100.00      344,265.22    1,347.38   7.2500000000    6.7350000000        360           345          N/A
    239    2,631,500.00    2,629,808.26    8,463.97   7.2125756257    6.6975756257        360           355          N/A
    240      241,600.00      243,084.86      893.00   7.2500000000    6.7350000000        360           355          N/A
    241       67,800.00       68,166.00      285.85   7.5000000000    6.9850000000        360           355          N/A
    242      212,000.00      214,039.16      681.88   7.1250000000    6.6100000000        360           354          N/A
    243      155,200.00      156,632.87      517.21   7.1250000000    6.6100000000        360           354          N/A
    244      117,000.00      117,747.42      493.28   7.5000000000    6.9850000000        360           354          N/A
    245       94,500.00       95,191.45      464.89   8.3750000000    7.8600000000        360           354          N/A
    246      288,000.00      290,990.33      926.33   6.8750000000    6.3600000000        360           353          N/A
    247      400,000.00      401,203.26    1,478.48   7.5000000000    6.9850000000        360           353          N/A

(TABLE CONT'D)

                                                         Months to                  Next
                                                            Next       Months      Payment      Months         Initial
 Mortgage                                                 Interest    Between    Adjustment    Between        Periodic
  Loan                                       Gross          Rate        Rate       Period      Payment          Rate
  Number    Loan Type      Index           Margin (%)    Adjustment  Adjustment   (months)    Adjustment       Cap (%)
---------   ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    186    Adjustable   1-YearLibor       2.2500000000      110          12          111          12        5.0000000000
    187    Adjustable   1-YearLibor       2.2672625137       83          12          84           12        4.9134227049
    188    Adjustable   1-YearLibor       2.2500000000      110          12          111          12        5.0000000000
    189    Adjustable   1-YearLibor       2.2500000000       78          12          79           12        5.0000000000
    190    Adjustable   1-YearLibor       2.2500000000       88          12          89           12        3.0000000000
    191    Adjustable   1-YearLibor       2.2880741720       73          12          74           12        5.5066012548
    192    Adjustable  1-YearTreasury     2.7500000000      110          12          111          12        5.0000000000
    193    Adjustable  1-YearTreasury     2.7500000000      110          12          111          12        7.2750000000
    194    Adjustable  1-YearTreasury     2.7500000000       73          12          74           12        5.0000000000
    195    Adjustable  1-YearTreasury     2.7500000000       99          12          100          12        5.0000000000
    196    Adjustable  1-YearTreasury     2.7689462419      105          12          106          12        6.1938339270
    197    Adjustable   6-MonthLibor      2.0000000000      113          6           114          6         5.0000000000
    198    Adjustable   6-MonthLibor      2.0000000000      100          6           101          6         7.7967301646
    199    Adjustable   6-MonthLibor      2.0000000000       69          6           70           6         5.0000000000
    200    Adjustable   6-MonthLibor      2.0000000000       97          6           98           6         5.0000000000
    201    Adjustable   1-MonthLibor      3.5000000000       1           1            7           12          Uncapped
    202    Adjustable       MTA           3.5000000000       1           1            3           12          Uncapped
    203    Adjustable       MTA           3.5000000000       1           1            3           12          Uncapped
    204    Adjustable       MTA           3.5000000000       1           1            8           12          Uncapped
    205    Adjustable       MTA           3.2500000000       1           1            8           12          Uncapped
    206    Adjustable       MTA           3.0000000000       1           1            7           12          Uncapped
    207    Adjustable       MTA           3.1250000000       1           1            6           12          Uncapped
    208    Adjustable       MTA           3.5000000000       1           1            5           12          Uncapped
    209    Adjustable       MTA           3.5000000000       1           1            4           12          Uncapped
    210    Adjustable       MTA           2.8750000000       1           1            9           12          Uncapped
    211    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    212    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    213    Adjustable       MTA           3.0000000000       1           1            9           12          Uncapped
    214    Adjustable       MTA           3.3750000000       1           1            6           12          Uncapped
    215    Adjustable       MTA           3.1250000000       1           1            4           12          Uncapped
    216    Adjustable       MTA           3.5000000000       1           1            3           12          Uncapped
    217    Adjustable       MTA           2.7633347662       1           1           10           12          Uncapped
    218    Adjustable       MTA           3.1250000000       1           1            8           12          Uncapped
    219    Adjustable       MTA           3.0621453658       1           1            8           12          Uncapped
    220    Adjustable       MTA           3.3750000000       1           1            8           12          Uncapped
    221    Adjustable       MTA           3.5000000000       1           1            8           12          Uncapped
    222    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    223    Adjustable       MTA           2.9160161865       1           1            6           12          Uncapped
    224    Adjustable       MTA           3.5000000000       1           1            5           12          Uncapped
    225    Adjustable       MTA           3.3750000000       1           1            5           12          Uncapped
    226    Adjustable       MTA           3.0500000000       1           1            5           12          Uncapped
    227    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    228    Adjustable       MTA           3.2500000000       1           1            6           12          Uncapped
    229    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    230    Adjustable       MTA           1.2500000000       1           1            3           12          Uncapped
    231    Adjustable       MTA           3.1250000000       1           1            3           12          Uncapped
    232    Adjustable       MTA           3.4000000000       1           1            3           12          Uncapped
    233    Adjustable       MTA           2.4000000000       1           1            3           12          Uncapped
    234    Adjustable       MTA           3.1250000000       1           1            2           12          Uncapped
    235    Adjustable       MTA           1.6500000000       1           1            2           12          Uncapped
    236    Adjustable       MTA           3.5000000000       1           1            1           12          Uncapped
    237    Adjustable       MTA           3.5000000000       1           1           12           12          Uncapped
    238    Adjustable       MTA           3.2500000000       1           1           10           12          Uncapped
    239    Adjustable       MTA           3.2125756257       1           1            8           12          Uncapped
    240    Adjustable       MTA           3.2500000000       1           1            8           12          Uncapped
    241    Adjustable       MTA           3.5000000000       1           1            8           12          Uncapped
    242    Adjustable       MTA           3.1250000000       1           1            7           12          Uncapped
    243    Adjustable       MTA           3.1250000000       1           1            7           12          Uncapped
    244    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    245    Adjustable       MTA           3.5000000000       1           1            7           12          Uncapped
    246    Adjustable       MTA           2.8750000000       1           1            6           12          Uncapped
    247    Adjustable       MTA           3.5000000000       1           1            6           12          Uncapped

(TABLE CONT'D)


                Subsequent                                   Remaining                 Maximum
 Mortgage        Periodic         Gross          Gross        Interest   Periodic      Negative
  Loan             Rate          Minimum        Maximum      Only Term   Payment     Amortization
  Number          Cap (%)       Rate (%)        Rate (%)      (months)   Cap (%)    Percentage (%)
---------       -----------     ---------       --------     ---------   --------   -------------
    186        2.0000000000   2.2500000000   11.2500000000      110        N/A         N/A
    187        3.2261170539   2.2672625137   10.7931288286      109        N/A         N/A
    188        2.0000000000   2.2500000000   10.6479257642       50        N/A         N/A
    189        2.0000000000   2.2500000000   11.0263287387       78        N/A         N/A
    190        2.0000000000   2.2500000000    9.2500000000      N/A        N/A         N/A
    191        2.6351705642   2.2880741720   10.6581951710      N/A        N/A         N/A
    192        2.0000000000   2.7500000000   10.6695736434      110        N/A         N/A
    193        2.0000000000   2.7500000000   10.1250000000      110        N/A         N/A
    194        2.0000000000   2.7500000000   10.8750000000       73        N/A         N/A
    195        2.0000000000   2.7500000000   10.5934465306      N/A        N/A         N/A
    196        2.2273549026   2.7689462419   10.6373211396      N/A        N/A         N/A
    197        1.0000000000   2.0000000000   10.6808167490      113        N/A         N/A
    198        1.0000000000   2.0000000000   12.4902182356      100        N/A         N/A
    199        1.0000000000   2.0000000000   10.5690514429       69        N/A         N/A
    200        1.0000000000   2.0000000000   10.8750000000      N/A        N/A         N/A
    201          Uncapped     3.5000000000    9.9500000000      N/A       7.500       110.00
    202          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    203          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    204          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    205          Uncapped     3.2500000000   12.0000000000      N/A       7.500       110.00
    206          Uncapped     3.0000000000    9.9500000000      N/A       7.500       110.00
    207          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    208          Uncapped     3.5000000000    9.9500000000      N/A       7.500       110.00
    209          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    210          Uncapped     2.8750000000    9.9500000000      N/A       7.500       110.00
    211          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    212          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    213          Uncapped     3.0000000000   12.0000000000      N/A       7.500       110.00
    214          Uncapped     3.3750000000   12.0000000000      N/A       7.500       110.00
    215          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    216          Uncapped     3.5000000000    9.9500000000      N/A       7.500       110.00
    217          Uncapped     2.7633347662   10.7262619668      N/A       7.500       110.00
    218          Uncapped     3.1250000000    9.9500000000      N/A       7.500       110.00
    219          Uncapped     3.0621453658   12.0000000000      N/A       7.500       110.00
    220          Uncapped     3.3750000000   12.0000000000      N/A       7.500       110.00
    221          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    222          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    223          Uncapped     2.9160161865   10.1460373683      N/A       7.500       110.00
    224          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    225          Uncapped     3.3750000000   12.0000000000      N/A       7.500       110.00
    226          Uncapped     3.0500000000    9.9500000000      N/A       7.500       110.00
    227          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    228          Uncapped     3.2500000000    9.9500000000      N/A       7.500       110.00
    229          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    230          Uncapped     1.2500000000    3.8830000000      N/A       7.500       110.00
    231          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    232          Uncapped     3.4000000000   10.4500000000      N/A       7.500       110.00
    233          Uncapped     2.4000000000   10.0500000000      N/A       7.500       110.00
    234          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    235          Uncapped     1.6500000000   10.4500000000      N/A       7.500       110.00
    236          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    237          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    238          Uncapped     3.2500000000   12.0000000000      N/A       7.500       110.00
    239          Uncapped     3.2125756257   11.4993322506      N/A       7.500       110.00
    240          Uncapped     3.2500000000   12.0000000000      N/A       7.500       110.00
    241          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    242          Uncapped     3.1250000000    9.9500000000      N/A       7.500       110.00
    243          Uncapped     3.1250000000   12.0000000000      N/A       7.500       110.00
    244          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    245          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00
    246          Uncapped     2.8750000000    9.9500000000      N/A       7.500       110.00
    247          Uncapped     3.5000000000   12.0000000000      N/A       7.500       110.00



                                                                              S-112




                                                                                                      Remaining    Remaining
 Mortgage                                  Initial        Gross            Net         Original     Amortization   Term of
  Loan       Original        Current       Monthly      Mortgage        Mortgage     Amortization       Term       Maturity
  Number    Balance ($)    Balance ($)   Payment ($)    Rate (%)        Rate (%)     Term (months)    (months)     (months)
---------  ------------  --------------  ----------- -------------   -------------   -------------  ------------   ---------
    248      420,000.00      421,758.13    1,350.89   7.0000000000    6.4850000000        360           352          N/A
    249      520,600.00      526,972.11    1,924.25   7.3743495956    6.8593495956        360           352          N/A
    250      939,210.00      946,724.24    3,020.87   7.2841763656    6.7691763656        360           351          N/A
    251      178,800.00      178,885.58      697.22   6.4110000000    5.8960000000        360           351          N/A
    252      632,000.00      639,758.14    1,913.86   7.3750000000    6.8600000000        480           474          N/A
    253    1,091,750.00    1,105,242.53    2,760.56   7.0000000000    6.4850000000        480           473          N/A
    254      435,000.00      442,056.72    1,099.93   6.6250000000    6.1100000000        480           472          N/A
    255      245,600.00      250,683.29      879.86   6.9610000000    6.4460000000        360           337          N/A
    256       49,410.00       36,970.19      325.28   7.0000000000    6.4850000000        360           187          N/A
    257       66,600.00       37,146.03      382.92   5.8740000000    5.3590000000        360           128          N/A
    258       71,200.00       75,855.33      433.62   5.9540000000    5.4390000000        360           356          N/A
    259      345,000.00      349,595.73    1,149.72   6.7510000000    6.2360000000        360           350          N/A
    260      224,000.00      225,827.46      802.46   6.2610000000    5.7460000000        360           348          N/A
    261      995,700.00    1,005,192.77    3,567.06   6.4609202616    5.9459202616        360           347          N/A
    262      174,900.00      177,276.45      604.74   6.3610000000    5.8460000000        360           344          N/A
    263      248,000.00      249,751.05      844.05   6.5610000000    6.0460000000        360           353          N/A
    264      646,912.00      650,903.02    2,311.06   6.2880000000    5.7730000000        180           173          N/A
    265      240,000.00      243,482.05      799.80   6.7510000000    6.2360000000        360           350          N/A
    266      239,900.00      244,534.63      771.62   7.3750000000    6.8600000000        360           350          N/A
    267      188,000.00      190,547.75      626.51   6.7810000000    6.2660000000        360           350          N/A
    268      220,500.00      223,026.45      906.06   6.8610000000    6.3460000000        360           348          N/A
    269      341,250.00      347,548.73    1,222.51   6.9610000000    6.4460000000        360           347          N/A
    270      224,000.00      227,941.15      774.51   6.6110000000    6.0960000000        360           343          N/A
    271      519,920.00      528,442.35    1,797.69   6.6110000000    6.0960000000        360           342          N/A
    272      110,000.00      112,267.19      402.46   7.0110000000    6.4960000000        360           341          N/A
    273      157,000.00      159,192.03      562.45   6.6110000000    6.0960000000        360           340          N/A
    274      200,000.00      201,711.99      714.49   8.0000000000    7.4850000000        360           351          N/A
    275      329,250.00      333,256.47    1,097.23   6.6010000000    6.0860000000        360           350          N/A
    276      993,750.00    1,007,709.03    3,436.01   6.3610000000    5.8460000000        360           344          N/A
    277      440,000.00      445,422.50    1,576.28   6.3610000000    5.8460000000        360           343          N/A
    278    1,710,000.00    1,736,610.90    5,912.54   6.4610000000    5.9460000000        360           342          N/A
    279      775,000.00      781,599.17    2,776.40   6.3610000000    5.8460000000        360           342          N/A
    280      292,000.00      291,957.22    1,046.07   6.6610000000    6.1460000000        360           340          N/A
    281      279,000.00      276,783.70    1,146.46   6.1110000000    5.5960000000        360           337          N/A
    282      169,000.00      170,663.27      688.16   6.7110000000    6.1960000000        360           336          N/A
    283      228,750.00      231,966.94      880.94   6.6610000000    6.1460000000        360           335          N/A
    284      262,500.00      265,160.55      862.51   6.6110000000    6.0960000000        360           352          N/A
    285      180,000.00      183,070.85      536.32   6.4310000000    5.9160000000        480           462          N/A

(TABLE CONT'D)


                                                        Months to                  Next
                                                           Next       Months      Payment      Months         Initial
 Mortgage                                                Interest    Between    Adjustment    Between        Periodic
  Loan                                      Gross          Rate        Rate       Period      Payment          Rate
  Number   Loan Type      Index           Margin (%)    Adjustment  Adjustment   (months)    Adjustment       Cap (%)
---------  ---------     -------          ----------    ----------  ----------  ----------   ----------      --------
    248   Adjustable       MTA           3.0000000000       1           1            5           12          Uncapped
    249   Adjustable       MTA           3.3743495956       1           1            5           12          Uncapped
    250   Adjustable       MTA           3.2841763656       1           1            4           12          Uncapped
    251   Adjustable       MTA           2.4000000000       1           1            4           12          Uncapped
    252   Adjustable       MTA           3.3750000000       1           1            7           12          Uncapped
    253   Adjustable       MTA           3.0000000000       1           1            6           12          Uncapped
    254   Adjustable       MTA           2.6250000000       1           1            5           12          Uncapped
    255   Adjustable   1-MonthLibor      2.9500000000       1           1            2           12          Uncapped
    256   Adjustable       COFI          2.6500000000       1           1            8           12          Uncapped
    257   Adjustable       COFI          2.2500000000       1           1            9           12          Uncapped
    258   Adjustable       COFI          2.3500000000       1           1            9           12          Uncapped
    259   Adjustable       MTA           2.7400000000       1           1            3           12          Uncapped
    260   Adjustable       MTA           2.2500000000       1           1            1           12          Uncapped
    261   Adjustable       MTA           2.4499202616       1           1           12           12          Uncapped
    262   Adjustable       MTA           2.3500000000       1           1            9           12          Uncapped
    263   Adjustable       MTA           2.5500000000       1           1            6           12          Uncapped
    264   Adjustable       MTA           2.4000000000       1           1            6           12          Uncapped
    265   Adjustable       MTA           2.7400000000       1           1            3           12          Uncapped
    266   Adjustable       MTA           3.4000000000       1           1            3           12          Uncapped
    267   Adjustable       MTA           2.7700000000       1           1            3           12          Uncapped
    268   Adjustable       MTA           2.8500000000       1           1            1           12          Uncapped
    269   Adjustable       MTA           2.9500000000       1           1           12           12          Uncapped
    270   Adjustable       MTA           2.6000000000       1           1            8           12          Uncapped
    271   Adjustable       MTA           2.6000000000       1           1            7           12          Uncapped
    272   Adjustable       MTA           3.0000000000       1           1            6           12          Uncapped
    273   Adjustable       MTA           2.6000000000       1           1            5           12          Uncapped
    274   Adjustable       MTA           3.9750000000       1           1            4           12          Uncapped
    275   Adjustable       MTA           2.5900000000       1           1            3           12          Uncapped
    276   Adjustable       MTA           2.3500000000       1           1            9           12          Uncapped
    277   Adjustable       MTA           2.3500000000       1           1            8           12          Uncapped
    278   Adjustable       MTA           2.4500000000       1           1            7           12          Uncapped
    279   Adjustable       MTA           2.3500000000       1           1            7           12          Uncapped
    280   Adjustable       MTA           2.6500000000       1           1            5           12          Uncapped
    281   Adjustable       MTA           2.1000000000       1           1            2           12          Uncapped
    282   Adjustable       MTA           2.7000000000       1           1            1           12          Uncapped
    283   Adjustable       MTA           2.6500000000       1           1           12           12          Uncapped
    284   Adjustable       MTA           2.6000000000       1           1            5           12          Uncapped
    285   Adjustable       MTA           2.4200000000       1           1            7           12          Uncapped

(TABLE CONT'D)



           Subsequent                                   Remaining                 Maximum
 Mortgage   Periodic         Gross          Gross        Interest   Periodic      Negative
  Loan        Rate          Minimum        Maximum      Only Term   Payment     Amortization
  Number     Cap (%)       Rate (%)        Rate (%)      (months)   Cap (%)    Percentage (%)
---------  -----------     ---------       --------     ---------   --------   -------------
    248     Uncapped     3.0000000000    9.9500000000      N/A       7.500       110.00
    249     Uncapped     3.3743495956   12.0000000000      N/A       7.500       110.00
    250     Uncapped     3.2841763656   12.0000000000      N/A       7.500       110.00
    251     Uncapped     2.4000000000   10.3500000000      N/A       7.500       110.00
    252     Uncapped     3.3750000000    9.9500000000      N/A       7.500       110.00
    253     Uncapped     3.0000000000   10.8237181865      N/A       7.500       110.00
    254     Uncapped     2.6250000000   12.0000000000      N/A       7.500       110.00
    255     Uncapped     2.9500000000    9.9500000000      N/A       7.500       115.00
    256     Uncapped     7.0000000000   14.4500000000      N/A       7.500       115.00
    257     Uncapped     2.2500000000   14.2500000000      N/A       7.500       115.00
    258     Uncapped     2.3500000000   14.5000000000      N/A       7.500       115.00
    259     Uncapped     2.7400000000   10.0500000000      N/A       7.500       115.00
    260     Uncapped     2.2500000000    9.9500000000      N/A       7.500       115.00
    261     Uncapped     2.4499202616   10.0449760950      N/A       7.500       115.00
    262     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    263     Uncapped     2.5500000000   10.1000000000      N/A       7.500       115.00
    264     Uncapped     2.4000000000    9.9500000000      N/A       7.500       115.00
    265     Uncapped     2.7400000000   10.0500000000      N/A       7.500       115.00
    266     Uncapped     3.4000000000    9.9500000000      N/A       7.500       115.00
    267     Uncapped     2.7700000000    9.9500000000      N/A       7.500       115.00
    268     Uncapped     2.8500000000    9.9500000000      N/A       7.500       115.00
    269     Uncapped     2.9500000000   10.0500000000      N/A       7.500       115.00
    270     Uncapped     2.6000000000    9.9500000000      N/A       7.500       115.00
    271     Uncapped     2.6000000000    9.9500000000      N/A       7.500       115.00
    272     Uncapped     3.0000000000   10.3500000000      N/A       7.500       115.00
    273     Uncapped     2.6000000000    9.9500000000      N/A       7.500       115.00
    274     Uncapped     3.9750000000   10.7000000000      N/A       7.500       115.00
    275     Uncapped     2.5900000000   10.0500000000      N/A       7.500       115.00
    276     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    277     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    278     Uncapped     2.4500000000    9.9500000000      N/A       7.500       115.00
    279     Uncapped     2.3500000000    9.9500000000      N/A       7.500       115.00
    280     Uncapped     2.6500000000    9.9500000000      N/A       7.500       115.00
    281     Uncapped     2.1000000000    9.9500000000      N/A       7.500       115.00
    282     Uncapped     2.7000000000   10.3500000000      N/A       7.500       115.00
    283     Uncapped     2.6500000000    9.9500000000      N/A       7.500       115.00
    284     Uncapped     2.6000000000    9.8500000000      N/A       7.500       125.00
    285     Uncapped     2.4200000000    9.9500000000      N/A       7.500       125.00



                                                                              S-113




         While it is assumed that each of the mortgage loans prepays at the indicated percentages of CPR, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class R Certificates) and set forth the percentages of the initial certificate principal balance of each such class that would be outstanding after the distribution date in May of each of the years indicated, assuming that the mortgage loans prepay at the indicated percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans securitized in connection with the issuance of the certificates. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate principal balance (and weighted average life) shown in the following tables. These variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of CPR.




                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                Class A-1 Certificates
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                    5%            10%          20%         30%         40%         50%         60%
------------------                    --            ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
May 2007......................        93             88           76          65          54          42         31
May 2008......................        87             77           57          40          26          13          3
May 2009......................        81             67           42          23          9           0           0
May 2010......................        75             57           33          20          9           0           0
May 2011......................        69             49           26          13          6           0           0
May 2012......................        63             42           21          9           4           0           0
May 2013......................        58             37           16          6           2           0           0
May 2014......................        53             33           13          4           1           0           0
May 2015......................        48             29           10          3           *           0           0
May 2016......................        43             25           8           2           *           0           0
May 2017......................        39             22           6           1           0           0           0
May 2018......................        36             19           5           1           0           0           0
May 2019......................        33             16           4           *           0           0           0
May 2020......................        30             14           3           0           0           0           0
May 2021......................        27             12           2           0           0           0           0
May 2022......................        24             10           2           0           0           0           0
May 2023......................        22             9            1           0           0           0           0
May 2024......................        19             7            1           0           0           0           0
May 2025......................        17             6            *           0           0           0           0
May 2026......................        15             5            *           0           0           0           0
May 2027......................        13             4            0           0           0           0           0
May 2028......................        11             3            0           0           0           0           0
May 2029......................        9              3            0           0           0           0           0
May 2030......................        8              2            0           0           0           0           0
May 2031......................        6              1            0           0           0           0           0
May 2032......................        4              1            0           0           0           0           0
May 2033......................        3              *            0           0           0           0           0
May 2034......................        1              0            0           0           0           0           0
May 2035......................        0              0            0           0           0           0           0
May 2036......................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................      10.38           6.87         3.74        2.38        1.59        1.00       0.76
Weighted Average Life
(in years)(1)(2)..............      10.16           6.51         3.45        2.18        1.44        1.00       0.76


------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.




                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                Class A-2 Certificates
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------

Distribution Date:                    5%            10%          20%         30%         40%         50%         60%
------------------                    --            ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
May 2007......................        91             82           66          50          33          17          1
May 2008......................        82             67           39          15          0           0           0
May 2009......................        73             52           18          0           0           0           0
May 2010......................        64             39           5           0           0           0           0
May 2011......................        55             27           0           0           0           0           0
May 2012......................        47             17           0           0           0           0           0
May 2013......................        40             10           0           0           0           0           0
May 2014......................        32             3            0           0           0           0           0
May 2015......................        25             0            0           0           0           0           0
May 2016......................        18             0            0           0           0           0           0
May 2017......................        13             0            0           0           0           0           0
May 2018......................        9              0            0           0           0           0           0
May 2019......................        4              0            0           0           0           0           0
May 2020......................        0              0            0           0           0           0           0
May 2021......................        0              0            0           0           0           0           0
May 2022......................        0              0            0           0           0           0           0
May 2023......................        0              0            0           0           0           0           0
May 2024......................        0              0            0           0           0           0           0
May 2025......................        0              0            0           0           0           0           0
May 2026......................        0              0            0           0           0           0           0
May 2027......................        0              0            0           0           0           0           0
May 2028......................        0              0            0           0           0           0           0
May 2029......................        0              0            0           0           0           0           0
May 2030......................        0              0            0           0           0           0           0
May 2031......................        0              0            0           0           0           0           0
May 2032......................        0              0            0           0           0           0           0
May 2033......................        0              0            0           0           0           0           0
May 2034......................        0              0            0           0           0           0           0
May 2035......................        0              0            0           0           0           0           0
May 2036......................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................       6.04           3.46         1.75        1.10        0.78        0.58       0.44
Weighted Average Life
(in years)(1)(2)..............       6.04           3.46         1.75        1.10        0.78        0.58       0.44
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.


                                     S-116




                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               ------------------------------------------------------------------------------------------
                                                                Class A-3 Certificates
                               ------------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               ------------------------------------------------------------------------------------------


Distribution Date:                    5%            10%          20%         30%         40%         50%         60%
------------------                    --            ---          ---         ---         ---         ---         ---

Initial Percentage                   100            100          100         100         100         100         100
May 2007......................       100            100          100         100         100         100         100
May 2008......................       100            100          100         100          85          44         10
May 2009......................       100            100          100          78          31          0           0
May 2010......................       100            100          100          65          31          0           0
May 2011......................       100            100           87          45          21          0           0
May 2012......................       100            100           68          31          12          0           0
May 2013......................       100            100           54          21          7           0           0
May 2014......................       100            100           42          14          4           0           0
May 2015......................       100             95           33          10          1           0           0
May 2016......................       100             83           25          7           *           0           0
May 2017......................       100             72           20          4           0           0           0
May 2018......................       100             63           15          2           0           0           0
May 2019......................       100             54           12          1           0           0           0
May 2020......................       100             47           9           0           0           0           0
May 2021......................        88             39           7           0           0           0           0
May 2022......................        80             34           5           0           0           0           0
May 2023......................        72             29           3           0           0           0           0
May 2024......................        64             24           2           0           0           0           0
May 2025......................        57             20           1           0           0           0           0
May 2026......................        50             17           *           0           0           0           0
May 2027......................        43             14           0           0           0           0           0
May 2028......................        37             11           0           0           0           0           0
May 2029......................        31             9            0           0           0           0           0
May 2030......................        25             7            0           0           0           0           0
May 2031......................        19             5            0           0           0           0           0
May 2032......................        14             3            0           0           0           0           0
May 2033......................        9              1            0           0           0           0           0
May 2034......................        3              0            0           0           0           0           0
May 2035......................        0              0            0           0           0           0           0
May 2036......................        0              0            0           0           0           0           0
Weighted Average Life
(in years)(1).................      20.42          14.76         8.35        5.36        3.47        1.99       1.51
Weighted Average Life
(in years)(1)(2)..............      19.71          13.55         7.39        4.68        2.97        1.99       1.51
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.


                                     S-117



                                             Percent of the Initial Class Certificate Principal Balance
                                                        at the Respective Percentages of CPR
                              ------------------------------------------------------------------------------------------
                                                                      Class M-1
                              ------------------------------------------------------------------------------------------
                                                                   CPR Percentage
                              ------------------------------------------------------------------------------------------

Distribution Date:                   5%            10%        20%         30%         40%           50%         60%
------------------                   --            ---        ---         ---         ---           ---         ---

Initial Percentage                   100           100        100         100          100          100         100
May 2007.....................        100           100        100         100          100          100         100
May 2008.....................        100           100        100         100          100          100         100
May 2009.....................        100           100        100         100          100           84          0
May 2010.....................        100           100         79          46           47           84          0
May 2011.....................        100           100         62          32           15           48          0
May 2012.....................        100           98          49          22           9            19          0
May 2013.....................        100           87          38          15           3            4           0
May 2014.....................        100           76          30          10           0            0           0
May 2015.....................        100           67          23          7            0            0           0
May 2016.....................        100           59          18          2            0            0           0
May 2017.....................        93            51          14          0            0            0           0
May 2018.....................        85            44          11          0            0            0           0
May 2019.....................        78            38          8           0            0            0           0
May 2020.....................        71            33          6           0            0            0           0
May 2021.....................        62            28          2           0            0            0           0
May 2022.....................        57            24          0           0            0            0           0
May 2023.....................        51            20          0           0            0            0           0
May 2024.....................        46            17          0           0            0            0           0
May 2025.....................        41            15          0           0            0            0           0
May 2026.....................        36            12          0           0            0            0           0
May 2027.....................        31            10          0           0            0            0           0
May 2028.....................        26             8          0           0            0            0           0
May 2029.....................        22             6          0           0            0            0           0
May 2030.....................        18             3          0           0            0            0           0
May 2031.....................        14             0          0           0            0            0           0
May 2032.....................        10             0          0           0            0            0           0
May 2033.....................         6             0          0           0            0            0           0
May 2034.....................         0             0          0           0            0            0           0
May 2035.....................         0             0          0           0            0            0           0
May 2036.....................         0             0          0           0            0            0           0
Weighted Average Life
(in years)(1)................       17.93         12.47       6.88        4.81         4.30         4.97       2.46
Weighted Average Life
(in years)(1)(2).............       17.46         11.70       6.31        4.40         4.01         3.25       2.40
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.



                                     S-118

                                              Percent of the Initial Class Certificate Principal Balance
                                                         at the Respective Percentages of CPR
                               -----------------------------------------------------------------------------------------
                                                                      Class M-2
                               -----------------------------------------------------------------------------------------
                                                                    CPR Percentage
                               -----------------------------------------------------------------------------------------

Distribution Date:                   5%            10%         20%         30%         40%         50%         60%
------------------                   --            ---         ---         ---         ---         ---         ---

Initial Percentage                   100            100         100         100         100         100         100
May 2007......................       100            100         100         100         100         100         100
May 2008......................       100            100         100         100         100         100         100
May 2009......................       100            100         100         100         100         100         33
May 2010......................       100            100          79          46          25          44         33
May 2011......................       100            100          62          32          15          0          18
May 2012......................       100            98           49          22          7           0           0
May 2013......................       100            87           38          15          0           0           0
May 2014......................       100            76           30          10          0           0           0
May 2015......................       100            67           23          2           0           0           0
May 2016......................       100            59           18          0           0           0           0
May 2017......................        93            51           14          0           0           0           0
May 2018......................        85            44           11          0           0           0           0
May 2019......................        78            38           6           0           0           0           0
May 2020......................        71            33           *           0           0           0           0
May 2021......................        62            28           0           0           0           0           0
May 2022......................        57            24           0           0           0           0           0
May 2023......................        51            20           0           0           0           0           0
May 2024......................        46            17           0           0           0           0           0
May 2025......................        41            15           0           0           0           0           0
May 2026......................        36            12           0           0           0           0           0
May 2027......................        31            10           0           0           0           0           0
May 2028......................        26             5           0           0           0           0           0
May 2029......................        22             *           0           0           0           0           0
May 2030......................        18             0           0           0           0           0           0
May 2031......................        14             0           0           0           0           0           0
May 2032......................        10             0           0           0           0           0           0
May 2033......................        0              0           0           0           0           0           0
May 2034......................        0              0           0           0           0           0           0
May 2035......................        0              0           0           0           0           0           0
May 2036......................        0              0           0           0           0           0           0
Weighted Average Life
 (in years)(1)                      17.88          12.37        6.79        4.67        3.95        4.01       3.61
Weighted Average Life
 (in years)(1)(2)                   17.46          11.70        6.31        4.34        3.71        3.30       2.47
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.
* Indicates a number that is greater than zero but less than 0.5%.

                                     S-119




                                                Percent of the Initial Class Certificate Principal Balance
                                                           at the Respective Percentages of CPR
                                  ---------------------------------------------------------------------------------------
                                                                        Class M-3
                                  ---------------------------------------------------------------------------------------
                                                                      CPR Percentage
                                  ---------------------------------------------------------------------------------------

Distribution Date:                    5%           10%         20%         30%          40%         50%         60%
------------------                    --           ---         ---         ---          ---         ---         ---

Initial Percentage                     100          100         100         100          100         100         100
May 2007..........................     100          100         100         100          100         100         100
May 2008..........................     100          100         100         100          100         100         100
May 2009..........................     100          100         100         100          100         100         100
May 2010..........................     100          100          79          46          25           8          64
May 2011..........................     100          100          62          32          15           0           0
May 2012..........................     100          98           49          22           0           0           0
May 2013..........................     100          87           38          15           0           0           0
May 2014..........................     100          76           30          3            0           0           0
May 2015..........................     100          67           23          0            0           0           0
May 2016..........................     100          59           18          0            0           0           0
May 2017..........................     93           51           14          0            0           0           0
May 2018..........................     85           44           5           0            0           0           0
May 2019..........................     78           38           0           0            0           0           0
May 2020..........................     71           33           0           0            0           0           0
May 2021..........................     62           28           0           0            0           0           0
May 2022..........................     57           24           0           0            0           0           0
May 2023..........................     51           20           0           0            0           0           0
May 2024..........................     46           17           0           0            0           0           0
May 2025..........................     41           15           0           0            0           0           0
May 2026..........................     36            9           0           0            0           0           0
May 2027..........................     31            2           0           0            0           0           0
May 2028..........................     26            0           0           0            0           0           0
May 2029..........................     22            0           0           0            0           0           0
May 2030..........................     18            0           0           0            0           0           0
May 2031..........................     13            0           0           0            0           0           0
May 2032..........................      1            0           0           0            0           0           0
May 2033..........................      0            0           0           0            0           0           0
May 2034..........................      0            0           0           0            0           0           0
May 2035..........................      0            0           0           0            0           0           0
May 2036..........................      0            0           0           0            0           0           0
Weighted Average Life
(in years)(1)                         17.79        12.19        6.65        4.54        3.76         3.61       4.15
Weighted Average Life
(in years)(1)(2)                      17.46        11.70        6.31        4.30        3.59         3.30       2.47
------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii)
         adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

                                     S-120



                                               Percent of the Initial Class Certificate Principal Balance
                                                          at the Respective Percentages of CPR
                                   -----------------------------------------------------------------------------------
                                                                       Class M-4
                                   -----------------------------------------------------------------------------------
                                                                     CPR Percentage
                                   -----------------------------------------------------------------------------------

Distribution Date:                    5%          10%          20%         30%         40%        50%       60%
------------------                    --          ---          ---         ---         ---        ---       ---

Initial Percentage                     100          100         100         100         100        100        100
May 2007.......................        100          100         100         100         100        100        100
May 2008.......................        100          100         100         100         100        100        100
May 2009.......................        100          100         100         100         100        100        100
May 2010.......................        100          100          79          46          25         0          0
May 2011.......................        100          100          62          32          10         0          0
May 2012.......................        100          98           49          22          0          0          0
May 2013.......................        100          87           38          13          0          0          0
May 2014.......................        100          76           30          0           0          0          0
May 2015.......................        100          67           23          0           0          0          0
May 2016.......................        100          59           18          0           0          0          0
May 2017.......................         93          51           3           0           0          0          0
May 2018.......................         85          44           0           0           0          0          0
May 2019.......................         78          38           0           0           0          0          0
May 2020.......................         71          33           0           0           0          0          0
May 2021.......................         62          28           0           0           0          0          0
May 2022.......................         57          24           0           0           0          0          0
May 2023.......................         51          20           0           0           0          0          0
May 2024.......................         46          17           0           0           0          0          0
May 2025.......................         41           8           0           0           0          0          0
May 2026.......................         36           0           0           0           0          0          0
May 2027.......................         31           0           0           0           0          0          0
May 2028.......................         26           0           0           0           0          0          0
May 2029.......................         22           0           0           0           0          0          0
May 2030.......................         18           0           0           0           0          0          0
May 2031.......................         0            0           0           0           0          0          0
May 2032.......................         0            0           0           0           0          0          0
May 2033.......................         0            0           0           0           0          0          0
May 2034.......................         0            0           0           0           0          0          0
May 2035.......................         0            0           0           0           0          0          0
May 2036.......................         0            0           0           0           0          0          0
Weighted Average Life
(in years)(1)                         17.69        12.02        6.53        4.46        3.66       3.45      3.70
Weighted Average Life
(in years)(1)(2)                      17.46        11.70        6.31        4.30        3.55       3.30      2.47

------------------
(1)      The weighted average life of the offered certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results and (iii) dividing the sum by the initial respective certificate principal balance for such class of offered certificates.
(2)      To the optional termination date.

ADDITIONAL INFORMATION

         The depositor intends to file certain additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans due to the sponsor.

                         FEDERAL INCOME TAX CONSEQUENCES

         The pooling and servicing agreement provides that multiple REMIC elections will be made with respect to the assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the offered certificates, Greenberg Traurig, LLP ("Tax Counsel") will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the pooling and servicing agreement, each REMIC comprising the trust fund (other than the supplemental interest reserve fund and the yield maintenance account) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the certificates, other than the Class R Certificates, will represent regular interests in a REMIC and beneficial ownership interests in rights to receive certain payments of Basis Risk Shortfall Carry Forward Amounts and certain payments under the yield maintenance agreements. The Class R Certificates will represent the residual interests in one or more REMICs.

TAXATION OF REGULAR INTERESTS

         A holder of an offered certificate will be treated for federal income tax purposes as owning a regular interest in a REMIC.

         Assuming that an offered certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of the associated REMIC regular interest should generally, subject to the limitation described below, be capital gain or loss. Gain will be treated as ordinary income, however, to the extent such gain represents accrued but untaxed market discount, if any, or such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the regular interest had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the regular interest over (y) the amount actually included in such holder's income with respect to the regular interest.

         Interest on a regular interest must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, a regular interest could be considered to have been issued with original issue discount, known as OID. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to [____]% CPR, as described above. No representation is made that the mortgage loans will prepay at such rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus.

STATUS OF THE OFFERED CERTIFICATES

         Each holder of an offered certificate is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest, in rights to certain payments of Basis Risk Shortfall Carry Forward Amounts, and in rights to payments from and interests in the yield maintenance agreements (such rights, the "Derivative Rights,") as the case may be. The Derivative Rights are not included in any REMIC.

         The treatment of amounts received by a certificateholder with respect to such certificateholder's right to receive yield maintenance amount payments as a result of the application of the applicable interest rate cap, and with respect to its right to receive Basis Risk Shortfall Carry Forward Amounts, will depend upon the portion of such certificateholder's purchase price allocable thereto. Under the REMIC regulations, each certificateholder who has an interest in the Derivative Rights must allocate its purchase price for its certificate between its undivided interest in the REMIC Regular Interest and each of its interests comprising the Derivative Rights in accordance with the relative fair market values of each of those property rights. No representation is or will be made as to the relative fair market values. Generally, payments made to certificates under the Derivative Rights will be included in income based on, and the purchase prices allocated to each such Derivative Right may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the offered certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction.

         The portions of the offered certificates treated as REMIC regular interests (but not the portions of the offered certificates consisting of the Derivative Rights) will be assets described in Section 7701(a)(19)(C) of the Code, and "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust fund with respect to which a REMIC election is made would be so treated, provided, that if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, such portions of the offered certificates will so qualify in their entirety for such calendar years. In addition, to the extent a regular interest represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that regular interest would be interest on obligations secured by interests in real property for purposes of section 856(c)(3)(B) of the Code in that proportion.

TAXATION OF CLASS R CERTIFICATES

         The Class R Certificates represent the beneficial ownership of a class of "residual interests" in one or more REMICs within the trust fund. Each holder of a Class R Certificate should refer to "Material Federal Income Tax Considerations--Taxation of Holders of Residual Interest Securities" in the prospectus for information regarding the material tax consequences of acquiring, holding and disposing of the Class R Certificates, as well as other portions of "Material Federal Income Tax Considerations" in the prospectus as they relate to holders of residual interests in a REMIC.

         The proposed regulations described in the prospectus under "Material Federal Income Tax Considerations - Inducement Fees" have since been finalized and are effective for taxable years ending on or after May 11, 2004.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions," called the "Prohibited Transactions Tax." In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that any REMIC comprising the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property, called the "Contributions Tax." None of the REMICs comprising the trust fund will accept contributions that would subject it to such tax.

         In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property held as inventory.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the master servicer's, the securities administrator's or the trustee's obligations, or the obligations of EMC, as servicer, as the case may be, under the pooling and servicing agreement or in respect of compliance with then applicable law, such tax will be borne by the master servicer, the securities administrator, the trustee or EMC, as applicable, in either case out of its own funds. In the event that either the master servicer, the securities administrator the trustee or EMC, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the relevant REMIC within the trust fund with amounts otherwise distributable to the holders of certificates in the manner provided in the pooling and servicing agreement.

         For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                                   STATE TAXES

         None of the depositor, the master servicer, the sponsor, the trustee or the securities administrator makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

         All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the master servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

         Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as amended by PTE 2000-58, and as further amended by PTE 2002-41, will generally be met with respect to the Class A Certificates, except for conditions which are dependent on facts unknown to the sponsor or which it cannot control, such as those relating to the Plan or its fiduciary. See "ERISA Considerations" in the prospectus. The subordinate certificates may not be acquired for or on behalf of a purchaser which is acquiring such certificates directly or indirectly for or on behalf of a Plan unless the proposed transfer and/or holding of a subordinate certificate and the servicing, management and operation of the trust will neither (i) result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code because any such transaction is covered under an individual or class prohibited transaction exemption including but not limited to PTE 84-14 (class exemption for plan asset transaction determined by independent qualified professional asset managers); PTE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts); PTE 91-38 (class exemption for certain transactions involving bank collective investment funds); PTE 95-60 (class exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers) ("Investor-Based Exemptions") nor (ii) give rise to any additional fiduciary duties under ERISA on the part of the master servicer, any servicer, the securities administrator or the trustee, all of which will be evidenced by representations to such effect by or on behalf of a holder of a subordinate certificate.

         Any Plan fiduciary which proposes to cause a Plan to purchase offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered certificates. Assets of a Plan should not be invested in offered certificates unless it is clear that an exemption will apply and exempt all potential prohibited transactions.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local laws, which may, to a material extent, be similar to the provisions of ERISA or Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar laws.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Greenberg Traurig, LLP, New York, New York. Greenberg Traurig, LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the depositor and the underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings pending against the depositor, the trustee, the securities administrator, the issuing entity, any 20% concentration originator, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to "The Sponsor" for a description of the legal proceedings against the sponsor.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor, the issuing entity, the underwriter, the depositor and the yield maintenance provider are affiliated parties. There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, the trustee, the securities administrator, any 10% concentration originator or the custodian. There are no affiliations between the master servicer and the trustee or among the trustee and the securities administrator, any 10% concentration originator or the custodians. Wells Fargo Bank is a greater than 10% concentration originator as well as the master servicer, securities administrator and the custodian. There are currently no business relationships, agreements, arrangements, transactions or understandings between
(a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

         Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the related trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned the ratings designated below by Standard & Poor's and Fitch.

                                          Rating
                      -----------------------------------------
      Class           Standard and Poor's               Fitch
      -----           -------------------               -----
       A-1                    AAA                        AAA
       A-2                    AAA                        AAA
       A-3                    AAA                        AAA
       M-1                     AA                        AA
       M-2                     A                          A
       M-3                    BBB                        BBB
       M-4                    BBB-                      BBB-

--------------------------------------------------------------------------------

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         The ratings do not reflect the likelihood of payment of any Basis Risk Shortfall Carry Forward Amounts or yield maintenance amount payments to any class.

         The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,
(ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in house pre acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the securities administrator's internet web site no later than one business day after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

                          REPORTS TO CERTIFICATEHOLDERS

         1. So long as the issuing entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         2. If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the securities administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- Evidence as to Compliance" and "Description of the Certificates -- Reports to Certificateholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated into this free writing prospectus by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities will also be deemed incorporated by reference into this prospectus and the related free writing prospectus.

         The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                             INDEX OF DEFINED TERMS

1-year CMT................................................................S-34
1-year LIBOR..............................................................S-35
6-month LIBOR.............................................................S-35
Applied Realized Loss Amount..............................................S-81
Basis Risk Shortfall......................................................S-81
Basis Risk Shortfall Carry Forward Amount.................................S-81
BSFP......................................................................S-92
Certificate Principal Balance.............................................S-81
Certificate Registrar......................................................S-6
Class A Certificates.......................................................S-8
Class A Principal Distribution Amount.....................................S-82
Class B-IO Certificates....................................................S-8
Class M Certificates.......................................................S-8
Class M-1 Principal Distribution Amount...................................S-82
Class M-2 Principal Distribution Amount...................................S-82
Class M-3 Principal Distribution Amount...................................S-83
Class M-4 Principal Distribution Amount...................................S-84
Class R Certificates.......................................................S-8
Clearstream...............................................................S-74
Closing Date...............................................................S-6
Code.....................................................................S-118
collateral value..........................................................S-33
Compensating Interest.....................................................S-70
Contributions Tax........................................................S-120
CSSF......................................................................S-76
Current Interest..........................................................S-84
Cut-Off Date...............................................................S-6
Depositor..................................................................S-5
Distribution Account......................................................S-68
DTC.......................................................................S-74
Due Period................................................................S-84
ERISA....................................................................S-120
Euroclear.................................................................S-74
Excess Cashflow...........................................................S-85
Excess Overcollateralization Amount.......................................S-85
Excess Spread.............................................................S-85
Exemption................................................................S-121
Extra Principal Distribution Amount.......................................S-85
final scheduled distribution date........................................S-106
Financial Intermediary....................................................S-74
First Lien Home Mortgage Loans............................................S-41
Fiscal Quarter............................................................S-98
Fitch.....................................................................S-12
hybrid mortgage loans......................................................S-6
Insurance Proceeds........................................................S-85
interest adjustment date..................................................S-34
Interest Carry Forward Amount.............................................S-85
Interest Funds............................................................S-85
interest rate cap..........................................................S-9

Issuing Entity.............................................................S-6
LIBOR business day........................................................S-92
Liquidation Proceeds......................................................S-86
Loan Stores...............................................................S-41
Master Servicer............................................................S-5
MOM loan..................................................................S-38
net mortgage rate.........................................................S-91
offered certificates......................................................S-74
One-Month LIBOR...........................................................S-90
optional termination date............................................S-9, S-97
Originators................................................................S-5
Overcollateralization Amount..............................................S-86
Overcollateralization Floor...............................................S-86
Paying Agent...............................................................S-6
Plan......................................................................S-12
Plan Asset Regulations...................................................S-121
Plan(s)..................................................................S-121
Pooling and Servicing Agreement............................................S-6
Prepayment Interest Shortfall.............................................S-70
Prepayment Period.........................................................S-86
Principal Distribution Amount.............................................S-86
Principal Funds...........................................................S-87
Prohibited Transactions Tax..............................................S-120
Projected Principal Balances..............................................S-93
PTE......................................................................S-121
Realized Loss.............................................................S-87
Reference Banks...........................................................S-92
Relief Act................................................................S-87
Remaining Excess Spread...................................................S-87
residual certificates.....................................................S-74
residual interest.........................................................S-12
Rules.....................................................................S-74
Securities Administrator...................................................S-6
senior certificates.......................................................S-74
Servicers..................................................................S-5
servicing agreements......................................................S-59
SMMEA....................................................................S-124
Specified Overcollateralization Amount....................................S-87
Sponsor....................................................................S-5
Standard & Poor's.........................................................S-12
Stated Principal Balance..................................................S-88
Stepdown Date.............................................................S-88
Strike Price..............................................................S-93
subordinate certificates..................................................S-74
Subsequent Recovery.......................................................S-90
Tax Counsel..............................................................S-118
The Certificates...........................................................S-5
Trigger Event.............................................................S-88
Trustee....................................................................S-6
underwriter..............................................................S-121
Unpaid Applied Realized Loss Amount.......................................S-89

VRU.......................................................................S-63
Yield Maintenance Account.................................................S-93
yield maintenance agreements..............................................S-11
Yield Maintenance Provider.................................................S-6

                                                                      SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

     The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance as of May 1, 2006.


             Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                      Aggregate Scheduled
                                       Number of       Principal Balance
                                       Mortgage      Outstanding as of Cut-  % of Mortgage
    Mortgage Rates (%)                   Loans            off Date              Pool
   ----------------------------       ------------    --------------------    ------------
          0.000     -  3.500               3             $     411,286              0.13 %
          3.501     -  4.000              10                 3,094,159              0.95
          4.001     -  4.500              17                 4,152,184              1.27
          4.501     -  5.000              80                20,284,443              6.23
          5.001     -  5.500             172                41,797,050             12.83
          5.501     -  6.000             361                71,996,600             22.11
          6.001     -  6.500             335                57,375,595             17.62
          6.501     -  7.000             319                48,449,807             14.88
          7.001     -  7.500             244                36,832,158             11.31
          7.501     -  8.000             134                11,868,674              3.64
          8.001     -  8.500              83                 6,935,798              2.13
          8.501     -  9.000              46                 5,154,632              1.58
          9.001     -  9.500              44                 3,929,555              1.21
          9.501     -  10.000             34                 3,535,922              1.09
          10.001    -  10.500             27                 2,158,087              0.66
          10.501    -  11.000             42                 2,209,661              0.68
          11.001    -  11.500             23                 1,165,527              0.36
          11.501    -  12.000             27                 1,468,504              0.45
          12.001    -  12.500             16                   786,658              0.24
          12.501    -  13.000             19                 1,138,154              0.35
          13.001    -  13.500             15                   624,319              0.19
          13.501    -  14.000              4                   172,712              0.05
          14.001    -  14.500              1                    15,447                 -
          14.501    -  15.000              1                    58,927              0.02
          15.001    -  15.500              1                    25,496              0.01
          16.001    +                      1                    32,982              0.01
                                       --------------------------------------------------
     Total                             2,059             $ 325,674,338            100.00 %
                                       ==================================================


     As of the cut-off date, the weighted average mortgage rate of the mortgage loans in the total portfolio was approximately 6.492% per annum.

            Original Combined-Loan-to-Value Ratios of Total Portfolio


                                                     Aggregate Scheduled
           Original Combined           Number of      Principal Balance
             Loan-to-Value             Mortgage      Outstanding as of Cut-   % of Mortgage
               Ratios(%)                Loans             off Date                 Pool
          ------------------           ---------     --------------------     -------------
          0.01      -  10.00               2             $       168,254            0.05 %
          10.01     -  20.00               2                     113,665            0.03
          20.01     -  30.00              23                   2,822,969            0.87
          30.01     -  40.00              28                   7,656,389            2.35
          40.01     -  50.00              60                  11,146,213            3.42
          50.01     -  60.00              75                  16,589,743            5.09
          60.01     -  70.00             179                  32,544,538            9.99
          70.01     -  80.00             652                 131,285,265           40.31
          80.01     -  90.00             383                  52,545,716           16.13
          90.01     -  100.00            564                  61,677,136           18.94
          100.01    -  110.00             80                   8,086,541            2.48
          110.01    -  120.00              7                     813,136            0.25
          120.01       or greater          4                     224,774            0.07
                                    -----------------------------------------------------
            Total                      2,059             $   325,674,338          100.00 %
                                    =====================================================

     As  of  the  cut-off  date,   the  weighted   average   original   combined
loan-to-value   ratio  of  the  mortgage  loans  in  the  total   portfolio  was
approximately 79.21%.

      Scheduled Principal Balances of the Mortgage Loans in Total Portfolio




                                                     Aggregate Scheduled
                                        Number of     Principal Balance
           Scheduled Principal          Mortgage     Outstanding as of Cut-   % of Mortgage
              Balance (%)                Loans            off Date                 Pool
          ---------------------         ---------     --------------------    -------------
          1         -  50,000            344             $  11,156,320              3.43 %
          50,001    -  100,000           579                42,890,016             13.17
          100,001   -  150,000           419                52,409,432             16.09
          150,001   -  200,000           242                42,095,630             12.93
          200,001   -  250,000           128                28,478,767              8.74
          250,001   -  300,000            95                26,031,490              7.99
          300,001   -  350,000            79                25,801,845              7.92
          350,001   -  400,000            41                15,318,643              4.70
          400,001   -  450,000            26                11,105,392              3.41
          450,001   -  500,000            31                14,704,266              4.52
          500,001   -  550,000            14                 7,401,709              2.27
          550,001   -  600,000            17                 9,667,684              2.97
          600,001   -  650,000             7                 4,457,683              1.37
          650,001   -  700,000             8                 5,430,143              1.67
          700,001   -  750,000             6                 4,361,807              1.34
          750,001      or greater         23                24,363,510              7.48
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================


     As of the cut-off date, the average scheduled principal balance of the mortgage loans in the total portfolio was approximately $158,171.12


                                      A-2



             Credit Scores of the Mortgage Loans in Total Portfolio*


                                                     Aggregate Scheduled
                                       Number of      Principal Balance
       Range of                        Mortgage     Outstanding as of Cut-    % of Mortgage
     Credit Scores                      Loans             off Date                Pool
   -----------------------            ---------     ---------------------     -------------
          1         -  500               149             $  18,605,133              5.71 %
          501       -  520               114                12,894,712              3.96
          521       -  540               123                15,958,695              4.90
          541       -  560                98                11,980,860              3.68
          561       -  580               102                14,232,012              4.37
          581       -  600                95                13,703,227              4.21
          601       -  620                87                11,724,606              3.60
          621       -  640               111                16,173,829              4.97
          641       -  660               118                17,458,342              5.36
          661       -  680               151                24,590,203              7.55
          681       -  700               170                26,030,153              7.99
          701       -  720               152                30,979,589              9.51
          721       -  740               148                23,587,356              7.24
          741       -  760               145                26,519,703              8.14
          761       -  780               154                28,319,261              8.70
          781       -  800               109                24,956,594              7.66
          801       +                     33                 7,960,063              2.44
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================

     As of the cut-off date, the weighted average credit score of the mortgage loans in the total portfolio for which credit scores are available is approximately 666.

     *Based upon the most recently available data.


                                      A-3


       Geographic Distribution of the Mortgaged Properties in Total Portfolio

                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                       Mortgage     Outstanding as of Cut-    % of Mortgage
   Georgaphic Distribution              Loans             off Date                Pool
   -------------------------          ---------     ---------------------     -------------
          Alabama                         30             $   2,470,489              0.76 %
          Alaska                           3                   497,816              0.15
          Arizona                         93                12,068,804              3.71
          Arkansas                        12                 1,039,538              0.32
          California                     173                53,432,410             16.41
          Colorado                        37                 5,277,217              1.62
          Connecticut                     19                 4,048,958              1.24
          Delaware                         1                    22,013              0.01
          District of Columbia             6                 1,393,198              0.43
          Florida                        215                38,360,419             11.78
          Georgia                        112                17,347,257              5.33
          Hawaii                           1                   103,056              0.03
          Idaho                           13                 1,019,586              0.31
          Illinois                        66                10,313,165              3.17
          Indiana                         53                 4,977,722              1.53
          Iowa                            15                 1,419,902              0.44
          Kansas                          10                   895,453              0.27
          Kentucky                        16                 1,549,014              0.48
          Louisiana                       35                 4,590,755              1.41
          Maine                            7                   695,807              0.21
          Maryland                        47                 8,765,636              2.69
          Massachusetts                   19                 4,231,763              1.30
          Michigan                        55                 6,552,703              2.01
          Minnesota                       31                 4,463,988              1.37
          Mississippi                     25                 2,231,229              0.69
          Missouri                        38                 4,112,664              1.26
          Montana                          6                   690,304              0.21
          Nebraska                         7                   596,184              0.18
          Nevada                          63                 9,449,364              2.90
          New Hampshire                    6                   847,751              0.26
          New Jersey                      84                19,435,278              5.97
          New Mexico                      24                 2,553,800              0.78
          New York                       106                22,369,367              6.87
          North Carolina                  98                14,116,743              4.33
          North Dakota                     4                   366,779              0.11
          Ohio                            71                 5,103,608              1.57
          Oklahoma                         7                   925,131              0.28
          Oregon                          26                 4,783,545              1.47
          Pennsylvania                    49                 5,480,107              1.68
          Rhode Island                     4                   615,107              0.19
          South Carolina                  52                 5,556,115              1.71
          South Dakota                     4                   280,819              0.09
          Tennessee                       29                 2,281,161              0.70
          Texas                          129                16,035,401              4.92
          Utah                            12                 1,325,376              0.41
          Vermont                          5                   783,770              0.24
          Virginia                        48                 7,630,797              2.34
          Washington                      66                 9,610,895              2.95
          West Virginia                    7                   550,599              0.17
          Wisconsin                       18                 2,085,686              0.64
          Wyoming                          2                   320,087              0.10
                                    -----------------------------------------------------
          Total                        2,059             $ 325,674,338            100.00 %
                                    =====================================================

                                      A-4


          Property Types of the Mortgaged Properties in Total Portfolio


                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                       Mortgage     Outstanding as of Cut-    % of Mortgage
        Property Type                    Loans             off Date               Pool
   -------------------------          ---------     ---------------------     -------------
          2-4 Family                      96             $  18,098,803              5.56 %
          CO-OP                            7                 1,275,474              0.39
          Condominium                    161                27,956,081              8.58
          PUD                            250                57,775,706             17.74
          Single Family                1,528               218,659,653             67.14
          Townhouse                       17                 1,908,621              0.59
                                    ------------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================



          Occupancy Status of Mortgaged Properties in Total Portfolio*



                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                       Mortgage     Outstanding as of Cut-    % of Mortgage
      Occupancy Status                   Loans            off Date                Pool
   -------------------------          ---------     ---------------------     -------------
          Investor                       282             $  30,843,877              9.47 %
          Owner Occupied               1,661               275,609,939             84.63
          Second Home                    116                19,220,522              5.90
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================


     *Based upon representations of the related mortgagors at the time of origination.



                                      A-5



   Remaining Terms to Stated Maturity of the Mortgage Loans in Total Portfolio



                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                       Mortgage     Outstanding as of Cut-    % of Mortgage
     Stated Remaining Term              Loans             off Date                Pool
   ---------------------------        ---------     --------------------      -------------
          1         -      48              8                 $ 883,021              0.27 %
          49        -      60              2                   335,064              0.10
          61        -     120             16                   484,099              0.15
          121       -     180            311                24,492,349              7.52
          181       -     240             77                 6,752,118              2.07
          241       -     300             90                 8,130,858              2.50
          301       -     360          1,544               279,962,312             85.96
          361          or greater         11                 4,634,517              1.42
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================

     As of the cut-off date, the weighted average  remaining months to scheduled maturity of the mortgage  loans in the total  portfolio  was  approximately  328 months.

              Loan Purpose of the Mortgage Loans in Total Portfolio

                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                       Mortgage     Outstanding as of Cut-    % of Mortgage
           Loan Purpose                 Loans             off Date                Pool
     -----------------------          ---------     --------------------      -------------

          Cash Out Refinance             545             $  91,201,483             28.00 %
          Other                            1                    25,559              0.01
          Purchase                     1,170               171,363,522             52.62
          Rate/Term Refinance            343                63,083,774             19.37
                                    ----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    ====================================================



                                      A-6


         Maximum Mortgage Rates of the Mortgage Loans in Total Portfolio

                                                     Aggregate Scheduled
                                       Number of      Principal Balance
     Maximum Mortgage Interest          Mortgage     Outstanding as of Cut-   % of Mortgage
     Rate (%)                            Loans             off Date               Pool
   -------------------------          ---------     --------------------      ------------
          0.000     -  11.000            257             $  77,651,927.78          23.84 %
          11.001    -  11.500             43                 9,789,313              3.01
          11.501    -  12.000             70                19,832,439              6.09
          12.001    -  12.500             24                 4,469,767              1.37
          12.501    -  13.000             33                 5,893,096              1.81
          13.001    -  13.500             31                 4,984,954              1.53
          13.501    -  14.000             29                 3,639,648              1.12
          14.001    -  14.500             28                 3,016,371              0.93
          14.501    -  15.000             23                 3,224,302              0.99
          15.001    -  15.500             17                 1,708,796              0.52
          15.501    -  16.000             10                 1,021,324              0.31
          16.001    -  16.500              5                   473,997              0.15
          16.501    -  17.000              5                   439,957              0.14
          18.001    +                      4                   344,587              0.11
          FIXED                        1,480               189,183,857             58.09
                                    ------------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    ======================================================


As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 11.276% per annum.


         Minimum Mortgage Rates of the Mortgage Loans in Total Portfolio



                                                     Aggregate Scheduled
                                       Number of      Principal Balance
     Minimum Mortgage Interest          Mortgage     Outstanding as of Cut-   % of Mortgage
     Rate (%)                            Loans             off Date               Pool
   -------------------------          ---------     --------------------      ------------
          0.000     -  3.000             353             $  96,966,020             29.77 %
          3.001     -  3.500              78                19,690,983              6.05
          3.501     -  4.000               6                 1,191,855              0.37
          4.001     -  4.500               8                 1,183,165              0.36
          4.501     -  5.000              19                 2,906,436              0.89
          5.001     -  5.500              15                 2,435,853              0.75
          5.501     -  6.000              16                 1,966,350              0.60
          6.001     -  6.500              15                 2,020,071              0.62
          6.501     -  7.000              20                 2,471,067              0.76
          7.001     -  7.500              15                 2,081,102              0.64
          7.501     -  8.000              10                 1,066,840              0.33
          8.001     -  8.500              11                 1,254,316              0.39
          8.501     -  9.000               6                   757,392              0.23
          9.001     -  9.500               5                   399,361              0.12
          9.501     -  10.000              2                    99,669              0.03
          FIXED                        1,480               189,183,857             58.09
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total portfolio was approximately 3.159% per annum.


                                      A-7

             Gross Margins of the Mortgage Loans in Total Portfolio


                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                        Mortgage     Outstanding as of Cut-   % of Mortgage
          Gross Margin (%)               Loans             off Date               Pool
   -------------------------          ---------     --------------------      ------------
          0.001     -  2.500             179             $  49,192,888             15.10 %
          2.501     -  3.000             182                49,554,155.92          15.22
          3.001     -  3.500              78                19,690,983.46           6.05
          3.501     -  4.000               7                 1,415,116              0.43
          4.001     -  4.500               7                   983,460              0.30
          4.501     -  5.000              22                 3,262,414              1.00
          5.001     -  5.500              17                 2,596,905              0.80
          5.501     -  6.000              17                 2,021,964              0.62
          6.001     -  6.500              20                 2,832,187              0.87
          6.501     -  7.000              13                 1,116,921              0.34
          7.001     -  7.500              11                 1,149,359              0.35
          7.501     -  8.000              10                 1,066,142              0.33
          8.001        or greater         16                 1,607,986              0.49
          FIXED                        1,480               189,183,857             58.09
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    =====================================================


As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total portfolio was approximately 3.074% per annum.


 Months to Next Interest Rate Adjustment of the Mortgage Loans in Total Portfolio


                                                     Aggregate Scheduled
                                       Number of      Principal Balance
    Months to Next Interest Rate        Mortgage     Outstanding as of Cut-   % of Mortgage
          Adjustment                      Loans             off Date              Pool
   -----------------------------        ---------     --------------------    --------------
                0 - 12                   234             $  52,759,079             16.20 %
               13 - 24                   105                18,318,347              5.62
               25 - 36                    42                11,444,505              3.51
               37 - 48                    50                15,187,446              4.66
               49 - 60                    88                21,900,791              6.72
               61 - 72                    11                 3,209,236              0.99
               73 - 84                    23                 5,952,271              1.83
               85 - 96                     3                   391,478              0.12
               97 +                       23                 7,327,327              2.25
            FIXED                      1,480               189,183,857             58.09
                                    -----------------------------------------------------
            Total                      2,059             $ 325,674,338            100.00 %
                                    ====================================================

As of the cut-off date, the weighted average months to roll of the adjustable rate mortgage loans in the total portfolio was approximately 30 months.



          Interest Only Status of the Mortgage Loans in Total Portfolio


                                                     Aggregate Scheduled
                                       Number of      Principal Balance
                                        Mortgage     Outstanding as of Cut-   % of Mortgage
    Interest Only                         Loans            off Date               Pool
   -----------------------------       ---------     --------------------    --------------
          10 Year Interest Only          134             $  27,138,919             8.33 %
          2 Year Interest Only             2                   616,386             0.19
          3 Year Interest Only             6                 1,662,650             0.51
          5 Year Interest Only            75                29,521,304             9.06
          7 Year Interest Only            10                 2,554,378             0.78
          Non Interest Only            1,832               264,180,701            81.12
                                    ----------------------------------------------------
            Total                      2,059             $ 325,674,338           100.00 %
                                    ====================================================

                                                                      SCHEDULE B

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES

                CLASS A CERTIFICATES YIELD MAINTENANCE AGREEMENT


              Distribution Date in:                 Projected Principal Balance
              --------------------                  ---------------------------
              June 2006                                   $283,337,000.00
              July 2006                                    277,799,210.05
              August 2006                                  272,357,848.48
              September 2006                               267,010,676.24
              October 2006                                 261,756,741.07
              November 2006                                256,593,460.19
              December 2006                                251,519,297.88
              January 2007                                 246,531,932.84
              February 2007                                241,629,967.95
              March 2007                                   236,811,130.31
              April 2007                                   232,074,181.07
              May 2007                                     227,417,674.94
              June 2007                                    222,839,268.54
              July 2007                                    218,337,674.07
              August 2007                                  213,911,404.55
              September 2007                               209,559,260.00
              October 2007                                 205,281,901.53
              November 2007                                201,075,449.83
              December 2007                                196,939,125.60
              January 2008                                 192,870,821.50
              February 2008                                188,868,509.44
              March 2008                                   184,933,074.72
              April 2008                                   181,059,542.06
              May 2008                                     177,247,707.03
              June 2008                                    173,494,719.77
              July 2008                                    169,803,478.29
              August 2008                                  166,173,050.29
              September 2008                               162,599,507.47
              October 2008                                 159,082,679.51
              November 2008                                155,608,062.31
              December 2008                                152,187,675.03
              January 2009                                 148,822,934.17
              February 2009                                145,513,931.73
              March 2009                                   142,260,207.89
              April 2009                                   139,060,755.41
              May 2009                                     135,914,174.09
              June 2009                                    132,816,430.33
              July 2009                                    129,770,225.49
              August 2009                                  126,773,292.04
              September 2009                               123,245,967.15
              October 2009                                 120,396,196.14
              November 2009                                118,296,215.63

              Distribution Date in:                 Projected Principal Balance
              --------------------                  ---------------------------
              December 2009                                116,230,076.13
              January 2010                                 114,194,735.44
              February 2010                                112,192,606.19
              March 2010                                   110,222,756.05
              April 2010                                   108,285,959.71
              May 2010                                     106,382,557.68
              June 2010                                    104,508,521.46
              July 2010                                    102,666,222.62
              August 2010                                  100,855,117.11
              September 2010                                99,071,789.49
              October 2010                                  97,318,308.11
              November 2010                                 95,593,595.85
              December 2010                                 93,896,798.88
              January 2011                                  92,229,151.75
              February 2011                                 90,590,246.94
              March 2011                                    88,979,595.56
              April 2011                                    87,396,736.88
              May 2011                                      85,841,202.86
              June 2011                                     84,312,524.02
              July 2011                                     82,810,238.58
              August 2011                                   81,333,909.80
              September 2011                                79,883,101.00
              October 2011                                  78,457,378.90
              November 2011                                 77,056,307.31
              December 2011                                 75,679,459.61
              January 2012                                  74,326,392.12
              February 2012                                 72,996,731.24
              March 2012                                    71,690,088.56
              April 2012                                    70,405,843.74
              May 2012                                      69,143,870.24
              June 2012                                     67,903,772.81
              July 2012                                     66,685,181.56
              August 2012                                   65,488,117.00
              September 2012                                64,311,830.50
              October 2012                                  63,155,967.89
              November 2012                                 62,020,176.50
              December 2012                                 60,904,110.71
              January 2013                                  59,807,022.01
              February 2013                                 58,728,990.79
              March 2013                                    57,669,712.77
              April 2013                                    56,628,900.37
              May 2013                                      55,606,233.68
              June 2013                                     54,601,377.25
              July 2013                                     53,614,031.21
              August 2013                                   52,643,908.37
              September 2013                                51,690,708.51
              October 2013                                  50,754,135.04
              November 2013                                 49,833,903.14
              December 2013                                 48,929,708.31

              Distribution Date in:                 Projected Principal Balance
              --------------------                  ---------------------------
              January 2014                                  48,041,235.69
              February 2014                                 47,168,242.09
              March 2014                                    46,310,482.22
              April 2014                                    45,467,697.47
              May 2014                                      44,639,647.98
              June 2014                                     43,826,050.08
              July 2014                                     43,024,886.93
              August 2014                                   42,237,753.27
              September 2014                                41,464,395.71
              October 2014                                  40,704,668.53
              November 2014                                 39,958,181.14
              December 2014                                 39,224,773.50
              January 2015                                  38,503,187.63
              February 2015                                 37,794,091.44
              March 2015                                    37,097,470.08
              April 2015                                    36,412,753.06
              May 2015                                      35,740,036.97
              June 2015                                     35,079,070.37
              July 2015                                     34,429,733.92
              August 2015                                   33,790,232.93
              September 2015                                33,161,524.21
              October 2015                                  32,543,218.42
              November 2015                                 31,935,785.29
              December 2015                                 31,338,823.82
              January 2016                                  30,752,276.50
              February 2016                                 30,176,066.36
              March 2016                                    29,610,072.55
              April 2016                                    29,054,119.30
              May 2016                                      28,508,030.55
              June 2016                                     27,971,636.98
              July 2016                                     27,444,761.69
              August 2016                                   26,927,229.90
              September 2016                                26,418,878.32
              October 2016                                  25,919,542.96
              November 2016                                 25,429,073.64
              December 2016                                 24,947,322.41
              January 2017                                  24,474,147.63

                CLASS M CERTIFICATES YIELD MAINTENANCE AGREEMENT
                ------------------------------------------------

                    Distribution Date in:            Projected Principal Balance
                    --------------------             ---------------------------
                    June 2006                               $31,590,000.00
                    July 2006                                31,590,000.00
                    August 2006                              31,590,000.00
                    September 2006                           31,590,000.00
                    October 2006                             31,590,000.00
                    November 2006                            31,590,000.00
                    December 2006                            31,590,000.00
                    January 2007                             31,590,000.00
                    February 2007                            31,590,000.00
                    March 2007                               31,590,000.00
                    April 2007                               31,590,000.00
                    May 2007                                 31,590,000.00
                    June 2007                                31,590,000.00
                    July 2007                                31,590,000.00
                    August 2007                              31,590,000.00
                    September 2007                           31,590,000.00
                    October 2007                             31,590,000.00
                    November 2007                            31,590,000.00
                    December 2007                            31,590,000.00
                    January 2008                             31,590,000.00
                    February 2008                            31,590,000.00
                    March 2008                               31,590,000.00
                    April 2008                               31,590,000.00
                    May 2008                                 31,590,000.00
                    June 2008                                31,590,000.00
                    July 2008                                31,590,000.00
                    August 2008                              31,590,000.00
                    September 2008                           31,590,000.00
                    October 2008                             31,590,000.00
                    November 2008                            31,590,000.00
                    December 2008                            31,590,000.00
                    January 2009                             31,590,000.00
                    February 2009                            31,590,000.00
                    March 2009                               31,590,000.00
                    April 2009                               31,590,000.00
                    May 2009                                 31,590,000.00
                    June 2009                                31,590,000.00
                    July 2009                                31,590,000.00
                    August 2009                              31,590,000.00
                    September 2009                           31,590,000.00
                    October 2009                             31,562,809.06
                    November 2009                            31,012,282.66
                    December 2009                            30,470,627.96
                    January 2010                             29,937,047.41
                    February 2010                            29,412,173.49
                    March 2010                               28,895,761.79
                    April 2010                               28,388,015.40

                    Distribution Date in:            Projected Principal Balance
                    --------------------             ---------------------------
                    May 2010                                 27,889,023.60
                    June 2010                                27,397,730.28
                    July 2010                                26,914,757.16
                    August 2010                              26,439,961.61
                    September 2010                           25,972,448.26
                    October 2010                             25,512,759.34
                    November 2010                            25,060,612.46
                    December 2010                            24,615,783.80
                    January 2011                             24,178,596.99
                    February 2011                            23,748,945.22
                    March 2011                               23,326,700.31
                    April 2011                               22,911,741.46
                    May 2011                                 22,503,946.00
                    June 2011                                22,103,190.81
                    July 2011                                21,709,354.89
                    August 2011                              21,322,323.69
                    September 2011                           20,941,982.77
                    October 2011                             20,568,218.51
                    November 2011                            20,200,916.57
                    December 2011                            19,839,965.13
                    January 2012                             19,485,247.86
                    February 2012                            19,136,666.80
                    March 2012                               18,794,120.17
                    April 2012                               18,457,445.29
                    May 2012                                 18,126,609.02
                    June 2012                                17,801,507.73
                    July 2012                                17,482,044.46
                    August 2012                              17,168,224.57
                    September 2012                           16,859,851.82
                    October 2012                             16,556,833.35
                    November 2012                            16,259,076.72
                    December 2012                            15,966,491.29
                    January 2013                             15,678,880.88
                    February 2013                            15,396,266.51
                    March 2013                               15,118,568.45
                    April 2013                               14,845,711.30
                    May 2013                                 14,577,611.20
                    June 2013                                14,314,180.19
                    July 2013                                14,055,339.65
                    August 2013                              13,801,014.32
                    September 2013                           13,551,125.49
                    October 2013                             13,305,595.41
                    November 2013                            13,064,349.37
                    December 2013                            12,827,307.59
                    January 2014                             12,594,387.50
                    February 2014                            12,365,525.38
                    March 2014                               12,140,656.89
                    April 2014                               11,919,714.24
                    May 2014                                 11,702,634.56

                    Distribution Date in:            Projected Principal Balance
                    --------------------             ---------------------------
                    June 2014                                11,489,343.47
                    July 2014                                11,279,312.27
                    August 2014                              11,072,958.99
                    September 2014                           10,870,217.21
                    October 2014                             10,671,048.78
                    November 2014                            10,475,351.24
                    December 2014                            10,283,082.66
                    January 2015                             10,093,913.25
                    February 2015                             9,908,018.11
                    March 2015                                9,725,393.34
                    April 2015                                9,545,889.41
                    May 2015                                  9,369,531.59
                    June 2015                                 9,196,254.00
                    July 2015                                 9,026,025.34
                    August 2015                               8,858,375.14
                    September 2015                            8,693,554.20
                    October 2015                              8,531,460.48
                    November 2015                             8,372,217.10
                    December 2015                             8,215,718.97
                    January 2016                              8,061,950.98
                    February 2016                             7,910,892.96
                    March 2016                                7,762,513.24
                    April 2016                                7,616,765.73
                    May 2016                                  7,473,604.27
                    June 2016                                 7,332,984.48
                    July 2016                                 7,194,859.97
                    August 2016                               7,059,184.96
                    September 2016                            6,925,916.59
                    October 2016                              6,795,011.89
                    November 2016                             6,666,431.51
                    December 2016                             6,540,136.64
                    January 2017                              6,416,090.16

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator, the Paying Agent nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sponsor's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

         o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

         o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

         o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

         o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

         o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or a Form W-8BEN or Form W-8ECI filer, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

         o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.